As filed with the Securities and Exchange Commission on May 4, 2026

Registration No. 333-[        ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dreamland Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	8741	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o No. 5, 17th Floor

PeakCastle, No. 476 Castle Peak Road

Cheung Sha Wan

Kowloon, Hong Kong

Tel: (852) 5628 6281

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kyle Leung, Esq.

Concord & Sage PC

1360 Valley Vista Dr Suite 140

Diamond Bar, CA 91765
Tel: 929-989-7572

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Investor cannot sell these securities until the registration statement that we have filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 4, 2026

Dreamland Limited

18,000,000 Class A Ordinary Shares

This prospectus relates to offer and sale from time to time by Hudson Global Ventures, LLC, a Nevada limited liability company (“Investor”) of our Class A ordinary shares, par value $0.00005 each (the “Class A Ordinary Shares”), up to $18,000,000 of Class A Ordinary Shares (the “ELOC Shares”), that may be issued by us to the Investor pursuant to an equity purchase agreement, dated as of December 3, 2025, by and between us and the Investor (the “ELOC Purchase Agreement”) establishing a committed equity facility (the “Facility” or “Equity Line of Credit”). Such shares of our Class A Ordinary Shares include up to (i) 17,852,797 Class A Ordinary Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from and after the commencement date under the ELOC Purchase Agreement, and, subject to applicable stock exchange rules, and (ii) 147,203 Class A Ordinary Shares issuable to the Investor as commitment shares under the ELOC Purchase Agreement (assuming a value of $1.13 per Class A Ordinary Share, being the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on April 29, 2026).

The actual number of our ELOC Shares issuable will vary depending on the then-current market price of Class A Ordinary Shares sold to the Investor under the ELOC Purchase Agreement, but will not exceed the number set forth in the preceding sentences unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”).

We are registering the ELOC Shares on behalf of the Investor, to be offered and sold by it from time to time. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the ELOC Shares by the Investor. However, we may receive up to, but no more than $18,000,000 in gross proceeds, out of the entire $18,000,000 facility, in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of the ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. However, the actual proceeds from the Investor may be less than this amount depending on the number of shares of our Class A Ordinary Shares sold and the price at which the shares of our Class A Ordinary Shares are sold. The purchase price per share that the Investor will pay for shares of Class A Ordinary Shares purchased from us under the ELOC Purchase Agreement will fluctuate based on the market price of our shares at the time we elect to sell shares to the Investor and, further, to the extent that the Company sells shares of Class A Ordinary Shares under the ELOC Purchase Agreement, substantial amounts of shares could be issued and resold, which would cause dilution and may impact the Company’s stock price. See “Plan of Description” for a description of the ELOC Purchase Agreement and the Facility and “Selling Shareholder” for additional information regarding the Investor.

The Investor may offer, sell or distribute all or a portion of the ELOC Shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these ELOC Shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of the Investor. The Investor is an underwriter under the Securities Act and will pay or assume any discounts, commissions or concessions received by them except as set forth in the ELOC Purchase Agreement. Although the Investor is obligated to purchase our ELOC Shares under the terms of the ELOC Purchase Agreement to the extent we choose to sell such ELOC Shares to it (subject to certain conditions), there can be no assurances that the Investor will sell any or all of the ELOC Shares purchased under the ELOC Purchase Agreement pursuant to this prospectus.

Sales of a substantial number of our shares of Class A Ordinary Shares in the public market by the Investor and/or by our other existing securityholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. See “Risk Factors - The sale of a substantial amount of ELOC Shares in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.”.

All the securities offered in this prospectus by the Investor may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Investor may still experience a positive rate of return on the securities they purchased due to the price at which such Investor initially purchased the securities.

This prospectus describes the general manner in which the ELOC Shares may be offered and sold by the Investor. If necessary, the specific manner in which the ELOC Shares may be offered and sold will be described in a supplement to this prospectus. Any such prospectus supplement may also add, update or change information in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement carefully before you invest. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Given the relative lack of liquidity in our shares, sales of our Class A Ordinary Shares under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities. Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “TDIC.” On April 29, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was approximately $1.13 per share.

On November 26, 2025, we received a notice from Nasdaq that we were not in compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) as the minimum bid price of our Class A Ordinary Shares had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had until May 26, 2026 (the “Compliance Period”) to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our Class A Ordinary Shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the Compliance Period. In the event we do not regain compliance with the Minimum Bid Price Requirement by May 26, 2026, the Company may be eligible for an additional 180 calendar day compliance period, provided that on the 180th day of the Compliance Period, it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the extended compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (as may be extended), our Class A Ordinary Shares will become subject to delisting.

On April 20, 2026, the Company effected a 1-for-5 reverse stock split of its then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares (the “Reverse Stock Split”). The par value of the shares therefore changed to US$0.00005 per share, respectively. No fractional shares were issued; any fractional shares were rounded up to the nearest whole share. . As of the date of this prospectus, the closing bid price of our Class A Ordinary Shares has continuously been maintained above $1.00 for consecutive 9 days. We have until May 26, 2026 to regain compliance. There can be no assurance that the reverse stock split will result in a sustained increase in the market price of our Class A Ordinary Shares or that we will regain compliance within the prescribed period (or at all). If we fail to regain compliance by May 26, 2026 (or any extended compliance period for which we may be eligible), our Class A Ordinary Shares will become subject to delisting from the Nasdaq Capital Market. A delisting would materially reduce the liquidity and market price of our Class A Ordinary Shares, impair our ability to raise additional capital, and could result in the loss of your investment.

Investing in our Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus before making a decision to purchase our securities.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and as such, may elect to comply with reduced public company reporting requirements. See “Prospectus Summary - Implications of Our Being an Emerging Growth Company” and “Prospectus Summary - Implications of Our Being a Foreign Private Issuer Status”.

The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the basic policies of the People’s Republic of China (including Hong Kong Special Administrative Region and Macao Special Administrative Region, except references to specific laws or regulations in the People’s Republic of China within this Registration Statement shall exclude Hong Kong Special Administrative Region and Macao Special Administrative Region), or PRC or China, regarding Hong Kong. Pursuant to the Basic Law, national laws adopted by the PRC shall generally not be applied in Hong Kong, except for several specific circumstances relating to the national flag, national anthem, and diplomatic privileges and immunities. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau. There is a risk that there be a change in these policies, which could result in a material change in our operations and/or the value of the Class A Ordinary Shares we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such Class A Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the government of mainland China initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. In addition, due to long arm provisions under the current laws and regulations of mainland China, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain permissions or approvals from the authorities of mainland China to operate our business or to list our securities on the U.S. exchanges and offer securities.

We do not expect to be subject to the cybersecurity review by the China Securities Regulatory Commission, or CSRC, and the Cyberspace Administration of China, or CAC, in relation to this offering, given that: (1) Trendic is incorporated in Hong Kong and is located in Hong Kong; it is not a PRC domestic company, (2) we have no subsidiary, variable interest entity, or VIE, structure or any direct operations in mainland China, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or Basic Law, which is the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). Because our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. However, in light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering. We may become subject to PRC laws or Hong Kong regulations relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties, which may materially and adversely affect our financial condition. In addition, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how any such regulatory measures will be interpreted or implemented. See more detailed discussion of this risk factor on page 18 of this prospectus. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. See “Risk Factors — Risks Relating to Doing Business in Hong Kong” beginning on page 47 of this prospectus.

We do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this offering as we do not believe that Trendic would be deemed to be an “Operator” on the basis that (i) Trendic is incorporated in Hong Kong and is not a PRC domestic company. It operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, Trendic has in aggregate collected and stored personal information of less than one million users, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (iii) all of the data Trendic has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, Trendic has not been informed by any PRC governmental authority of any requirement that it should file for a cybersecurity review or a CSRC review. An “Operator” is required to file for cybersecurity review before listing in the United States.

We also do not expect to be subject to the Trial Administrative Measures of Overseas Securities Issuance and Listing by Domestic Enterprises of the PRC, or the Trial Overseas Listing Measures, in relation to this offering. On February 17, 2023, the CSRC promulgated a circular on the Administrative Arrangements for Filing of Securities offering and Listing By Domestic Companies and released a set of new regulations which include the Trial Administrative Measures of Overseas Securities offering and Listing by Domestic Companies, or the Trial Overseas Listing Measures, and five supporting guidelines. The Trial Overseas Listing Measures do not apply to us because we are not a PRC domestic company. See “Prospectus Summary - Recent Regulatory Developments in the PRC” in this prospectus for details.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. None of our business activities appears to be within the immediate targeted areas of concern by the Chinese government. For more details, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” — We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations” on page 48 of this prospectus.

Our business is primarily conducted through our wholly-owned subsidiary, Trendic, in Hong Kong. We will rely on dividends paid by that subsidiary as well as the intermediary wholly owned subsidiary incorporated in the British Virgin Islands, or BVI, for our working capital and cash needs, including the funds necessary to pay any dividends. We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends shortly after our listing. We do not have a formal cash management policy. While there are currently no restrictions regarding the transfer of cash from Hong Kong, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Trendic. If Trendic incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. For the year ended March 31, 2024, Trendic declared and paid a dividend of HK$5,500,000 to its then shareholders. For the year ended March 31, 2025 and the six months ended September 30, 2025, no dividend was declared or paid by Trendic to its then existing shareholders. See “Transfers of Cash to and from our Subsidiaries” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the Registration Statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares being registered in the Registration Statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is May 4, 2026

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ABOUT THIS PROSPECTUS

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any distribution of Class A Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations. The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf nor have we taken any steps to independently verify such information. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

References to “U.S. dollars” and “US$” are to currency of the United States of America, references to “HK$” are to the currency of Hong Kong, also known as the Hong Kong dollar. All financial information presented in this prospectus is in Hong Kong dollars unless otherwise expressly stated.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

Our Company

Overview

We are an event management service provider based in Hong Kong with over eight years of experience in managing the entire or part of the event lifecycle for our customers. Events encompass a range of public and private events, from trade shows, conferences, concerts, exhibitions, charity galas, brand promotion events to internal corporate events. For enterprises, events offer a highly effective way to maximize their engagement with customers, helping enterprises to generate and qualify leads, deepen relationships with customers and build brand loyalty and advocacy, such as promotion of a brand by satisfied customers through customers sharing positive experiences on social media, providing referrals to friends and family, or simply telling others about the brand.

We specialize in assisting event organizers in organizing, planning, promoting and managing themed touring walk-through experience events, or experience events, for intellectual property owners, or IP owners, of characters in well-publicized animated cartoons and/or live action theatrical motion pictures, each a licensed character. This type of experience event typically involvea an intellectual property license, or IP license, from the IP owner to an event organizer, giving the event organizer the right to develop, organize, plan, promote and manage experience events relating to the licensed character and other licensed properties, including the name of the licensed character, title of the animated cartoon/live action theatrical motion picture, costumes, environmental settings, plot elements and artwork together as the licensed property in approved venues in a specified number of territories. During the experience event, event attendees may separately purchase, in designated area(s) at the approved venue, (i) various interactive activities and/or entertainment, including hands-on active-play/participation and/or media-based activities, such as green-screen photo/video capturing activities where guests are offered the opportunity to have their photo and/or video taken using green-screen capture technology, or the interactive opportunities; (ii) custom-made merchandise featuring the licensed property that are commissioned specially for the experience event, or the custom-made merchandise, as well as other licensed merchandise featuring the licensed property that are supplied by the IP owners and/or its licensee(s); and (iii) food and beverage products.

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Apart from organizing, planning, promoting and managing experience events, we also engage in the design and/or sale of merchandise, such as merchandise sold in concert venues and merchandise used as gift with purchase by our customers, as well as event management for brands, such as setting-up and running of pop-up stores and organizing store opening/product launch press events for labels.

During the COVID-19 pandemic, or COVID-19 pandemic, most of the in-person events were rescheduled, postponed or cancelled and our business relied on the design and/or sale of merchandise and government subsidies. When things started to normalize after the COVID-19 pandemic, our business primarily focused on event management business again.

During the year ended March 31, 2025, we started to act as an event organizer and to make investments in events. Our net revenue increased by approximately 124.1% from approximately HK$20.1 million for the year ended March 31, 2024 to approximately HK$45.8 million for the year ended March 31, 2025, and our net revenue increased by approximately 465% from approximately HK$3.6 million for the fiscal year ended March 31, 2023 to approximately HK$20.4 million for the fiscal year ended March 31, 2024.

For the six months ended September 30, 2024 and 2025, our net revenue increased by 29.0% from HK$31.0 million for the six months ended September 30, 2024 to HK$40.0 million for the six months ended September 30, 2025, which was mainly contributed by the shift of operation focus from pure services provider to event organizer and investor, resulting in an increase in sales and ticketing income of HK$10.9 million and sponsorship income of HK$11.2 million, partially offset by a reduction of event management and video production income of HK$13.4 million.

We acted as a pure service provider for all the experience events we organized in the fiscal year ended March 31, 2024. Beginning in April 2024, we have engaged in direct investment deals for experience events where we became the effective investor or co-investor of the experience events that we organized, planned, promoted and managed. We have also engaged in pure investment deals for events where we were not involved in event operations. In the long run, we plan to leverage our industry experience and our connections with IP owners built up over the years to start obtaining IP licenses from IP owners directly. This will move us up the value chain to become an event organizer, and we believe that will help us increase our market share in the events industry in Hong Kong as well as our profitability in the long run.

Recent Developments

Reverse Stock Split

On April 13, 2026, we announced that we expected to implement the Reverse Stock Split as approved and authorized by a majority of the shareholders at an extraordinary meeting of shareholders held on April 1, 2026. The Reverse Stock Split became effective on April 20, 2026, with trading beginning on a split-adjusted basis at the market open on that day.

Upon the effectiveness of the Reverse Stock Split on April 20, 2026, the Company’s issued and outstanding share capital is adjusted to 7,400,000 ordinary shares, comprised of:

●	7,200,000 Class A ordinary shares (par value US$0.00005 each, with 1 vote per share); and
●	200,000 Class B ordinary shares (par value US$0.00005 each, with 12 votes per share).

No fractional shares were issued in connection with the Reverse Stock Split. All fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

In connection with the Reverse Stock Split, the Company filed an excerpt of the minutes of an extraordinary meeting of shareholders reflecting the relevant changes, with the Registry of Companies of the Cayman Islands on April 2, 2026 to reduce the authorized share capital of the Company from US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each, comprising (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each with 1 vote per share and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each with 12 votes per share to US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each, comprising (a) 1,900,000,000 class A ordinary shares with a par value of US$0.00005 each with 1 vote per share and (b) 100,000,000 class B ordinary shares with a par value of US$0.00005 each with 12 votes per share, the reduction at the same ratio as its reduction in the issued and outstanding shares.

No other material changes to the terms of the Company’s securities are anticipated in connection with the Reverse Stock Split.

On April 21, 2026, the Company received binding commitments from a group of accredited investors for the subscription of an aggregate of 3,400,000 Class A Ordinary Shares (post-split) and 17,000,000 Common Warrants (post-split). All such warrants have been exercised, resulting in additional proceeds to the Company of US$850,000. The total funds received from these investors are US$3,400,000. These commitments represent a portion of the total securities that was offered. As of the date of this prospectus, the Company has sold 3,400,000 Class A Ordinary Shares and 17,000,000 Common Warrants (which have been exercised) to the investors. The Company continues to offer the remaining 2,600,000 Class A Ordinary Shares and 13,000,000 Common Warrants on a best-efforts basis. As of the date of this prospectus, the Company has in issue 27,601,702 Class A Ordinary Shares and 200,000 Class B Ordinary Shares.

Change of Management

On July 23, 2025, Leung Tak Shun tendered his resignation as the Chief Financial Officer of the Company, effective on August 23, 2025. On August 15, 2025, the Board appointed Lee Wai Kit to serve as the succeeding Chief Financial Officer of the Company for an initial term of one year and automatically renews for successive one-year periods, subject to the termination provisions in the employment agreement.

Adoption of the Amended and Restated 2025 Equity Incentive Plan

On August 20, 2025, we issued an aggregate of 6,000,000 Class A Ordinary Shares to certain consultants of the Company. The Class A Ordinary Shares were issued pursuant to our Amended and Restated 2025 Equity Incentive Plan as adopted and filed with the SEC on August 18, 2025 (File No. 333-289684).

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Nasdaq Delinquency Notification Letters

On November 26, 2025, the Company received a deficiency notification letter (the “Min Bid Price Letter”) from the staff at Nasdaq Stock Market LLC indicating that the Company was not currently in compliance with the minimum bid price requirement set forth in Nasdaq’s Listing Rules for continued listing on the Nasdaq Capital Market, as the closing bid price for the Company’s Class A ordinary shares listed on the Nasdaq Capital Market was below $1.00 per share for 30 consecutive business days. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Min Bid Price Letter provided that the Company had a period of 180 calendar days from the date of the Min Bid Price Letter, or until May 26, 2026, to regain compliance with the minimum bid price requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement by May 26, 2026, the Company may be eligible for an additional 180 calendar day compliance period, provided that on the 180th day of the Compliance Period, it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the extended compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (as may be extended), our Class A Ordinary Shares will become subject to delisting.

The Company effected a 1-for-5 reverse stock split on April 20, 2026, primarily to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement of $1.00 per share. As of the date of this prospectus, the closing bid price of our Class A Ordinary Shares has continuously been maintained above $1.00 for consecutive 9 days. We have until May 26, 2026 to regain compliance. There can be no assurance that the reverse stock split will result in a sustained increase in the market price of our Class A Ordinary Shares or that we will regain compliance within the prescribed period (or at all). If we fail to regain compliance by May 26, 2026 (or any extended compliance period for which we may be eligible), our Class A Ordinary Shares will become subject to delisting from the Nasdaq Capital Market. A delisting would materially reduce the liquidity and market price of our Class A Ordinary Shares, impair our ability to raise additional capital, and could result in the loss of your investment.

Authorizing the Board to allot and issue Class B Ordinary Shares

On December 31, 2025, the Company has approved by way of an ordinary resolution passed at the 2025 extraordinary general meeting of the Company that for the purpose of providing a long-term incentive to further align the interests of Ms. Seto Wai Yue with those of the Company’s shareholders, any Director and/or officer of the Company be and is hereby authorized to allot and issue at any time and from time to time to Ms. Seto Wai Yue, so long as she is a director and/or chief executive of the Company, up to a maximum of 9,000,000 Class B Ordinary Shares of the Company, on such terms (including, without limitation, as to consideration) as the disinterested members of the Board shall determine to be fair and in the best interests of the Company at the time of any such issuance.

Our Competitive Strengths

We believe the following competitive strengths have contributed to our success to date and will continue to distinguish us from our competitors:

●	We have an established reputation and proven track record in the events industry;
●	We have the ability to manage the entire event lifecycle;
●	Our management team possesses extensive events industry experience and business network;
●	We have built a good relationship with an established network of service providers that are essential for our operations;
●	Our creative offerings help to ensure the profitability of experience events; and
●	We have our own event venue.

Our Business Strategies

We plan to continue to expand the breadth and depth of our event management, design and merchandising services, thereby expanding our market share in the events industry in Hong Kong as well as to develop more overseas markets for our event management and merchandising businesses. To achieve these business goals, we plan to:

●	Build on our core business as an event planner and move up the value chain from a pure service provider to also play the role of an event organizer;

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●	Obtaining multi-territorial IP licenses from IP owners to help us increase our market share in Hong Kong and further develop overseas markets;

●	Build our own ticketing platform to facilitate direct marketing of the events we organize and the collection of full engagement data on event attendees; and

●	Expand our project department, finance and administration department, set up a new sales and marketing department and an information technology department as well as to upgrade our enterprise resource planning, or ERP, system.

Corporate Information

Our Company was incorporated in the Cayman Islands on July 5, 2024. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P. O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our administrative office is located at No. 5, 17th Floor, PeakCastle, No. 476 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong. Our telephone number is +852 5628 6281. The information contained on, or that can be accessed through, our website (http://www.trendicint.com) is not incorporated into this prospectus and is not part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Transfers of Cash to and From Our Subsidiaries

Our business is primarily conducted through our indirect wholly-owned operating subsidiary, Trendic. The Cayman Islands holding company will rely on dividends paid by its subsidiaries namely, Goal Success Global Limited, or Goal Success, our direct wholly-owned subsidiary and the latter’s wholly-owned operating subsidiary, Trendic, for our Company’s working capital and cash needs, including the funds necessary to pay any dividends. Our Company and Goal Success are Cayman Islands and BVI holding companies, respectively. Only Trendic operates in Hong Kong.

For the fiscal years ended March 31, 2023 and 2024, Trendic declared and paid a dividend of HK$5,500,000 on March 30, 2024 to its then existing shareholders. For the year ended March 31, 2025 and the six months ended September 30, 2025, no dividend was declared or paid by Trendic to its then existing shareholders. If we decide to pay dividends on any of our Class A Ordinary Shares, as a holding company, we will depend on the receipt of funds from Trendic through dividend payments. We are permitted under the laws of the Cayman Islands and BVI to provide funding to Trendic through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business. We do not have a formal cash management policy. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

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Cayman Islands. Subject to the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and our amended and restated memorandum and articles of association of our Company adopted on March 31, 2025, as amended and restated from time to time (the “Memorandum and Articles of Association”), our board of directors may declare dividends and distributions on our Class A Ordinary Shares and authorize payment of dividends or distributions out of the funds of the Company. Dividends may be declared and paid out of profits of the Company (whether realized or unrealized) or out of the share premium account of the Company, provided that no dividend or distribution may be paid out of the share premium account unless, immediately following the date on which the dividend or distribution is proposed to be paid, the Company is able to pay its debts as they fall due in the ordinary course of business.

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our assets will exceed our liabilities and our BVI subsidiary will be able to pay its debts as they become due.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. At this time, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Trendic.

For more information, see “Dividend Policy,” and “Risk Factors”.

The Equity Line of Credit

On December 3, 2025, we entered into an Equity Purchase Agreement (the “ELOC Purchase Agreement” or “ELOC”) with Hudson Global Ventures, LLC (the “Investor”), pursuant to which the Company has the right, but not an obligation to sell to the Investor, up to $18,000,000 of Class A Ordinary Shares, par value $0.00005 each at the Company’s sole discretion over the next 24 months, subject to certain conditions precedent and other limitations, to include up to (i) 17,852,797 Class A Ordinary Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from and after the commencement date under the ELOC Purchase Agreement, and, subject to applicable stock exchange rules, and (ii) 147,203 Class A Ordinary Shares (the “Commitment Shares”) issuable to the Investor as commitment shares under the ELOC Purchase Agreement (assuming a value of $1.13 per Class A Ordinary share, the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on April 29, 2026).

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To this, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a put notice from time to time, to purchase the ELOC Shares (i) in a minimum amount not less than $25,000.00 and (ii) in a maximum amount up to the lesser of (a) $2,000,000 or (b) 200% of the average trading volume of the Company’s Class A Ordinary Shares on the Nasdaq during the three (3) Trading Days immediately preceding the respective put notice date multiplied by the lowest closing price of the Company’s Class A Ordinary Shares on the Nasdaq during the three (3) trading days immediately preceding the respective put notice date. The Company’s right to issue a put notice for the ELOC Shares as was and will remain to be subject to general terms and conditions as stipulated under the ELOC, including there being an effective registration statement covering the ELOC Shares.

Pursuant to the ELOC, we may now issue and sell up to $18,000,000 of Class A Ordinary Shares to the Investor, out of the total $18 million facility. The price at which we may issue and sell ELOC Shares will be the lesser of (i) 91% of the average of the three (3) lowest traded prices of the Class A Ordinary Shares during the ten (10) trading days immediately preceding the respective put date (the “Initial Purchase Price”) or (ii) 91% of the lowest traded price of the Class A Ordinary Shares during the three (3) trading days immediately following the respective clearing date associated with the Class A Ordinary Shares from the applicable put notice (the “Market Price”), in each case as reported by Quote stream or other reputable source designated by the Selling Shareholder.

The obligation of the Investor to purchase shares of our Class A Ordinary Shares under the ELOC begins on the date of the ELOC Purchase Agreement, subject to the satisfaction of the conditions set forth in the ELOC Purchase Agreement (including that a registration statement that we agreed to file with the SEC pursuant to the registration rights agreement remains effective), and ends on the earlier of (i) the date on which the Investor shall have purchased Class A Ordinary Shares pursuant to the ELOC Purchase Agreement equal to the Maximum Commitment Amount, (ii) twenty-four (24) months after the date of the ELOC Purchase Agreement (the “Commencement Date”), (iii) written notice of termination by us, or (iv) the registration statement is no longer effective after the initial effective date of the registration statement, or (v) our bankruptcy or similar event (the “Commitment Period”). We have, and will continue to control the timing and amount of any sales of our Class A Ordinary Shares to the Investor.

During the Commitment Period, the purchase price to be paid by the Investor for the Class A Ordinary Shares under the ELOC Purchase Agreement will be the lesser of the (i) Initial Purchase Price or (ii) Market Price, in each case as reported by Quote stream or other reputable source designated by the Investor. The actual amount of proceeds we receive pursuant to each put notice is to be determined by multiplying the amount requested in the put notice by the applicable purchase price.

Additionally, a put notice shall not be deemed delivered to the Investor during the period beginning on the Put Date of the immediately prior put notice and continuing through the date that is three (3) Trading Days following the Clearing Date (as defined in the ELOC Purchase Agreement)associated with the immediately prior put notice (the “Cooldown Period”), provided, however, that the respective Cooldown Period shall not apply to the immediately prior put notice if (i) the Class A Ordinary Shares for the immediately prior put notice have been delivered to the Selling Shareholder pursuant to the terms of the ELOC Purchase Agreement, and (ii) the trading volume of the Class A Ordinary Shares on any trading day during the respective Cooldown Period exceeds 400% of the total Class A Ordinary Shares of the immediately prior put notice.

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The net proceeds from sales, if any, under the ELOC Purchase Agreement, will depend on the frequency and prices at which we sell shares to the Investor. To the extent we sell our Class A Ordinary Shares under the ELOC Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and other general corporate purposes.

In relation to the Class A Ordinary Shares, the Company also entered into a registration rights agreement, dated December 3, 2025 (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to submit to the SEC an initial registration statement on Form F-1 (the registration statement, as amended, the “Registration Statement”) within sixty (60) days (or such later date as the parties may agree) from the date of the ELOC Purchase Agreement, covering the resale of the Commitment Shares and the Ordinary Shares issuable pursuant to the ELOC, which may have been, or which may from time to time be, issued under the ELOC Purchase Agreement for public resale, and to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC. The Company is filing the current registration statement further to the aforementioned Registration Rights Agreement. One-half of the Commitment Shares is freely transferable upon the effectiveness of the Registration Statement with the balance one-half freely transferrable after three (3) business days from the closing of the exercise of the first put option.

The ELOC Purchase Agreement and the Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the ELOC Purchase Agreement were made only for purposes of the ELOC Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Effect of Performance of the Equity Purchase Agreement on Our Shareholders

All 18,000,000 Class A Ordinary Shares registered under this offering which may be issued or sold by us to the Investor are expected to be freely tradable. It is anticipated that shares registered in this offering that are to be issued pursuant to the ELOC Purchase Agreement will be sold over a period of up to 24-months commencing on the Commencement Date. The sale by the Investor of a significant amount of shares registered in this offering at any given time could cause the market price of our Class A Ordinary Shares to decline and to be highly volatile. Sales of our Class A Ordinary Shares to the Investor, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the shares of our Class A Ordinary Shares that may be available for us to sell pursuant to the ELOC Purchase Agreement, except for the part of the Facility already used and utilized. If and when we do sell shares to the Investor, after the Investor has acquired the shares, the Investor may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Investor by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of our Class A Ordinary Shares. In addition, if we sell a substantial number of shares to the Investor under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to the Investor and the ELOC Purchase Agreement may be terminated by us at anytime at our discretion without any cost to us.

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Pursuant to the terms of the ELOC Purchase Agreement, we have the right, but not the obligation, to direct the Investor to purchase up to $18,000,000 of Class A Ordinary Shares. Depending on the price per Class A Ordinary Share at which we sell our Class A Ordinary Shares to the Investor pursuant to the ELOC Purchase Agreement, we may need to sell to the Investor under the ELOC Purchase Agreement more Class A Ordinary Shares than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $18,000,000 total commitment available to us under the ELOC Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional Class A Ordinary Shares, which could cause additional substantial dilution to our shareholders. The number of Class A Ordinary Shares ultimately offered for resale by the Investor under this prospectus is dependent upon the number of Class A Ordinary Shares we direct the Investor to purchase under the ELOC Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Investor from the sale of 18,000,000 Class A Ordinary Shares that we are registering hereby that we may issue and sell to the Investor in the future under the ELOC Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Class A Ordinary Share		Number of Class A Ordinary Shares to be Issued if Full Purchase (1)	Percentage of Outstanding of Class A Ordinary Shares After Giving Effect to the Sales to the Investor (2)	Gross Proceeds from the Future Sale of Class A Ordinary Shares to the Investor under the ELOC (1)
US$	0.99	17,852,797	65%	US$	17,674,269

(1) 18,000,000 of such Class A Ordinary Shares may be issued and sold to the Investor for cash consideration in purchases under the ELOC Purchase Agreement from time to time, at our sole discretion, during the 24-month period commencing on the Commencement Date, which may or may not cover all our Class A Ordinary Shares we ultimately sell to the Investor under the ELOC Purchase Agreement, if any, depending on the purchase price per Class A Ordinary Share (accounting for the insurances and sales made further to the Prior Registration Statement). We have included in this column 18,000,000 Class A Ordinary Shares that we may issue and sell to the Investor for cash consideration in purchases under the ELOC Purchase Agreement that are being registered for resale in the offering made by this prospectus, without regard for the Beneficial Ownership Cap.

(2) The denominator is based on 27,601,702 Class A Ordinary Shares outstanding as of April 29, 2026. The numerator is based on the number of Class A Ordinary Shares set forth in the adjacent column.

(3) The closing sale price per Class A Ordinary Share on April 29, 2026 is $1.13.

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Corporate Structure

The PRC government may, in the future, disallow our corporate structure, which restrictions would likely result in a material change in our operations and/or in the value of our Class A Ordinary Shares. Such restrictions may cause the value of our Class A Ordinary Shares to decline significantly in value or be rendered worthless.

The following diagram illustrates our corporate structure as of the date of this prospectus:

*	Represents voting interest.

Other than Ms. Seto, none of the other shareholders have held any position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years.

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Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or HFCA, Act was enacted on December 18, 2020. The HFCA Act states if the United States Securities and Exchange Commission, or the SEC or the Securities and Exchange Commission, determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States, or PCAOB, for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Our auditor, TAAD LLP, or TAAD, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are operating in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TAAD’s compliance with applicable professional standards. TAAD is headquartered in the United States, and can be inspected by PCAOB. On August 26, 2022, CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by former President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. As a result of the Consolidated Appropriations Act, the Holding Foreign Companies Accountable Act (the “HFCA Act”) now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Our current auditor, TAAD, is a firm registered with the PCAOB with its headquarters at Diamond Bar, California, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

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Recent Regulatory Developments in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on certain illegal activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For a further discussion of how recent regulatory developments in the PRC could affect our ability to do business in Hong Kong, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” beginning on page 47 of this prospectus.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain illegal activities in the securities markets to promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or PRC Personal Information Protection Law, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the circumstances that processing of personal information of natural persons within the territory of China and that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, or the Operators, carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

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We do not expect to be subject to the cybersecurity review by the CSRC and the CAC in relation to this offering, given that: (1) our principal operating subsidiary, Trendic, is incorporated in Hong Kong and is located in Hong Kong, not a PRC domestic company, (2) we have no subsidiary, VIE structure or any direct operations in mainland China, and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong).

We do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this offering as we do not believe that Trendic would be deemed to be an “Operator” on the basis that (i) Trendic is incorporated in Hong Kong, not a PRC domestic company, and operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, Trendic has in aggregate collected and stored personal information of less than one million users, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (iii) all of the data that Trendic has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, Trendic has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. An “Operator” is required to file for cybersecurity review before listing in the United States.

On February 17, 2023, the CSRC issued the Trial Overseas Listing Measures, which came into effect on March 31, 2023. Under the Trial Overseas Listing Measures, a domestic enterprise conducting overseas issuance and listing (includes direct and indirect overseas issuance and listing) shall conduct and complete relevant filing procedures with the CSRC. Any overseas issuance and listing conducted by an issuer that concurrently meets the following conditions shall be determined as indirect overseas issuance and listing by a domestic enterprise: (i) 50% or more of its operating revenue, total profit, total assets or net assets as recorded in its audited consolidated financial statements for the most recent fiscal year is being accounted for by domestic companies; and (ii) the main parts of its business activities are conducted in mainland China, its principal places of business are located in mainland China, or the senior management in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China.

Based on the above mentioned, given that (i) the Group currently does not have, nor does it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. We are not subject to any PRC laws and regulations except to those applicable to Hong Kong listed in Annex III of the Basic Law. We believe, and we have been advised by our PRC legal counsel, that we do not need permission or approval from the Chinese government to operate our business or offer our Class A Ordinary Shares to investors. As such, we have not applied for, and we have not been denied any permissions or approvals.

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Further, in the opinion of our PRC legal counsel of our initial public offering, Guangdong Wesley Law Firm, the Company was not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq did not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretations of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or Trendic inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completely hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

However, since these statements and regulatory actions are new and under development, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of Trendic, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on U.S. or other foreign exchanges. If Trendic is deemed to be an “Operator,” or if Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law or the Trial Overseas Listing Measures becomes applicable to Trendic, the business operation of Trendic and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and Trendic becomes subject to the CAC or CSRC review, we cannot assure you that Trendic will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If Trendic fails to receive or maintain such permissions or if the required approvals are denied, Trendic may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

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Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong operating subsidiary’s business, it may intervene in or influence our operations. Such governmental actions (i) could result in a material change in Trendic’s operations; (ii) could hinder our ability to continue to offer securities to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline in value or become worthless.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We will take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the end of the second quarter of that fiscal year, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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Implications of Our Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq.

Investors in our Class A Ordinary Shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of these subsidiaries by the PRC government or Hong Kong Government to transfer cash.

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THE OFFERING

Securities being offered by the Investor:

The ELOC Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from, in a maximum offering amount of up to 18,000,000, based on the closing price of our Class A Ordinary Shares on the Nasdaq on April 29, 2026, of $1.13 per Class A Ordinary Share.

Class A and Class B Ordinary Shares outstanding immediately prior to this offering:	27,601,702 Class A Ordinary Shares and 200,000 Class B Ordinary Shares.
Class A and Class B Ordinary Shares to be outstanding after this offering(1):	45,601,702 Class A Ordinary Shares and 200,000 Class B Ordinary Shares.
Use of proceeds:

We will not receive any proceeds from any sale of the ELOC Shares by the Investor. However, we may receive up to and not exceeding $18,000,000 in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of our ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. We intend to use any proceeds from the facility for working capital and general corporate purposes. For more information on the use of proceeds, see “Use of Proceeds”.

Dividend policy:

We have never declared or paid any dividends on our Class A Ordinary Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

Nasdaq Deficiency Notice:

On November 26, 2025, we received a notice from Nasdaq that we were not in compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) as the minimum bid price of our Class A Ordinary Shares had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had until May 26, 2026 (the “Compliance Period”) to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our Class A Ordinary Shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by May 26, 2026, the Company may be eligible for an additional 180 calendar day compliance period, provided that on the 180th day of the Compliance Period, it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the extended compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (as may be extended), our Class A Ordinary Shares will become subject to delisting.

The Company effected a 1-for-5 reverse stock split on April 20, 2026, primarily to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement of $1.00 per share. As of the date of this prospectus, the closing bid price of our Class A Ordinary Shares has continuously been maintained above $1.00 for consecutive 9 days. We have until May 26, 2026 to regain compliance. There can be no assurance that the reverse stock split will result in a sustained increase in the market price of our Class A Ordinary Shares or that we will regain compliance within the prescribed period (or at all). If we fail to regain compliance by May 26, 2026 (or any extended compliance period for which we may be eligible), our Class A Ordinary Shares will become subject to delisting from the Nasdaq Capital Market. A delisting would materially reduce the liquidity and market price of our Class A Ordinary Shares, impair our ability to raise additional capital, and could result in the loss of your investment.

See “Risk Factors — Risks related to this offering and ownership of our securities — We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our Class A Ordinary Shares could become subject to delisting from Nasdaq if we fail to regain compliance. Furthermore, the sale of substantial number of Class A Ordinary Shares as a result of this Offering may affect our ability to regain compliance of the minimum bid price requirements required by the Nasdaq Listing Rules and our Class A Ordinary Shares could be delisted from Nasdaq.”

Risk factors:

Investing in our Securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 18.

Plan of Distribution:

The Investor may sell all or a portion of the ELOC Shares beneficially owned by them and offered hereby from time to time directly in a number of different ways. Registration of the ELOC Shares covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Trading market and symbol:

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbols “TDIC”. The Class A Ordinary Shares offered hereby will trade on the Nasdaq Capital Market under the symbol “TDIC.”

Transfer agent:	The transfer agent and registrar for our Ordinary Shares is Transhare Corporation.

(1) The number of Class A Ordinary Shares as at the date hereof is 27,601,702.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Risk Factors” in our prospectus for the Offering, which we filed with the SEC on July 22, 2025, as updated by other reports and documents we file with, or furnish to, the SEC and that are incorporated by reference herein. Please see the sections of this prospectus entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference.” If one or more of those risks is realized, that could adversely impact our business, financial condition or results of operations.

Risks related to this offering and ownership of our securities

It is not possible to predict the actual number of ELOC Shares, if any, we will sell under the ELOC Purchase Agreement to the Investor, or the actual gross proceeds resulting from those sales.

Effective as of December 3, 2025, we entered into the ELOC Purchase Agreement with the Investor, pursuant to which the Investor committed to purchase up to $18,000,000 of Class A Ordinary Shares, subject to certain limitations and conditions set forth in the ELOC Purchase Agreement. Class A Ordinary Shares that may be issued under the ELOC Purchase Agreement may be sold by us to the Investor at our discretion from time to time.

We generally have the right to control the timing and amount of any sales of our Class A Ordinary Shares to the Investor under the ELOC Purchase Agreement. Sales of Class A Ordinary Shares, if any, to the Investor under the ELOC Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the Class A Ordinary Shares that may be available for us to sell to the Investor pursuant to the ELOC Purchase Agreement.

Because the purchase price per Class A Ordinary Share to be paid by the Investor for Class A Ordinary Shares that we may elect to sell to the Investor under the ELOC Purchase Agreement, if any, will fluctuate based on the market prices of the Class A Ordinary Shares prior to each issuance made pursuant to the ELOC Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Class A Ordinary Shares that we will sell to the Investor under the ELOC Purchase Agreement, the purchase price per Class A Ordinary Share that the Investor will pay for shares purchased from us under the ELOC Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the ELOC Purchase Agreement, if any.

Moreover, if we elect to sell to the Investor all of the Class A Ordinary Shares being registered for resale under this prospectus, depending on the market price of the Class A Ordinary Shares prior to each advance made pursuant to ELOC Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $18,000,000, available to us under the ELOC Purchase Agreement, which could materially adversely affect our liquidity.

If it becomes necessary for us to issue and sell to the Investor under the ELOC Purchase Agreement more than the 18,000,000 Class A Ordinary Shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $18,000,000 under the ELOC Purchase Agreement, we must file with the SEC one or more additional registration statements to register the resale by the Investor of any such additional Class A Ordinary Shares under the Securities Act we wish to sell from time to time under the ELOC Purchase Agreement, which the SEC must declare effective. Any issuance and sale by us under the ELOC Purchase Agreement of Class A Ordinary Shares in addition to the 18,000,000 Class A Ordinary Shares being registered for resale by the Investor under the registration statement that includes this prospectus could cause additional dilution to our stockholders.

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We are not required or permitted to issue any Class A Ordinary Shares under the ELOC Purchase Agreement if such issuance would breach our obligations under the rules or regulations of Nasdaq. In addition, the Investor will not be required to purchase any Class A Ordinary Shares if such sale would result in the Investor’s beneficial ownership exceeding 4.99% of the then issued and outstanding Class A Ordinary Shares. Our inability to access a part or all of the amount available under the ELOC Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

Investors who buy ELOC Shares from the Investor at different times will likely pay different prices.

Pursuant to the ELOC Purchase Agreement, we will have discretion to vary the timing, price and number of Class A Ordinary Shares sold to the Investor. If and when we elect to sell the ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement, after the Investor has acquired such ELOC Shares, the Investor may resell all, some or none of such Class A Ordinary Shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase Class A Ordinary Share from the Investor in this offering at different times will likely pay different prices for those Class A Ordinary Shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Class A Ordinary Shares they purchase from the Investor in this offering as a result of future sales made by us to Investor at prices lower than the prices such investors paid for their Class A Ordinary Shares in this offering. In addition, if we sell a substantial number of Class A Ordinary Shares to the Investor under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The sale of a substantial amount of ELOC Shares in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

We are registering for resale of 17,852,797 ELOC Shares and 147,203 Commitment Shares. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the Investor may sell such shares in the public markets. Furthermore, in the future, we may issue additional Class A Ordinary Shares or other equity or debt securities convertible into Class A Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

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Future sales of our Class A Ordinary Shares may further dilute the Class A Ordinary Shares and adversely impact the price of our Class A Ordinary Shares.

As of the date of this prospectus, we had 27,601,702 Class A Ordinary Shares issued and outstanding. If the holder of our free trading shares wanted to sell these shares, there might not be enough purchasers to maintain the market price of our Class A Ordinary Shares on the date of such sales. Any such sales, or the fear of such sales, could substantially decrease the market price of our Class A Ordinary Shares and the value of your investment.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares that could result in further dilution to the investor purchasing our Class A Ordinary Shares in this offering or result in downward pressure on the price of our Class A Ordinary Shares. We may sell our Class A Ordinary Shares or other securities in any other offering at prices that are higher or lower than the prices paid by the investor in this offering, and the investor purchasing shares or other securities in the future could have rights superior to existing shareholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our Class A Ordinary Shares in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The market for our Class A Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Class A Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Class A Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Class A Ordinary Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Class A Ordinary Shares that they hold.

Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their Class A Ordinary Shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Class A Ordinary Shares.

The trading price of our Class A Ordinary Shares has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is highly volatile. During the period from October 7, 2025 to April 20, 2026, the closing price of our Class A Ordinary Shares ranged from a high of $36.35 per Class A Ordinary Share to a low of $0.57 per Class A Ordinary Share. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Class A Ordinary Shares at or above the public offering price and you may lose some or all of your investment.

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Our management will have broad discretion over the use of the proceeds we receive from the sale of the ELOC Shares made pursuant to the ELOC Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of the ELOC Shares made pursuant to the ELOC Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not enhance our operating results or the value of our Class A Ordinary Shares.

If our Class A Ordinary Shares become subject to the penny stock rules, it may be more difficult to sell our Class A Ordinary Shares.

The Securities and Exchange Commission (“SEC” or the “Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Class A Ordinary Shares is less than $5.00 and our Class A Ordinary Shares are no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two (2) business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Class A Ordinary Shares, and therefore shareholders may have difficulty selling their shares.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country does not require a majority of our board to consist of independent directors. Thus, although directors must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require foreign private issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain Class A Ordinary Shares issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

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We may issue additional debt and equity securities, which are senior to our Class A Ordinary Shares as to distributions and in liquidation, which could materially adversely affect the market price of our Class A Ordinary Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders.

Any additional preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Class A Ordinary Shares and diluting your interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our Class A Ordinary Shares, which could materially adversely affect the market share price of our Class A Ordinary Shares.

We are governed by the corporate laws of the Cayman Islands which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, decisions of which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions of the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, which provides significantly less protection to investors. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will, in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a foreign private issuer that has listed our Class A Ordinary Shares on Nasdaq, we may rely on provisions in the Nasdaq corporate governance listing standards that allow us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we may be exempt from the Nasdaq regulations that require a listed U.S. company to:

●	require non-management directors to meet on a regular basis without management present; and

●	seek shareholders’ approval for the implementation of certain equity compensation plans and issuances of Class A Ordinary Shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq.

U.S. holders of the Company’s shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

The rules governing “passive foreign investment companies” (“PFICs”) can have adverse effects on U.S. Holders for U.S. federal income tax purposes. Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets (generally, using a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash, dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets), we would be characterized as a PFIC for U.S. federal income tax purposes. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Our status as a PFIC will depend on the composition of our income and the composition and value of our assets (including goodwill and other intangible assets), which will be affected by how, and how quickly, we spend any cash that is raised in this offering or in any other subsequent financing transaction.

It is possible that, in future taxable years, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we combine their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

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If we are a PFIC, a U.S. Holder would be subject to adverse U.S. federal income tax consequences, such as ineligibility for certain preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund, or QEF, or, if shares of the PFIC are “marketable stock,” which such term includes the Class A Ordinary Shares, for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a QEF election with respect to us, and as a result, a QEF election may not be available to U.S. Holders. You should consult your own tax advisors regarding the potential consequences to you if we were or were to become a PFIC, including the availability, and advisability, of, and procedure for making, QEF elections and mark-to-market elections.

The unfavorable outcome of any future litigation, arbitration or administrative action could have a significant adverse impact on our financial condition or results of operations.

From time to time, we are a party to litigation, arbitration, or administrative actions. Our financial results and reputation could be negatively impacted by unfavorable outcomes to any future litigation or administrative actions, including those related to the Foreign Corrupt Practices Act, the U.K. Bribery Act, or other anti-corruption laws. There can be no assurances as to the favorable outcome of any litigation or administrative proceedings. In addition, it can be very costly to defend litigation or administrative proceedings and these costs could negatively impact our financial results.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq Capital Market. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the federal securities laws. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We can remain an “emerging growth company” for up to five fiscal years from the completion of our initial public offering in July 2025, although, if we have more than US$1.235 billion in annual revenue, if the market value of our Class A Ordinary Shares held by non-affiliates exceeds US$700 million as of June 30 of any year, or we issue more than US$1.0 billion of non-convertible debt over a three-year period before the end of that five-year period, we would cease to be an “emerging growth company” as of the following December 31. Investors could find our Class A Ordinary Shares less attractive if we choose to rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile. We have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 7(a)(2)(B) of the Securities Act.

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We incur significant increased costs as a result of operating as a public company in the United States, and our management is required to devote substantial time to new compliance initiatives.

As a public company in the United States, we incur significant legal, accounting and other expenses that we did not incur previously. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which requires, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive-compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of their initial public offering. We intend to take advantage of this new legislation but cannot assure you that we will not be required to implement these requirements sooner than planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our consolidated net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our Class A Ordinary Shares could become subject to delisting from Nasdaq if we fail to regain compliance. Furthermore, the sale of substantial number of Class A Ordinary Shares as a result of this Offering in addition to the Class A Ordinary Shares that may be issued as a result of the exercise of the Warrants issued in this Offering may affect our ability to regain compliance of the minimum bid price requirements required by the Nasdaq Listing Rules and our Class A Ordinary Shares could be delisted from Nasdaq.

On November 26, 2025, we received a notice from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) as the minimum bid price of our Class A ordinary share had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had until May 26, 2026 to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our Ordinary Shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by May 26, 2026, the Company may be eligible for an additional 180 calendar day compliance period, provided that on the 180th day of the Compliance Period, it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the extended compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (as may be extended), our Class A Ordinary Shares will become subject to delisting.

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We intend to actively monitor the closing bid price for its Class A Ordinary Shares and will consider available options to class A ordinary shares and evaluating options to regain compliance with the Minimum Bid Price Requirement, including by effecting a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Minimum Bid Price Requirement. However, given the substantial number of Class A Ordinary Shares that may be sold as a result of this Offering, we cannot assure you that the reverse stock split is sufficient for us to regain compliance with the Minimum Bid Price Requirement. If we cannot regain compliance of the Minimum Bid Price Requirement, our Class A Ordinary Shares could be delisted from Nasdaq.

In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”) provides that if a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days during any bid price compliance period, Nasdaq must issue a delisting determination with respect to that security. A sale of substantial number of Class A Ordinary Shares could depress the trading price of our Class A Ordinary Shares and result in non-compliance of the Low Priced Stock Rule. If we receive a letter from Nasdaq indicating that we are not compliant with the Low Priced Stock Rule, we may timely request a hearing before a Hearings Panel to appeal the delisting determination, which would stay the delisting and suspension of our Class A Ordinary Shares pending the decision of the Hearings Panel. No assurances may be made as to whether our effectuation of a reverse stock split would cure any future deficiencies regarding the price of our Class A Ordinary Shares for purposes of the Low Priced Stock Rule.

The Company effected a 1-for-5 reverse stock split on April 20, 2026, primarily to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement of $1.00 per share. As of the date of this prospectus, the closing bid price of our Class A Ordinary Shares has continuously been maintained above $1.00 for consecutive 9 days. We have until May 26, 2026 to regain compliance. There can be no assurance that the reverse stock split will result in a sustained increase in the market price of our Class A Ordinary Shares or that we will regain compliance within the prescribed period (or at all). If we fail to regain compliance by May 26, 2026 (or any extended compliance period for which we may be eligible), our Class A Ordinary Shares will become subject to delisting from the Nasdaq Capital Market. A delisting would materially reduce the liquidity and market price of our Class A Ordinary Shares, impair our ability to raise additional capital, and could result in the loss of your investment.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholder, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

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Risks Relating to Our Business and Industry

We are transitioning into a new business model which makes it difficult to evaluate our prospects and future financial results, and our past growth rate, revenue and net profit margin may not be indicative of our future growth rate, revenue and net profit margin.

During the COVID-19 pandemic, most of the in-person events were rescheduled, postponed or cancelled and our business relied on the design and/or sale of merchandise and government subsidies. When things started to normalize after the COVID-19 pandemic, our business primarily focused on event management business again. During the year ended March 31, 2025, we started to be an event organizer and investments for events. Our net revenue increased by approximately 124.1% from approximately HK$20.1 million for the year ended March 31, 2024 to approximately HK$45.8 million for the year ended March 31, 2025, and our net revenue increased by approximately 465% from approximately HK$3.6 million for the fiscal year ended March 31, 2023 to approximately HK$20.4 million for the fiscal year ended March 31, 2024. For the six months ended September 30, 2024 and 2025, our net revenue increased by 29.0% from HK$31.0 million for the six months ended September 30, 2024 to HK$40.0 million for the six months ended September 30, 2025, which was mainly contributed by the shift of operation focus from pure services provider to event organizer and investor, resulting to an increase in sales and ticketing income of HK$10.9 million and sponsorship income of HK$11.2 million, partially offset by a reduction of event management and video production income of HK$13.4 million. We acted as a pure service provider for all the experience events we organized in the fiscal year ended March 31, 2024. Beginning in April 2024, we have engaged in direct investment deals for experience events where we became the effective investor or co-investor of the experience events that we organized, planned, promoted and managed. We have also engaged in pure investment deals for event where we did not involve in event operations. In the long run, we plan to leverage our industry experience and our connections with IP owners built up over the years to start obtaining IP licenses from IP owners directly. This will move us up the value chain to become an event organizer, and we believe that will help us increase our market share in the events industry in Hong Kong as well as our profitability in the long run.

There is no assurance that we will continue to grow at the rate we experienced in the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025, either in terms of revenue or profit, and we may not be successful in maintaining or increasing overall profitability or generate positive cash flow going forward. Expansion of our business requires capital commitments and could divert management resources away from our current business. There is no assurance that we can successfully implement our growth strategies or do so without straining our management resources. There is also no assurance that we can capture a larger market or increase our profitability in the future. If we are unable to implement our growth strategies successfully, our results of operations and prospects may be materially and adversely affected.

There is an inherent risk in using historical financial information to project or estimate our financial performance in the future, as it only reflects our past performance under particular conditions, especially the fluctuations during the unprecedented COVID-19 pandemic. We may be unable to sustain our historical growth rate, revenue and net profit margin for various reasons, such as deterioration in the market conditions in the countries in which the experience events will be held, intensification of competition among the event organizers for IP licenses and among the event planners for securing event management contracts, inflation, high unemployment and other unforeseen factors which may affect the spending habits of the target audience of the experience events and hence reduce the number of event management contracts awarded to us and/or reduce the fees payable to us under the event management contracts. There is no assurance that we will be able to achieve the performance we previously did. Moreover, the transition into a new business model may make it even more difficult to evaluate our prospects and future financial results. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance.

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Our business strategies and growth plans may not be eventually successful.

The successful implementation of our business strategies and growth plans depends on a number of factors including our ability in securing the multi-territory IP licenses, general market conditions, the availability of funds, competition, government policies and our ability to retain and recruit competent employees. There is no assurance that our business strategies and growth plans can be implemented effectively and successfully as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by (i) investment expenses that have not led to the anticipated results; (ii) the distraction of management from our core business; and/or (iii) damage to our brand or reputation. Moreover, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business. All these could adversely affect our business, results of operations and financial condition.

The loss of one or more of our major customers or our failure to secure new customers may adversely affect our business, results of operations and financial condition.

Prior to our engagement in direct investment deals, our customers were generally event organizers and other enterprises and individuals based in Hong Kong that engage in event organization and trading activities. Since April 2024, we mainly engaged in direct investment deals and our customers were generally sponsors of the experience events we organized and individual event attendees in the countries for which the experience events were held. Our top three major customers (excluding individual event attendees) contributed approximately 88.8%, 51.0% and 35.4% of our net revenue during the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025, respectively, and our largest customer accounted for approximately 66.5%, 20.4% and 16.7% of our net revenue for the same periods. We may continue to derive a significant portion of our revenue from some of these major customers in the foreseeable future. However, we have not signed any long-term contracts with these major customers and cannot assure you that these customers will continue to engage us for our event management, design and/or merchandising services, and on at least comparable scales and terms. Our major customers are not obligated to give us any new business or at comparable scale or on terms which they historically have done. Moreover, we may lose customers for a variety of reasons, including the decision of the customers to commence bankruptcy proceedings due to financial difficulty or acquisitions of our customers by unrelated third parties leading to cancellation of our contracts with those customers or by the acquiring companies. If any of our major customers ceases to engage us or terminate their respective contract(s) with us, we may be unable to timely identify new customers for new contracts to make up for the lost contracts. Even if new contracts are obtained, they may not be on comparable or better commercial terms, and our business prospects and results of operations may be adversely affected.

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Our ability to obtain new business from our customers and to maintain good business relationship with them is subject to the stability of their operations and to their business strategies, both of which are beyond our control and our ability to predict. If our existing customers decide to change their business strategies, such as downsizing their business or suspending or ceasing their development or expansion plans due to changes in end consumer spending habits, market conditions, business strategies or performance, their demand for our event management, design and/or merchandising services may fall or they may switch to only working with service providers that are willing to offer highly competitive quotations or a longer payment period or to accept commercially less favorable terms. Even if we are prepared to match the terms of our competitors, there is still no assurance that we will be awarded with the service contract, and hence we cannot guarantee that there will be sufficient new and sizeable event management, design and/or merchandising service contracts in our pipeline to sustain our business and maintain or improve our current results of operations and financial condition. Any failure to obtain new contracts from our customers or a significant decrease in the value of the new contracts and/or our customers’ significant delay in or failure to make payments to us could lead to loss of revenue and/or affect our liquidity and thus affect our business adversely. Accordingly, if we are unable to obtain business from new customers to diversify our customer portfolio, our business, results of operations and financial condition may be adversely affected.

We have also been relying on customer referrals and/or word-of-mouth to promote our event management, design and/or merchandising services. As such, the loss of our major customers may also affect our ability to obtain new customers. A decrease in the number of our existing and potential customers could have a significant negative impact on our business prospects and reputation, which in turn will adversely affect our business, results of operations and financial condition.

We may face revenue concentration risk due to reliance on a single key customer.

For the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025, our largest customer accounted for approximately 66.5%, 20.4% and 16.7% of our net revenue, respectively. Our financial stability is significantly dependent on a single customer, and any adverse changes in the relationship or business activities with this key customer could have a substantial negative impact on our revenue and overall financial performance. A loss of this customer or a reduction in their purchases could result in a material decline in our revenue, profitability, and cash flow, leading to increased business risk and potential financial instability. We may also be unable to replace this customer in a timely manner or at all. If this customer reduces its purchases or orders from us, we may not be able to find other customers to increase their purchases and utilize our service capacity efficiently.

We depend on our management team, particularly Ms. Seto, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects.

Our business operations depend on the continuing services of our management team, particularly Ms. Seto, our founder, director and chief executive officer, who has over eight years of experience in the events industry and is instrumental in steering us through the challenging times during the COVID-19 pandemic and our timely recovery and growth after it. Ms. Seto’s business connections with a wide range of industry players have enabled us to provide our event management, design and merchandising services to our customers in a cost-effective and efficient manner, which in turn has helped us retain customers and attract new customers. We also rely on Ms. Seto’s business connections to implement our growth plans. Apart from Ms. Seto, we also depend on Ms. Tse Sze Man, a director and the head of the design and merchandising department, Mr. Lee Wai Kit, who serves as our chief financial officer, and Mr. Luk Kai Chung, the general manager, who collectively possesses expertise across event management, design, sourcing, logistics, marketing, budget control, customer service, accounting and financial management.

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While we have provided different incentives to our management team, we cannot assure you that we can continue to retain their services. If one or more members of our management team were unable or unwilling to continue in their present positions, we may be unable to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our results of operations and financial condition may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. If any dispute arises between us and our current or former directors, we may have to incur substantial costs and expenses in order to enforce such agreements or we may be unable to enforce them at all.

The management of our existing operations, the expansion of our customer base and our future growth will depend on our ability to continue to identify, hire, train and retain experienced and qualified employees. We may be unable to continue to hire or retain key management personnel and other experienced and qualified employees and this could adversely impact our operations and growth.

Our business is substantially dependent upon the continued strength of the market for experience events.

After the COVID-19 pandemic, we have redirected our business focus on the organization, planning, promotion and management of experience events in Hong Kong and select countries in Southeast Asia again, and we expect to derive most of our revenue from the organization, planning, promotion and management of these experience events in the foreseeable future. As a result, continued widespread market acceptance and popularity of experience events in Hong Kong and Southeast Asia are critical to our future growth and success. Moreover, competitive dynamics may cause pricing levels of IP licenses to change due to the level of market demand, which in turn may affect the bottom line of the event organizers and hence the level of fees which they are willing to pay for our event management, design and/or merchandising services in cases where we are engaged as an event planner or our profitability in the direct investment deals which we have signed. In addition, if the market has an influx of new market participants, we may be forced to reduce the prices we charge for our services and products and maybe unable to obtain new contracts at the same prices and upon the same terms that we have historically. If the market for experience events stops growing, grows more slowly than we currently anticipate or evolves and forces us to reduce the prices we charge for our services, our revenue, gross margin and other operating results could be materially adversely affected.

Our business and results of operations may be adversely affected if we are unable to capture, predict or respond timely to our customers’ and/or their end consumers’ needs and preferences or keep up with market trend for experience events and merchandise.

We offer a comprehensive spectrum of event management, design and merchandising services in Hong Kong. Our directors believe that our success is, to a significant extent, attributable to our ability to understand the respective markets of our customers and provide event management, design and/or merchandising services that suit our customers’ needs and/or ultimately the appetites of their end consumers. As interest and taste are subjective matters, the market trend for events and merchandise keeps changing, we may be unable to capture or predict the future trend for events and merchandise and continue to develop/design events and/or merchandise that appeal to our customers and/or their end consumers. If we fail to (i) capture, predict or respond timely to our customers’ and/or their end consumers’ needs and preferences; or (ii) develop/design appealing and commercially viable events and/or merchandise that keep up with market trend in a timely manner, our business and results of operations may be adversely affected.

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In particular, we started to mainly engage in direct investment deals for experience events beginning in April 2024, when we became the effective investor or co-investor of the experience events that we organized, planned, promoted and managed. In the long run, we plan to leverage our industry experience and our connections with IP owners built up over the years to start obtaining IP licenses from IP owners directly which will move us up the value chain to become an event organizer. We believe these strategic changes will help us increase our market share in the events industry in Hong Kong as well as our profitability. However, if we fail to keep up with the market trend for experience events and merchandise and the markets for experience events and merchandise fail to grow as expected our investments in experience events may not generate expected returns, which could adversely affect our business, results of operations and financial condition.

We rely on event organizers.

We are an event management service provider that specializes in the organization, planning, promotion and management of experience events. We rely on event organizers to appoint us as their event planner to assist them with the organization, planning, promotion and management of experience events or to feed us with direct investment deals in experience events. There is no assurance that we will continue to maintain good business relationships with event organizers, or the event organizers will not take over the role of an event planner themselves. As a significant portion of our revenue was generated from experience events after the COVID-19 pandemic, any deterioration of our relationship with event organizers or the event organizers stop feeding experience event deals to us for any reason, will adversely affect our business, results of operations and financial condition.

Fluctuations in consumer spending caused by social, economic, political and legal developments or instability, as well as any changes in government policies, in Hong Kong and other Southeast Asian countries could materially and adversely affect our business, results of operations, financial condition and business prospects.

We provide event management, design and/or merchandising services to our customers and we specialize in the organization, planning, promotion and management of experience events. Our business operations are located in Hong Kong and most of our customers, in particular the ones which are event organizers, are based in Hong Kong. Our major event organizer customers generally acquire multi-territory IP licenses for experience events that cover Hong Kong and different countries in Southeast Asia. Our customers’ decisions to engage us for our event management, design and/or merchandising services and the extent of their engagement and/or the direct investment deals which they might extend to us, will be heavily influenced by the likely spending habits of their end consumers (such as event attendees), which in turn will be influenced by macroeconomic conditions in their country of residence. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments in Hong Kong and other Southeast Asian countries. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, inflation, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies or introduction of new rules or regulations concerning the events industry (such as new sanctions and boycotts) as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy in Hong Kong and other Southeast Asian countries, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to an economic downturn in Hong Kong and other Southeast Asian countries, slowing down all sorts of economic activities in general which in turn may adversely affect the spending habits of the end consumers and hence our customers’ decision in spending on new IP licenses, experience events and/or other events and merchandises which directly affect their decision to engage us for our event management, design and/or merchandising services and/or to extend direct investment deals to us. If there were a drastic decrease in the service contracts or direct investment deals from our customers in these markets or they put greater pricing pressure on us, there is no assurance that we will be able to respond quickly to develop new markets to make up for the loss in service contracts or direct investment deals or to pass on the pricing pressure to our suppliers or the end consumers. All these will adversely affect our business, results of operations, financial condition and business prospects.

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As open economies, the domestic economies of Hong Kong and other Southeast Asian countries are affected by many other unpredictable factors such as global economic, social, legal and political developments and changes in local and international economic and political situations. There is no assurance that any changes in the existing government policies, economic, social and political conditions and the business environment in Hong Kong and other Southeast Asian countries in the future, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of the COVID-19 pandemic, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on the spending habits of the end consumers and hence our customers’ decisions to reduce or defer their spending on new IP licenses, experience events and/or other events and merchandises which directly affect our business prospects. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the events industry, foreign trade, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in Hong Kong and other Southeast Asian countries.

The future growth and level of profitability of the IP license sector of the events industry in Hong Kong and other Southeast Asian countries depend primarily upon consumer spending as well as the development of the market for IP license events in Hong Kong and other Southeast Asian countries, the nature, extent and timing of which will be determined by the interplay of a variety of factors, in particular, the investments of event organizers as well as the general conditions and prospects of the local economies. Economic changes as well as cultural, lifestyle, demographics and population changes may affect the demand for IP license events in Hong Kong and other Southeast Asian countries, and hence the business strategies of our customers which in turn will affect our business prospects and results of operations. There are also many other factors affecting the IP license sector of the events industry in Hong Kong and other Southeast Asian countries, including (i) general political, economic, financial and social developments in Hong Kong and other Southeast Asian countries; (ii) inflation; (iii) unemployment rate; (iv) fluctuations in interest rates; (iv) local government policies; and (vi) cyclical trends of the regional and global economies. If the IP license sector of the events industry in Hong Kong and other Southeast Asian countries declines for any reason, our business, results of operations, financial condition and future prospects could be adversely affected.

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We provide event management, design and/or merchandising services to our customers on a project-by-project basis, which exposes us to the risk of uncertainty and potential volatility with respect to our revenue.

We provide event management, design and/or merchandising services to our customers on a project-by-project basis and this is not recurring in nature. As such, we cannot guarantee that our customers will continue to engage us for our event management, design and/or merchandising services or continue to provide us with new businesses. In general, we do not have long-term contracts with our customers which provide that they will deploy our services for all their event management, design and/or merchandising needs, which create uncertainty to our future revenue streams. Our business and future revenue will likely be adversely affected if we are unable to secure new service contracts from new customers or our existing customers do not continue to engage us.

It is also difficult to forecast future businesses from our customers as it depends on their investment decisions. We provide customized event management, design and/or merchandising services to meet the specific needs of our customers on a project-by-project basis. The contract sum is determined by various factors including estimated event execution time costs, complexity of the event and the third-party costs we incurred which will not be reimbursed by our customers. As such, the revenue generated from each customer is different for each contract. We cannot assure you that we can secure future service contracts with contract sum comparable with the service contracts we worked on during the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025. The sustainability of our financial performance, including the number of projects undertaken, the total revenue contributed from the projects and revenue from each customer, is uncertain. Our financial performance may therefore fluctuate from year to year, and can be unpredictable.

We typically enter into fixed-price service contracts with our customers, and our failure to accurately estimate the resources and time required to perform these contracts could materially and adversely affect our business, results of operations and financial condition.

We typically enter into fixed-price service contracts with our customers for our event management, design and/or merchandising services, which requires us to accurately estimate the resources and time required in performing these contracts, such as manpower required and costs of other service providers, such as local facilitator and human resources companies supplying the temporary workers. As such, we have to bear the risk of cost overruns. There may be various factors affecting the actual time taken and cost incurred by us in completing the service contracts, including, among others, the event organizer rescheduling the events, delay in supply of products and services by third-party vendors, technical difficulties, lack of manpower and other unforeseeable problems and circumstances. Delay in completion or cost overruns may result in lower profits or losses in these contracts. We cannot assure you that we will be able to accurately estimate the resources and time required for completing our service contracts, and failure to do so may materially and adversely affect our business, results of operations and financial condition.

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Our success depends on our ability to maintain our reputation and our business and financial results may be harmed if events occur that damage our reputation.

Our business, results of operations and prospects depend, in part, on our ability to maintain the value of our reputation for providing customized, value-added, quality and efficient event management, design and/or merchandising services. We could lose existing or potential customers and/or opportunities for securing new service contracts or direct investment deals if our reputation were to be associated with any negative publicity, including complaints raised by unsatisfied customers or their end consumers that comes to the public’s attention and accidents occurred in the experience events that we managed. If we fail to successfully maintain, promote and position our brand and protect our reputation, our business, results of operations and financial condition may be adversely affected.

We operate in a competitive market.

The events industry in Hong Kong is highly fragmented and intensely competitive. It is characterized by constant change and innovation as customers or end consumers are demanding event management companies to create deeper and more meaningful event experiences that leave lasting impressions. We specialize in organizing, planning, promoting and managing experience events. It is a niche sector of the events industry as it requires the players to have an in-depth knowledge on the operation of IP licenses and experience in working with IP owners. Our biggest competition comes from local event management companies that are experienced in organizing big scale public events that involve IP licenses. Furthermore, we may face potential competition from global event management companies that seek to enter the Hong Kong market, whether independently or through the formation of strategic alliances with, or acquisition of, event management companies that operate in the Hong Kong market. We believe the principal competitive factors in our market include breadth and depth of the scope of services, pricing, user experience, financial viability, industry expertise and reputation, proven customer references, track record as well as relationship with other industry players (such as IP owners, venue operators and overseas event management companies). Some of our competitors and potential competitors may be larger and have more manpower and resources, longer operating histories, more financial strength, stronger relationships with customers and higher level of market recognition than we have. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, trends, customer and/or end consumer demands, industry standards and regulatory requirements. When we provide quotation on our event management, design and/or merchandising services for our customers, we may face keen competition and significant downward pricing pressure, thereby reducing our profit margins, which will have an adverse effect on our results of operations and profitability. If we fail to adapt to market conditions and customer and/or end consumer preferences expediently or otherwise fail to provide a competitive quotation as compared to our competitors, our potential customer may turn to our competitors. As a result, our customer base may decrease, which could materially and adversely affect our business, results of operations and financial condition. To increase our competitiveness, we may be required to divert additional resources to promote our event management, design and/or merchandising services and brand awareness, and such additional spending could adversely affect our profitability.

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A shift in our customers’ business model may adversely affect our business, results of operations and financial condition.

The events industry was transformed by the COVID-19 pandemic, which forced events into virtual environments and accelerated the ongoing digital transformation of the events industry. For virtual events, the technology behind the virtual event is the event venue, video is the primary method of content delivery and virtual attendees create a digital footprint of all of their event engagement that can be captured, analyzed and leveraged to deliver better event experiences and inform subsequent sales and marketing efforts. Even as the COVID-19 pandemic has subsided, we believe virtual events will remain popular due to their ability to attract and engage vast audiences across the globe. In our current business model, we specialize in the organization of in-person events as an event planner only. If our customers shift their event delivery models from an in-person mode to a virtual mode, it will reduce their need for our event management services, which will have a material adverse impact on our business, results of operations and financial condition. Even if our customers continue to organize in-person events, our business, results of operations and financial condition will also be adversely affected if they decide to eliminate the role of the event planner and take over all the responsibilities themselves.

Our operating margin may decline as a result of increasing cost of revenue and other indirect costs.

Our cost of revenue is mainly comprised of costs of goods sold, sub-contracting fee including costs of local facilitator, PR firms, contractors and temporary workers and project-related employee benefit expenses. Other indirect costs include office expenses, staff costs, insurance expenses and bank charges. Indirect costs are affected by, among other things, increase in overhead costs for administration purposes and rising interest rates. If labor costs and/or the other indirect costs increase, the local facilitator, human resources companies supplying the temporary workers and the manufacturers may pass on the increase in their costs to us by increasing their fees.

Our cost of revenue and other indirect costs mentioned above are subject to increase by other factors that are generally unpredictable and beyond our control or the control of our vendors. If these costs continue to rise and we fail to pass on the increases to our customers or end consumers, our business may be materially and adversely affected.

We may incur losses in the future.

We had a net profit of approximately HK$7.1 million and HK$6.4 million and a net loss of approximately HK$37.0 million, respectively, for the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025. Beginning in April 2024, we have mainly engaged in direct investment deals for experience events, and we endeavor to obtain multi-territorial IP licenses from IP owners to help us increase our market share in Hong Kong and further develop overseas markets. As a result of these changes to our business strategy, we anticipate that our operating expenses will increase in the foreseeable future as we seek to sign more direct investment deals, acquire IP licenses directly from IP owners, maintain and continue to grow our business, attract new customers and further enhance our services. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher operating expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis in the foreseeable future.

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There is no guarantee that we will receive payments from our customers in full on time or at all.

We generally require the customers which engage our event management, design and/or merchandising services to pay us by two non-refundable instalments, one shortly after the signing of the service contracts and the other shortly before the opening of the event or delivery of the final design work or finished merchandise (as the case may be). There is no assurance that our customers will remain solvent or that our customers will pay us the amount due in full in a timely manner or at all. We could be engaged in prolonged negotiation with our customers with respect to the settlement of payments and could incur costs to enforce such payments from time to time. Any failure by our customers to make any payment on time may have a material adverse effect on our liquidity and any failure by our customers to pay us in full may have a material adverse effect on our business, results of operations and financial condition.

Errors, defects, interruptions or any other malfunction or safety issues causing disruption to the events we organize could diminish demand for our event management, design and/or merchandising services.

Our customers rely on our event management, design and/or merchandising services for the smooth running of their events. Any errors, defects, interruptions or any other malfunction or safety issues that arise during our organization, planning, promotion and management of our customers’ events or the events which we have invested causing disruption to such events could (i) harm the business of our customers or our business, and we may face claims from our customers and/or end consumers for the losses they suffer; and (ii) affect our market reputation, which may diminish customers’ demand for our event management, design and/or merchandising services and/or put us in an inferior position in future competition for new service contracts or direct investment deals. We may also have to divert significant resources to (a) fix such errors, defects, interruptions or any other malfunction or safety issues and to ensure the events will continue to run smoothly; (b) rebuild confidence in our event management, design and/or merchandising services and our brand image; and (c) defend ourselves in or settle any potential legal claims. All these could adversely affect our reputation, business, results of operations and financial condition.

We depend on third-party vendors to assist us with the organization, planning, promotion and/or management of events.

We depend on local facilitators to assist us with the organization, planning, promotion and management of events outside of Hong Kong and human resources companies to supply us with temporary workers to assist us in the management of events in Hong Kong. We have not entered into any long-term contract with these third-party vendors and hence we do not have a guaranteed supply of these services. If any of these vendors were to cease, suspend or limit their services provided to us, or adversely modify supply terms or pricing, our ability to provide our event management services may be materially impaired. We cannot assure you that we will be able to obtain these services or acceptable substitutes from alternative vendors on commercially reasonable terms or at all. Moreover, the services provided by the local facilitators and the temporary workers supplied by the human resources companies in Hong Kong may be ineffective, all of which may adversely affect our ability to fulfill our contractual commitments to our customers. If we deliver substandard services to our customers, our customers may reduce our fees, terminate our service contracts or stop using our services in the future. They may also initiate legal proceedings against us. All these may increase our costs and damage our market reputation, which in turn may adversely affect our business, results of operations and financial condition.

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We are dependent on third-party manufacturers for the production of merchandise, and any disruption to our relationship or their manufacturing operations could adversely affect our merchandising services.

All of the merchandise we sourced for our customers during the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025 were produced by third-party manufacturers located in the PRC. As such, we rely heavily on the ability and efficiency of third-party manufacturers to produce merchandise for our customers and third-party manufacturers play a vital role in our merchandising services. We do not enter into any long-term contracts with third-party manufacturers and purchase contracts are signed with them on a case-by-case basis depending on the needs and requirements of our customers. There is no assurance that all or any of the third-party manufacturers that we have worked with during the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2024 will continue to produce merchandise for us at our desired quality and quantity,, in a timely manner and on terms commercially acceptable to us. Any disruption to such third-party manufacturers’ production may inevitably have an impact on their ability to produce the merchandise in line with our required schedule. If any of such third-party manufacturers terminates its business relationship with us for any reason or if there were changes to the current business arrangements, we may be unable to source suitable and stable supply of merchandise from comparable alternative third-party manufacturers in a timely manner or on terms commercially acceptable to us. Any of the above may result in production delay which would adversely affect our ability to fulfil our customers’ orders and may result in our customers cancelling their sales orders with us or cause serious disruption to our customers’ business (for instance, merchandise sales account for a significant amount of revenue for an experience event). All these will in turn adversely affect our sales and profitability as well as our reputation and business prospects.

Moreover, as we do not enter into any long-term contracts with the third-party manufacturers, the contractual terms offered by them may also be susceptible to fluctuations with regard to pricing, timing, quality and the market condition at the time of negotiation. Any increase in their costs may be passed on to us but we might be unable to pass on all or part of the increase in costs to our customers, which may have a material adverse effect on our financial performance.

We rely on a limited number of key suppliers.

We face risks due to a high concentration of suppliers, where a significant portion of our supply chain relies on a limited number of key suppliers. For the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025 (excluding in-house staffs), cost of goods sold attributed to our five largest suppliers accounted for approximately 78.9%, 75.0% and 43.2% of our total cost of goods sold. Any disruptions, quality issues, pricing fluctuations, or operational difficulties with these suppliers could adversely affect our ability to source necessary materials or services, resulting in production delays, increased costs, or potential supply chain interruptions. Such dependencies expose us to risks of supply shortages, pricing volatility, and operational challenges, which could impact our financial performance and competitive position.

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We may be exposed to IP infringement claims by third parties against IP owners, event organizers, ourselves and/or any other sub-licensees and if we fail to defend such claims, they could subject us to significant liabilities and other costs, and we may not be allowed to continue to use certain of the IP rights.

We specialize in organizing, planning, promoting and managing experience events, which typically involve IP owners granting event organizers (which are either our customers under service contracts or our licensors under direct investment deals) IP licenses of the licensed property for use in experience events in approved venues in a specified number of territories. Our success depends largely on our ability to use the licensed property to develop, organize, plan, promote and manage experience events without infringing the IP rights of third parties. We cannot assure you that third parties will not assert IP claims against the IP owners, event organizers, ourselves and/or any other sub-licensees during the course of the development, organization, planning, promotion and management of experience events. The validity and scope of those claims relating to the IP rights of the licensed property involve complex legal and factual questions and analysis, which can be uncertain and ambiguous. If third parties assert claims against the IP owners, event organizers, ourselves and/or any other sub-licensees for IP rights infringement, the IP owners, event organizers, ourselves and/or any other sub-licensees may need to defend the claims through legal proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel in defending against these third-party infringement claims, regardless of the merits. If the IP owners, event organizers, ourselves and/or any other sub-licensees fail to successfully defend such claims, we may be exposed to substantial liabilities to third parties and/or our customers and subject us to injunctions prohibiting the exploitation of the relevant licensed property, which may materially and adversely affect our business, results of operations and financial condition. Any infringement claim, whether with merits or not, may generate negative publicity which could harm our reputation.

If we are unable to protect the IP owners’ IP rights in the licensed property effectively, our business and reputation could suffer.

To protect their IP rights in the licensed property, the IP owners normally have very specific guidelines on the use of the licensed property, and we normally have to seek the IP owners’ prior approval on all proposed uses of the licensed property, which can be granted or rejected at the absolute discretion of the IP owners. We are also required to include appropriate copyright and trademark notices whenever any licensed property is being incorporated, displayed, exploited or otherwise used, as well as to inform the IP owner immediately in cases of any potential infringement of the IP owners’ IP rights in the licensed property. However, we cannot assure you that we will be able to fully comply with the above requirements and that the IP owners’ IP rights in the licensed property will be adequately protected. If we fail to comply with the above requirements or if we are unable to detect unauthorized use of the IP owners’ IP rights in the licensed property, or to take appropriate or timely steps to inform the IP owners of such unauthorized use, the IP owners may disapprove all plans and proposals we submit with respect to the experience events we organize, plan, promote and manage and this may harm our business and reputation, which in turn could adversely affect our business, results of operations and financial condition.

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If we are unable to maintain and protect our IP, or if third parties assert that we infringe on their IP rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information and other IP such as the IP owners’ licensed property, information and business methods, our designs of merchandise and our customer lists. We rely on trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our IP rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our IP rights may harm our business. Also, third parties may claim that our business operations infringe on their IP rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some products and/or services. IP is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure if the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage.

Any failure to maintain an effective quality control system may have a material adverse effect on our reputation, results of operations and financial condition.

As a merchandising service provider, quality control is a critical part of the supply chain management total solutions we provide to our customers. We have a quality control system for our merchandising staff to monitor and inspect the merchandise produced for our customers from the time of production of samples, procurement of raw materials to the merchandise being produced during inline production. If there is any significant failure or deterioration in our quality control system or if we fail to meet or conform to the required specifications of our customers, it may result in product returns and/or customer claims or complaints and we may lose the customer. All these could have a material adverse effect on our reputation, results of operations and financial condition.

The nature of our business exposes us to product liability claims.

A product liability claim attempts to hold the manufacturer or seller of a product accountable for allowing a defective product to enter into the stream of commerce. There are three types of defects in merchandise that may result in liability, namely design defects, manufacturing defects and defective warnings (which includes the failure to properly instruct a consumer on how to use the product). For instance, a merchandise may be flammable and does not meet local safety standards for fire and burn ratings and there is inadequate warning regarding flame and fire risks to the end consumers. There is no assurance that we and/or the third-party manufacturers engaged by us will not design, develop or manufacture any merchandise for our customers that are defective. If any defective merchandise designed, developed or manufactured by us and/or the third-party manufacturers engaged by us are subsequently sold by our customers, we may be exposed to product liability claims from our customers and/or their end consumers and we may have to recall all the defective merchandise in the market. Even if we managed to recall all the merchandise, or if we defend or settle such claims, our reputation, business, results of operations, financial condition and business prospects may be adversely affected.

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Legal disputes or proceedings may expose us to liabilities, divert our management’s attention and adversely affect our reputation.

The success of an experience event will require the collaboration of several parties, including the IP owner, the event organizer, the event planner and other service providers, including without limitation the local facilitator (where applicable), venue operator, contractor, public relationship firm, ticketing platforms, caterers, forwarders, logistic companies, and hence the operation of an experience event is contract intensive. Although the event organizer is normally the party signing these contracts (save for the contract with the local facilitator), we occasionally sign some of these contracts as agent for and on behalf of the event organizer. In any case, as the event planner of the experience event, we are responsible for liaising with the various contracting parties and supervising the execution of these contracts, and hence might be drawn into disputes between these contracting parties from time to time. In direct investment deals, we step into the shoes of the event organizer and we will sign all these contracts ourselves and hence will be directly exposed to these disputes. Dealing with these disputes is generally time-consuming and may require us to incur legal fees that may not be indemnified by the event organizer. If the resolution of such disputes is in a manner adverse to our interests, that may harm our reputation. All these could adversely affect our business, results of operations and financial condition.

In any case, during the ordinary course of our business operations, we may be involved in legal disputes or proceedings relating to, among other things, IP disputes, contractual disputes and labor disputes. Such legal disputes or proceedings may subject us to substantial liabilities and may have a material and adverse effect on our reputation, business, results of operations and financial condition.

If we become involved in material or protracted legal proceedings or other legal disputes in the future, we may need to incur substantial legal expenses and our management may need to devote significant time and attention to handle such proceedings and disputes, diverting their attention from our business operations. In addition, the outcome of such proceedings or disputes may be uncertain and could result in settlement or outcomes which may adversely affect our results of operations and financial condition.

Natural disasters and other catastrophic events beyond our control could adversely affect our business operations and financial performance.

The occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of these events could result in, among other things, operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions, which in turn could also cause consumer confidence and spending to decrease or result in increased volatility in Hong Kong and the Southeast Asian countries in which our customers have invested and global financial markets and economy. Such occurrences in the future could have a material adverse effect on us and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

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Our business and operations may be materially and adversely affected in the event of a resurgence of the COVID-19 pandemic.

The events industry around the world, which generally rely on face-to-face experiences to provide more opportunities for deeper engagement, networking and interaction, had generally suffered a serious blow during the COVID-19 pandemic, due to measures adopted by the respective local governments to stop community spread of the COVID-19 pandemic. There was no exception to us, and we had to rely on the design and/or sale of merchandise and government subsidies for our survival. If the COVID-19 pandemic resurges and/or new variants of the COVID-19 virus evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses which may impact us and our customers and suppliers. If in-person events have to be rescheduled, postponed or cancelled or if we or our customers and suppliers are forced to close down our/their businesses with prolonged disruptions to our/their operations, we may fail to complete the agreed event management, design and/or merchandising services for our customers, experience a delay or shortage of raw materials, supplies and/or services by our suppliers, or termination of service contracts by our customers. In addition, if any of our employees are suspected of having contracted the COVID-19 virus, some or all of our employees may be quarantined thus causing a shortage of labor and we would be required to disinfect our office and event venues. In such event, our operations may be severely disrupted. If there is a resurgence of the COVID-19 pandemic, it may have a negative impact on the local, regional and global economy, which will have negative impacts on consumer spending and our customers’ businesses and hence our businesses will also be affected. All these may have a material and adverse effect on our business, results of operations and financial condition.

Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to, and the insurance premium may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, the insurance premium payable by us depends on various factors, including the scope and contract sum of the projects undertaken by us and our insurance claim track record. There is no assurance that the insurance premium payable by us will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

Our business could be adversely affected by information technology systems breakdown or disruption.

We depend on our information technology systems to (i) conduct market research; (ii) trace information on the contracts we have signed and the contracts signed between our customers and their other service providers; (iii) manage our work schedule; and (iv) review our performance. We also depend on our information technology systems to assist us in our (a) designs and drawings; (b) preparation of all relevant event proposals and plans; and (c) communication with third parties, such as our customers, the other service providers engaged by them and our suppliers. An extended breakdown or failure of our information technology systems could disrupt our operations and have an adverse effect on our business, results of operations and financial condition.

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Fluctuations in foreign currency exchange rates may materially and adversely affect our financial condition and results of operations.

We are based in Hong Kong while all our suppliers of merchandise are based in the PRC. The brand owners, franchisees, distributors and local facilitators which we work with on overseas experience events are generally based overseas, such as in Malaysia and Thailand. Our reporting currency is Hong Kong Dollar while a portion of our overseas procurement is denominated in foreign currencies, such as Renminbi, Malaysian Ringgits and Thai Baht. As such, we are exposed to foreign currency risk as we trade in various foreign currencies. Fluctuations in foreign exchange are unpredictable as they may be caused by various factors, which would affect the gains and losses from transactions in currencies other than our reporting currency. We cannot assure you that we will not suffer any loss on foreign exchange in the future. Further, we do not have any forward contracts or other derivative instruments to manage our foreign exchange risks. In the event that we are unable to manage our foreign currency risks effectively or at all, our business, financial condition and results of operations may be materially and adversely affected.

The aging population may have an adverse effect on our business, results of operations and financial condition.

We specialize in organizing, planning, promoting and managing experience events, which typically involve IP licenses of licensed characters, the target audience of which are mainly young children, teenagers and young adults. The aging population in Hong Kong and the other Southeast Asia countries may hinder the growth of our business in the long run, as the demand for such experience events may gradually decrease due to the drop of birth rate in these countries. As such, a decrease in the size of the target audience together with an aging population may result in a decline in the demand for experience events, which may have an adverse effect on our business, results of operations and financial condition.

Our business may be subject to seasonal effects, which may adversely affect our liquidity and results of operations in certain seasons.

Our business generally experiences some effects of seasonal variations. Some of our customers tend to organize events during festive seasons such as New Year, Chinese New Year, Easter, Mid-Autumn Festival, Christmas or during the summer vacation, which may result in a fluctuation of our revenue. This seasonality factor may cause seasonal fluctuations in our financial results, which may adversely affect our liquidity and results of operations in certain seasons.

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We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. There is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to unseen factors such as the recurrence of the Pandemic, risks of war and regional conflicts. In the event of a sustained market deterioration, and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity in amounts or on terms acceptable to us, or at all. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud.

Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls may be less developed in certain respects than those of similar companies that operate in Hong Kong and may not provide our management with as much or as accurate or timely information. The PCAOB has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Class A Ordinary Shares.

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During the course of the review of our consolidated financial statements for the six months ended September 30, 2025, we and our auditor identified the following material weaknesses:

1)	Use of Manual Excel-Based Accounting Records

We currently rely on Excel spreadsheets for bookkeeping and payroll, with no dedicated accounting system in place. Our auditor recommended that we acquire and implement accounting software to standardize processes, enhance data integrity, and enable automated reconciliation and reporting.

2)	Insufficient Documentation and Recordkeeping

We lack proper supporting documentation for key transactions, particularly those related to co-organizer product and ticket sales. This creates difficulty in verifying completeness and accuracy of these transactions during the audit process.

3)	Improper Revenue Recognition

We did not appropriately net consignment sales against related costs, resulting in improper gross presentation of costs. These issues indicate insufficient evaluation of the role in the transactions and mistakenly accounted revenue and cost as principal instead of agent.

4)	Inadequate Controls Over Co-Organizer Revenue Reporting

We do not have sufficient procedures in place to independently verify revenue reports submitted by co-organizers, especially for overseas exhibitions. We heavily rely on co-organizer reports to finalize the net proceeds from these exhibitions, which poses a risk of incomplete or inaccurate revenue recognition.

5)	Improper Classification of Deposits, Receivables, Investments, and Cost of Sales

We did not consistently apply proper classification in several areas. For example, unsold merchandise were incorrectly classified as receivables instead of inventory. While not material, these issues affected the accuracy of our financial statement presentation.

We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

We are subjected to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.

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Risks Relating to Doing Business in Hong Kong

Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

Our operations are located in Hong Kong. In addition, PRC laws and regulations may be interpreted and applied inconsistently by different Hong Kong or PRC agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC that apply to our Operating Subsidiary in Hong Kong may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other PRC or Hong Kong government actions may:

●	intervene or interfere with our operations at any time;

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Any such interventions or actions could result in a material negative change in our operations, which could also negatively impact the value of our Class A Ordinary Shares.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including the regulation of certain activities in the United States and global securities markets, enhancing supervision over PRC-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since some of these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may exert more supervision and regulations over offerings conducted overseas and foreign investment in the PRC or HK-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares, or even our ability to continue to offer securities to investors, in which case the value of our Class A Ordinary Shares could significantly decline or become worthless.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to achieve compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

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In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.

Further, there are currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between Dreamland Limited, the ultimate holding company, and Trendic International Limited, the wholly-owned operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to fund operations outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Trendic International Limited.

The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are exposed to various risks and uncertainties stemming from the interpretations and implementations of laws and regulations in the PRC. These include, but are not limited to, the regulatory scrutiny of PRC companies’ overseas listings. Furthermore, we are susceptible to potential risks and uncertainties associated with future actions undertaken by the PRC government, which could potentially result in the disallowance of our organizational structure. Such an outcome would likely lead to a substantial transformation in our operational activities, and as a consequence, the value of our Class A Ordinary Shares may experience a significant depreciation or even become worthless.

We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, although we do not believe that we are currently subject to any such laws or regulations. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

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We obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation have interpreted and enforced data privacy and protection laws and regulations within their respective areas.

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In November 2016, the Standing Committee of China’s National People’s Congress passed the CSL, which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments(“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas initial public offerings. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On December 28, 2021, thirteen PRC regulatory agencies, namely, the CAC, the National Development and Reform Commission, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the State Administration for Market Regulation, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

According to the temporary application of Chinese laws related to cybersecurity to companies within China, companies established in Hong Kong are not within the scope of application. The Company is therefore currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) using our products and services do not require providing users’ personal information; (ii) we possess minimum amount, if not none of personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK, a Special Autonomous Region apart from mainland PRC. However, detailed implementation and interpretation related to network security are still under development. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us, where applicable and necessary.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

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We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations.

We may be subject to a variety of laws and other obligations regarding data protection in HK. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps so that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate.

Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO, for the following reasons: (i) using our products and services do not require providing applicable users’ personal information and (ii) we possess a minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy may continue to evolve. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations and standards on data protection and privacy continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices.

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We do not expect the China’s Enterprise Tax Law to be applicable to us as we do not have any subsidiary incorporated in the Mainland China as a PRC domestic company. Further, in August 2006, Hong Kong and China have signed a comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). Currently, we do not rely on the Comprehensive Double Taxation Arrangement and no application has been made thereto.

The HFCA Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties as Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor.

On April 21, 2020, former SEC Chairman Jay Clayton and former PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

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On December 18, 2020, the “Holding Foreign Companies Accountable Act” was signed by President Donald Trump and became law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three (3) consecutive years beginning in 2021, the issuer’s securities are banned from trade on a national exchange or through other methods.

On June 22, 2021, the U.S. Senate passed the “Accelerating Holding Foreign Companies Accountable Act”, which, if passed by the U.S. House of Representatives and signed into law by the President, would decrease the number of non-inspection years for foreign companies to comply with PCAOB audits from three (3) to two (2) years, thus, reducing the period before their securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate our auditor completely.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the “Holding Foreign Companies Accountable Act”. Rule 6100 provides a framework for the PCAOB to use to determine whether it is unable to inspect or investigate registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate.

On December 16, 2021, the PCAOB issued a report on its determinations that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made the Determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA.

On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and the MOF governing inspections and investigations, to establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination.

On December 29, 2022, provisions of the Accelerating Holding Foreign Companies Accountable Act were signed into law as part of the Consolidated Appropriations Act, amending the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

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Any lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors to lose confidence in audit procedures and reported financial information and the quality of financial statements of China-based companies.

Our auditor, TAAD, is headquartered in Diamond Bar, California and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCAA and related regulations. However, the recent developments would add uncertainties and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as related to the audit of our financial statements. Furthermore, there is a risk that our auditor cannot be inspected by the PCAOB in the future. The lack of inspection could cause trading in our securities to be prohibited on a national exchange or in the over-the-counter trading market under the HFCAA and related regulations, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless.

The Hong Kong legal system is subject to uncertainties in the interpretation and enforcement of PRC laws and regulations.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, prescribes that Hong Kong’s current sovereignty will remain in effect for 50 years.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

We may be affected by adverse changes in the political, economic, regulatory or social conditions in Hong Kong.

Our operations in HK are subject to special PRC considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our operating results may be adversely affected by changes in the political and social conditions in HK, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Similarly, Hong Kong’s economy differs from the economies of most developed countries in many respects, including the amount of PRC government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Economic conditions in Hong Kong are sensitive to global economic conditions. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds”, “Dividend Policy” and certain sections in the documents incorporated by reference. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, certain of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

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●	changes in policies, legislation, regulations or practices in the industry and place in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the business in which we operate;

●	the regulatory environment and industry outlook in general;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in Hong Kong;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in consumer performances, tastes and trends; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the Registration Statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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USE OF PROCEEDS

Any sales of ELOC Shares by the Investor pursuant to this prospectus will be solely for the Investor’s account. We will not receive any proceeds from any such sales. However, we may receive up to $18,000,000, in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of our ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. However, the actual proceeds may be less than this amount depending on the number of the ELOC Shares sold and the price at which the ELOC Shares are sold by us under the ELOC Purchase Agreement. The use of the Facility under the ELOC Purchase Agreement is subject to certain conditions, including the effectiveness of the registration statement of which this prospectus forms a part. Therefore, funds from the $18,000,000 gross purchase price will not be immediately available, if at all, to us, and there can be no assurances that the Facility will be available to us at all times during its term or that such purchase price will ever become available. See “Plan of Distribution” and elsewhere in this prospectus for more information.

We intend to use any proceeds from the Facility for working capital and general corporate purposes. We will have broad discretion in the way we use these proceeds. See “Risk Factors.”

The Investor will pay or assume any discounts, commissions or concessions received by them except as set forth in the ELOC Purchase Agreement. We will bear all other costs, fees and expenses incurred in effecting the registration of the ELOC Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of counsel and independent registered public accountants.

We cannot currently determine the price or prices at which the ELOC Shares may be sold by the Investor under this prospectus.

57

DIVIDEND POLICY

For the year ended March 31, 2024, Trendic declared and paid a dividend of HK$5,500,000 (approximately US$706,000) to its shareholders registered as such on March 30, 2024. No dividend was declared or paid for the year ended March 31, 2023. For the six months ended September 30, 2023 and 2024, no dividend was declared or paid by Trendic to its then existing shareholders. In addition, no dividend was declared or paid by the Company for the year ended March 31, 2025 and for the six months ended September 30, 2024 and 2025. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future as we plan to retain earnings for growth in our operations.

We have adopted a dividend policy, according to which our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) our consolidated operating and financial results; (b) our cash flow situation; (c) our business strategies and future operations and earnings; (d) taxation considerations; (e) interim dividends paid, if any; (f) capital requirements and expenditure plans; (g) statutory and regulatory restrictions; and (h) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Class A Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends. As a holding company, we may rely on dividends and other distributions on equity paid by Trendic for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Memorandum and Articles of Association (as amended from time to time) to provide funding to Trendic through loans or capital contributions. Trendic is permitted under the laws of Hong Kong to provide funding to us through dividend distribution without restrictions on the amount of the funds. If Trendic incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, Trendic has not experienced any difficulties or limitations on its ability to pay dividends; nor does it maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data for the financial years ended March 31, 2024 and 2025, and for the six months ended September 30, 2024 and 2025 have been derived from our unaudited consolidated financial statements. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the provisions of the IFRS. Our historical results do not necessarily indicate results expected for any future period.

The following table shows key components of our results of operations during the six months ended September 30, 2024 and 2025.

	Six months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD

Revenues	$30,462,186	$39,962,062
Revenues, related party	552,166	-
Total Revenues, net	31,014,352	39,962,062

Costs and expenses:
Cost of revenue	(19,736,299)	(34,535,505)
Cost of revenue – related party	(468,350)	(230,759)

Selling, general and administrative expenses	(4,226,640)	(41,217,901)
Research and development	(660,000)	-
Amortization	(2,318,444)	(390,000)
Impairment of rights of use assets	(111,136)	-
Depreciation	(238,649)	(210,865)

Profit/(Loss) from operations	3,254,834	(36,622,968)

Other income/(expenses):
Interest income	38,676	1,292
Finance costs	(232,971)	(401,922)
Other income	1,000	128,581
Total other income/(expenses), net	(193,295)	(272,049)

Profit/(Loss) before income taxes	3,061,539	(36,895,017)

Income tax expense	(350,000)	(85,600)

NET PROFIT/(LOSS)	$2,711,539	(36,980,617)

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The following table shows key components of our results of operations during the fiscal years ended March 31, 2024 and 2025.

	2024	2025
	HKD	HKD

Revenues	$20,103,097	$45,352,618
Revenues, related party	337,586	451,759

Total Revenues, net	20,440,683	45,804,377

Costs and expenses:
Cost of revenue	(11,360,489)	(33,565,785)
Cost of revenue – related party	-	(264,349)

Selling, general and administrative expenses	(666,286)	(7,319,454)
Research and development	-	(760,000)
Amortization	-	(2,560,667)
Impairment of rights of use assets	-	(111,136)
Depreciation	(294,083)	(449,514)

Profit from operations	8,119,825	773,472

Other income/(expenses):
Interest income	22,995	44,840
Finance costs	(246,262)	(656,689)
Other income	180,663	7,363,910
Total other income/(expenses), net	(42,604)	6,752,061

Profit before income taxes	8,077,221	7,525,533

Income tax expense	(988,347)	(1,100,000)

NET PROFIT	$7,088,874	6,425,533

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are an event management service provider based in Hong Kong with over eight years of experience in managing the entire or part of the event lifecycle for our customers. Events encompass a range of public and private events, from trade shows, conferences, concerts, exhibitions, charity galas, brand promotion events to internal corporate events. For enterprises, events offer a highly effective way to maximize their engagement with customers, helping enterprises to generate and qualify leads, deepen relationships with customers and build brand loyalty and advocacy, such as promotion of a brand by satisfied customers through customers sharing positive experiences on social media, providing referrals to friends and family, or simply telling others about the brand.

We specialize in assisting event organizers in organizing, planning, promoting and managing themed touring walk-through experience events, or experience events, for intellectual property owners, or IP owners, of characters in well-publicized animated cartoons and/or live action theatrical motion pictures, each a licensed character. This type of experience events typically involve an intellectual property license, or IP license, from the IP owner to an event organizer, giving the event organizer the right to develop, organize, plan, promote and manage experience events relating to the licensed character and other licensed properties, including the name of the licensed character, title of the animated cartoon/live action theatrical motion picture, costumes, environmental settings, plot elements and artwork together as the licensed property in approved venues in a specified number of territories. During the experience event, event attendees may separately purchase, in designated area(s) at the approved venue, (i) various interactive activities and/or entertainment, including hands-on active-play/participation and/or media-based activities, such as green-screen photo/video capturing activities where guests are offered the opportunity to have their photo and/or video taken using green-screen capture technology, or the interactive opportunities; (ii) custom-made merchandise featuring the licensed property that are commissioned specially for the experience event, or the custom-made merchandise, as well as other licensed merchandise featuring the licensed property that are supplied by the IP owners and/or its licensee(s); and (iii) food and beverage products.

Apart from organizing, planning, promoting and managing experience events, we also engage in the design and/or sale of merchandise, such as merchandise sold in concert venues and merchandise used as gift with purchase by our customers, as well as event management for brands, such as setting-up and running of pop-up stores and organizing store opening/product launch press events for labels.

During the COVID-19, pandemic most of the in-person events were rescheduled, postponed or cancelled and our business relied on the design and/or sale of merchandise and government subsidies. When things started to normalize after the COVID-19 pandemic, our business primarily focused on event management business again.

During the six months ended September 30, 2024, we started to be an event organizer for events.

For the six months ended September 30, 2024 and 2025, our net revenue increased by 29.0% from HK$31.0 million for the six months ended September 30, 2024 to HK$40.0 million for the six months ended September 30, 2025, which was mainly contributed by the shift of operation focus from pure services provider to event organizer and investor, resulting to an increase in sales and ticketing income of HK$10.9 million and sponsorship income of HK$11.2 million, partially offset by a reduction of event management and video production income of HK$13.4 million.

For the year ended March 31, 2023, 2024 and 2025, our net revenue increased by approximately 124.1% from approximately HK$20.1 million for the year ended March 31, 2024 to approximately HK$45.8 million for the year ended March 31, 2025, and our net revenue increased by approximately 465% from approximately HK$3.6 million for the fiscal year ended March 31, 2023 to approximately HK$20.4 million for the fiscal year ended March 31, 2024.

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For Description and Analysis of Principal Components of Our Results of Operations for the six months ended September 30, 2024 and 2025, please refer to pages 62 to 71.

For Description and Analysis of Principal Components of Our Results of Operations for the years ended March 31, 2024 and 2025, please refer to pages 72 to 81.

Description and Analysis of Principal Components of Our Results of Operations for the six months ended September 30, 2024 and 2025

The following table shows key components of our results of operations during the six months ended September 30, 2024 and 2025.

	Six months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD

Revenues	$30,462,186	$39,962,062
Revenues, related party	552,166	-
Total Revenues, net	31,014,352	39,962,062

Costs and expenses:
Cost of revenue	(19,736,299)	(34,535,505)
Cost of revenue – related party	(468,350)	(230,759)

Selling, general and administrative expenses	(4,226,640)	(41,217,901)
Research and development	(660,000)	-
Amortization	(2,318,444)	(390,000)
Impairment of rights of use assets	(111,136)	-
Depreciation	(238,649)	(210,865)

Profit/(Loss) from operations	3,254,834	(36,622,968)

Other income/(expenses):
Interest income	38,676	1,292
Finance costs	(232,971)	(401,922)
Other income	1,000	128,581
Total other income/(expenses), net	(193,295)	(272,049)

Profit/(Loss) before income taxes	3,061,539	(36,895,017)

Income tax expense	(350,000)	(85,600)

NET PROFIT/(LOSS)	$2,711,539	(36,980,617)

The following discussion is based on our historical results of operations and may not be indicative of our future operating performance.

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Six Months Ended September 30, 2024 Compared to September 30, 2025

Revenue

We derive our revenue from the provision of event management services, sale of goods and ticketing, sponsorship and design services. Revenue from provision of event management services represented revenue derived from events planning, development and operation services. Sales of goods represented revenue derived from procurement and sales of goods/drinks to customers from events and non-events and ticketing represented tickets sold and used for events. Sponsorship income represented titleship for the events. Video production income represented revenue from video production at event requested by customers. Design services represented revenue from design services as requested by customers. The following table sets forth our revenue for the six months ended September 30, 2024 and 2025:

	Six Months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD

Provision of event management services	$4,423,413	$-
Sales of goods and others	6,969,091	13,712,279
Tickets	6,902,453	11,061,550
Sponsorship	3,769,374	14,938,362
Video production	8,950,021	-
Design and others	-	249,871

Total:	$31,014,352	$39,962,062

Our net revenue increased by 29.0% from HK$31.0 million for the six months ended September 30, 2024 to HK$40.0 million for the six months ended September 30, 2025, which was mainly contributed by the shift of operation focus from pure services provider to event organizer and investor, resulting to an increase in sales and ticketing income of HK$10.9 million and sponsorship income of HK$11.2 million, partially offset by a reduction of event management and video production income of HK$13.4 million.

Cost of revenues

	Six months ended September 30,
	2024	2025
	HKD	HKD

Sub-contracting fee from event facilitators	$4,788,530	$7,750,122
Ticketing platform	225,575	543,484
Cost of goods sold for IP products	2,307,012	7,104,247
Staff costs	2,930,741	2,756,560
Royalty fee	1,343,941	8,697,009
Design and renovation	4,124,635	5,139,328
Video production costs	1,672,824	-
Other costs	2,811,391	2,775,514
Total:	$20,204,649	$34,766,264

For the six months ended September 30, 2024 and 2025, our cost of revenues was mainly comprised of cost of goods sold for IP products, staff costs, subcontracting fees from event facilitators, royalty fees for short term use of IP, design and renovation, and other costs related to events. For the six months ended September 30, 2024 and 2025, our cost of revenues amounted to approximately HK$20.2 million and HK$34.8 million, respectively. The increase in costs of revenue during the six months ended September 30, 2025 was mainly due to the shift of operation focus from pure services provider to event organizer and investor, resulting in a heavier burden of subcontracting fee, cost of inventory, royalty fee and design and renovation fee.

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General and Administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the six months ended September 30, 2024 and 2025:

	Six Months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD

Accounting fee	$48,000	$60,000
Bank charges	42,186	76,497
Insurance expenses	20,755	405,009
Staff payroll costs	1,082,423	1,138,069
Listing fees	1,933,527	4,080,728
Legal and professional fees	188,842	8,499,094
Travelling expenses	83,017	120,815
Marketing fee for events	513,097	2,738,057
Office expenses	107,549	295,356
Variable lease payments	-	208,645
Share-based payment for service fee	-	23,500,011
Sundries	207,244	95,620
Total:	$4,226,640	$41,217,901

Our general and administrative expenses amounted to approximately HK$4.23 million and approximately HK$41.2 million for the six months ended September 30, 2024 and 2025, respectively. The increase was mainly due to (i) listing fees such as audit, legal and such fees are IPO related expenses that do not qualify for capitalization as offering cost; (ii) the incurrence of share-based payment expenses of HK$23.5 million relating to the business development and marketing service agreement entered into in August 2025 during the six months ended September 30, 2025.

Research and development

Research and development mainly represented research and development expenses incurred for our website and e-ticket platform. Research and development expenses amounted to approximately HK$0.66 million and nil, respectively, during the six months ended September 30, 2024 and 2025.

Amortization

Amortization mainly represented amortization expenses incurred from licenses acquired for the events. Amortization expenses amounted to approximately HK$2.3 million and HK$0.4 million, respectively, during the six months ended September 30, 2024 and 2025.

Impairment of rights of use assets

Impairment of rights of use assets mainly represented impairment made due to uncertainty on future economic benefits on relevant rights of use assets. Impairment of rights of use assets amounted to approximately HK$0.11 million and nil, respectively, during the six months ended September 30, 2024 and 2025.

Depreciation

Depreciation mainly represented depreciation expenses incurred for equipment and right-of-use assets for office premises and motor vehicles. Depreciation amounted to approximately HK$0.24 million and approximately HK$0.21 million, respectively, during the six months ended September 30, 2024 and 2025.

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Other Income/ (Expense), Net

The following table sets forth the breakdown of our other income/(expense) for the six months ended September 30, 2024 and 2025:

	Six Months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD
Bank interest income	$38,676	$1,292
Finance costs	(232,971)	(401,922)
Gain on investment on event projects	-	532
Share of net return to an investment partner	-	(165,267)
Others	1,000	293,316
Total	$(193,295)	$(272,049)

Finance costs represented the interest expenses for bank borrowings and finance lease during the six months ended September 30, 2024 and 2025. The increase in finance costs was mainly attributable to the increase of bank borrowings during the six months ended September 30, 2025.

Share of net return to an investment partner represented the net profits of certain event projects to be shared to the investment partner. During the period, certain funds were received by the Group from a third-party investor to finance specific event projects. Under the terms of the agreement, the investment partner provides capital to the Group for the purpose of investing in event-related projects. In return, the investment partner is entitled to a share of the net returns (or bears a share of the losses) generated by those projects, in proportion to the percentage funded based on budget cost.

Income Tax Expenses

During the six months ended September 30, 2024 and 2025, the income tax expenses of approximately HK$0.35 million and HK$0.09 million, respectively were recognized as we generated no assessable income for the fiscal year under the local tax regime, after tax adjustments.

Net Profit

As a result of the foregoing, our net loss was HK$37.0 million for the six months ended September 30, 2025, as compared with the profit of HK$2.7 million for the same period in 2024.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily relate to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

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Cash flows

The following table summarizes our cash flows for the six months ended September 30, 2024 and 2025:

	Six months ended September 30,
	2024	2025
	HKD	HKD
Net cash provided by/(used in) operating activities	$(7,893,870)	$(24,989,349)
Net cash provided by/(used in) investing activities	(5,333,101)	(11,896,117)
Net cash provided by/(used in) financing activities	(10,773,040)	30,284,595
Net change in cash and cash equivalent	(2,453,931)	(6,600,871)
BEGINNING OF PERIOD	3,817,083	17,135,719
END OF PERIOD	$1,363,152	$10,534,848

Cash flows from operating activities

For the six months ended September 30, 2025, our net cash used in operating activities was approximately HK$24.99 million, which primarily consisted of our net loss before tax of approximately HK$36.90 million, mainly adding back (i) the non-cash share-based payment for service fee of approximately HK$23.50 million (ii) the depreciation of right of use assets and equipment of approximately HK$0.21 million and finance costs of approximately HK$0.40 million; (iii) the amortization of licenses of approximately HK$0.39 million, (iv) the decrease in accounts and other receivables of approximately HK$0.24 million, the decrease in amount due from related parties of approximately HK$0.93 million, and the increase in trade and other payable of approximately HK$17.31 million; and was partially offset by (v) the increase in deposits, prepayments of approximately HK$14.25 million, and the increase in amount due from joint operation parties of approximately HK$14.77 million.

For the six months ended September 30, 2024, our net cash used in operating activities was approximately HK$7.89 million, which primarily consisted of our net profit before tax of approximately HK$3.06 million, mainly adding back (i) the non-cash depreciation of right of use assets and equipment of approximately HK$0.24 million and finance costs of approximately HK$0.23 million, (ii) the impairment of approximately HK$0.11 million; (iii) the increase in amortization of licenses of approximately HK$2.32 million, (iv) the increase in contract assets for upcoming events of approximately HK$2.78 million, increase in inventory of approximately HK$1.49 million, increase in accounts receivable of approximately HK$6.22 million for receivables not yet settled as at September 30, 2024, the increase in deposits, prepayments and other receivables of approximately HK$1.56 million, the increase in amount due from related parties of approximately HK$2.13 million, the increase in amount due from/(to) joint operation parties of approximately HK$1.65 million and was partially offset by (v) increase in trade and other payable of approximately HK$0.91 million for payables incurred for upcoming events and increase in contract liabilities of approximately HK$1.10 million due to advanced payment from customer for provision of event services to be performed subsequent to the balance sheet date.

Cash flows from investing activities

For the six months ended September 30, 2025, our net cash used in investing activities was approximately HK$11.89 million, mainly resulting from the net ash paid for investment on event projects approximately HK$10.73 million and acquisition of intangible assets of approximately HK$1.12 million.

For the six months ended September 30, 2024, our net cash used in investing activities was approximately HK$0.04 million from interest income and intangible assets acquired of approximately HK$5.37 million.

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Cash flows from financing activities

For the six months ended September 30, 2025, our net cash provided by financing activities was approximately HK$30.28 million which was mainly due to the net proceeds of approximately HK$35.79 million from issuance of ordinary shares in the initial public offering, partially offset by the net payments of bank borrowings of approximately HK$4.81 million.

For the six months ended September 30, 2024, our net cash provided by financing activities was approximately HK$10.78 million which was mainly due to the increase of proceeds from a shareholder of HK$7.07 million and the increase in bank overdraft of HK$5.59 million and the increase in bank borrowings of approximately of HK$2.88 million, and partially offset by the payments to a shareholder of approximately HK$4.07 million.

Capital commitments

The Company signed few investments for event projects as at March 31, 2025 and September 30, 2025 and there are outstanding commitments for investments of approximately HK$12.80 million and HK$0.58 million respectively.

Except for the above, as of September 30, 2025, the Company has no material commitments or contingencies.

Key Factors Affecting our Results of Operations

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus. These factors include the following:

●	Economic conditions of Hong Kong and Asian markets: our revenues may significantly be affected by economic conditions of places for the events to be convened for events and sold of goods. A slowdown in the economy, such as deterioration of overall economic sentiment may decrease the willingness of customers for the events and purchased of IP products, which in turn may decrease their need on overall our services and products, and affect our operating business performance;

●	Dependence on key customer: our revenues may significantly be affected by the demands of our key customer due to market competitions such as pricing strategy offered by competitors;

●	Limited vendors for events facilitators and IP products: our costs for goods to be sold for IP products may significantly be affected due to limited vendors for events facilitators and IP products;

●	Dependence on co-organizer/joint operation parties: our revenue and costs for event may significantly be affected due to co-organizer/joint operation parties performance;

●	Ability to manage staff costs: any upward changes in our staff costs that are not in proportion to an increase in our revenues would impact our results of operations negatively;

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Off-Balance Sheet Transactions

As of September 30, 2025, we have not entered into any material off-balance sheet transactions or arrangements.

Except for commitments disclosed above, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with IFRS accounting standards. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

●	Interests in Joint Operations

During the six months ended September 30, 2025, the Group entered into joint operation arrangement for certain events. In return, the Group will have project sharing at agreed portion. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

The Group recognizes in relation to its interest in a joint operation:

●	its assets, including its share of any assets held jointly;

●	its liabilities, including its share of any liabilities incurred jointly;

●	its revenue from the sale of its share of the output arising from the joint operation;

●	its share of the revenue from the sale of the output by the joint operation; and

●	its expenses, including its share of any expenses incurred jointly.

The assets, liabilities, revenues and expenses relating to the Group’s interest in a joint operation are accounted for in accordance with the relevant IFRSs such as IFRS 11 applicable to the particular assets, liabilities, revenues and expenses, and recognized based on the profit sharing ratio on each event. The amount due from/(to) joint operation parties will be recognized based on payment/receipt by the Group and joint operation accordingly.

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●	Investment on event projects

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. The Group initially measures a financial asset at its fair value plus in the case of a financial asset not at fair value through profit or loss, transaction costs. In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model. The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling. Financial assets which are not held within the aforementioned business models are classified and measured at fair value through profit or loss.

The investment on event projects are recorded at cost less impairment similar to equity accounting method because of absence of readily available market data. The investment on event projects represented monetary investment on event projects which the Group does not involve event operations and has return on investments based on percentage of amounts invested in the event over net profit or loss of the event in accordance with binding agreements. The management believe the carrying amounts of this investment approximates is fair value. All investment on events projects are expected to be completed within one year and such investment amounts are presented as current asset.

●	Revenue Recognition

The Company adopted Accounting Standards Revenue from Contracts with Customers (IFRS 15), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

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Revenue related to event planner

The Company identified the following three types of performances under the event management contract: i) events planning, design, development and operation, or the Event Management Services; ii) Procurement and sales of goods (including but not limited to IP goods, drinks, tickets) to customer; iii) sponsorship commission income. The Company’s revenue is derived from contracts with customers in the rendering of Event Management Services, and as such, the revenue recognized depicts the transfer of promised services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services when the events start. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The duration of the service period is usually less than one year. The Company recognize Event Management Services revenue when the event starts and during the event period ratably because: i) Based on the contract terms, none of parties that entered into the contract can terminate, and find other vendors to substitute the services; ii) And the customer benefits from our service beginning at the point of the event started to the event completion. The Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The event management contract price is lump sum basis, consisted of sales of goods and Event Management Services consideration. For allocation of transaction price of sales of goods and Event Management Services, the company applied cost plus margin method to determine the sales of goods revenue based on standalone sales of goods gross margin, and allocate the remaining provision consideration into event management services. For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any).

For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

Revenue related to event organizer

The Company obtained IP directly from IP owner and authorized to convene events as organizer or co-organizer. The Company identified the following four types of performances under the event: i) sales of event tickets for the events; ii) Procurement and sales of goods (including but not limited to IP goods and drinks) to customer; iii) sponsorship commission income and (iv) ad hoc requested by customer say video production for the event

The Company sold the event tickets through on site or sales platform. For event tickets income, it is recognized upon the provision of events.

The Company sold the goods at the event. Revenue from sales of goods is recognized at a point in time when control of the goods has been transferred to the customers. Control is primarily evidenced by taking physical possession and inventory risk of the goods. The Group controls the goods and determines the selling price or allocated selling price (under event management services contracts) of the good before the good is transferred to the customers.

For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any). For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

For ad hoc income say video production, it is recognized upon the video delivered and confirmed by customer.

For events have co-organizer, the revenue recognition is similar the above under heading revenue related to event organizer but proportion based on agreed terms to the agreement with joint operations parties. Please refer to interest in joint operations paragraph in Note 2.

Design

Revenue from designed services is recognized over time. The revenue generated from design services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of design services. The design services provide involve a series of tasks which are distinct and meet the criteria for recognizing revenue overtime. In addition, the Group concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the clients each month. The Group recognizes revenues from design services on a monthly basis when it satisfies its performance obligations throughout the contract terms. Because the design works were performed by inhouse designer and/or monitored by in-house designer through external designer (value added services), the Company controls the specified designed services before that services are transferred to a customer and the Company will determine the selling price, and thus, the Company is principal instead of agent for design services.

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Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the unaudited consolidated financial statements, “Summary of Significant Accounting Policies”.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD800,000 if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2025 and September 30, 2025, cash and bank balances of HKD17,135,719 and HKD10,534,848 was maintained at financial institutions in Hong Kong, of which none of its cash balance was subject to credit risk. However, if the individual bank balance is over HKD800,000, the excess will be subject to credit risk if the relevant bank fails. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

As of March 31, 2025 and September 30, 2025, there were accounts and other receivables of HKD17,082,085 and HKD16,840,037, respectively. Four of customers as of September 30, 2025 (March 31, 2025: Three) are amounted to 10% or more of the total consolidated amounts.

Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

Liquidity risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. Our policy is to ensure that we have sufficient cash to meet our liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

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Description and Analysis of Principal Components of Our Results of Operations for the years ended March 31, 2024 and 2025

The following table shows key components of our results of operations during the years ended March 31, 2024 and 2025.

	Year Ended March 31,
	2024	2025
	HKD	HKD

Revenues	$20,103,097	$45,352,618
Revenues, related party	337,586	451,759
Total Revenues, net	20,440,683	45,804,377

Costs and expenses:
Cost of revenue	(11,360,489)	(33,565,785)
Cost of revenue – related party	-	(264,349)
Selling, general and administrative expenses	(666,286)	(7,319,454)
Research and development	-	(760,000)
Amortization	-	(2,560,667)
Impairment of rights of use assets	-	(111,136)
Depreciation	(294,083)	(449,514)

Profit from operations	8,119,825	773,472

Other income/(expenses):
Interest income	22,995	44,840
Finance costs	(246,262)	(656,689)
Other income	180,663	7,363,910
Total other income/(expenses), net	(42,604)	6,752,061

Profit before income taxes	8,077,221	7,525,533

Income tax expense	(988,347)	(1,100,000)

NET PROFIT	$7,088,874	6,425,533

The following discussion is based on our historical results of operations and may not be indicative of our future operating performance.

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Year Ended March 31, 2024 Compared to March 31, 2025

Revenue

We derive our revenue from the provision of event management services, sale of goods and ticketing, sponsorship and design services. Revenue from provision of event management services represented revenue derived from events planning, development and operation services. Sales of goods represented revenue derived from procurement and sales of goods/drinks to customers from events and non-events and ticketing represented tickets sold and used for events. Sponsorship income represented titleship for the events. Video production income represented revenue from video production at event requested by customers. Design services represented revenue from design services as requested by customers. The following table sets forth our revenue for the year ended March 31, 2024 and 2025:

	Year ended March 31,
	2024	2025
	HKD	HKD

Provision of event management services	$6,733,049	$4,423,413
Sales of goods and tickets
Tickets	-	9,731,700
Sales of goods and café from events	5,842,727	7,594,988
Sales of goods and café from non-events	5,616,637	7,977,732
	11,459,364	25,304,420

Sponsorship	-	5,371,523
Video production	-	8,950,021
Design and others	2,248,270	1,755,000

Total:	$20,440,683	$45,804,377

Our total revenue increased by approximately HK$25.3 million, or approximately 124.1%, to approximately HK$45.8 million for the year ended March 31, 2025 from approximately HK$20.4 million for the year ended March 31, 2024. This increase was mainly attributable to the increase of our event related income was because we started to act as event organizer/co-organizer for events during the year ended March 31, 2025, enhancing our revenue stream from events such as sales of tickets, sponsorship and video production requested by a customer.

Cost of revenues

	Year ended March 31,
	2024	2025
	HKD	HKD

Sub-contracting fee from event facilitators	$1,746,648	$7,980,804
Ticketing platform	-	117,631
Cost of goods sold for IP products	5,068,822	8,950,189
Staff costs	1,746,232	5,131,158
Royalty fee	297,909	2,581,599
Design and renovation	-	4,124,635
Equipment rental	-	1,024,424
Video production costs	-	1,672,824
Sponsorship commission	-	116,696
Other costs	2,500,878	2,130,174
Total:	$11,360,489	$33,830,134

For the year ended March 31, 2024 and 2025, our cost of revenues was mainly comprised of cost of goods sold for IP products, staff costs, subcontracting fees from event facilitators, royalty fees for short term use of IP, design and renovation, and other costs related to events. For the year ended March 31, 2024 and 2025, our cost of revenues amounted to approximately HK$11.4 million and HK$33.8 million, respectively. The increase in costs of revenue during the year ended March 31, 2025 was in line with the increase in revenue due to business expansion.

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General and Administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the years ended March 31, 2024 and 2025:

	Year ended March 31,
	2024	2025
	HKD	HKD

Accounting fee	$24,000	$113,000
Bank charges	3,760	72,270
Insurance expenses	30,376	356,788
Staff payroll costs	232,956	1,411,500
Listing fees	-	3,503,862
Legal and professional fees	-	188,842
Travelling expenses	-	172,228
Marketing fee for events	-	541,965
Office expenses	329,360	296,346
Warehouse rent	-	216,036
Sundries	45,834	446,617
Total:	$666,286	$7,319,454

Our general and administrative expenses amounted to approximately HK$0.67 million and approximately HK$7.32 million for the years ended March 31, 2024 and 2025, respectively. The increase was mainly due to (i) listing fees such as audit, legal and such fees incurred for IPO; (ii) the increase in staff costs due to increase in staff and insurance purchased as designated contribution to Ms. Seto; and (iii) business expansion during the year ended March 31, 2025.

Research and development

Research and development mainly represented research and development expenses incurred for our website and e-ticket platform. Research and development expenses amounted to nil and approximately HK$0.76 million, respectively, during the year ended March 31, 2024 and 2025.

Amortization

Amortization mainly represented amortization expenses incurred from licenses acquired for the events. Amortization expenses amounted to nil and approximately HK$2.56 million, respectively, during the year ended March 31, 2024 and 2025.

Impairment of rights of use assets

Impairment of rights of use assets mainly represented impairment made due to uncertainty on future economic benefits on relevant rights of use assets. Impairment of rights of use assets amounted to nil and approximately HK$0.11 million, respectively, during the years ended March 31, 2024 and 2025.

Depreciation

Depreciation mainly represented depreciation expenses incurred for equipment and right-of-use assets for office premises and motor vehicles. Depreciation amounted to approximately HK$0.29 million and approximately HK$0.45 million, respectively, during the years ended March 31, 2024 and 2025.

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Other Income/ (Expense), Net

The following table sets forth the breakdown of our other income/(expense) for the years ended March 31, 2024 and 2025:

	Year ended March 31
	2024	2025
	HKD	HKD
Government grant	$178,124	$-
Bank interest income	22,995	44,840
Finance costs	(246,262)	(656,689)
Gain on disposal of intangible assets	-	6,145,711
Gain on investment on event projects	-	806,606
Gain/(Loss) on early termination of leases	2,539	-
Sale of concert tickets and others	-	411,593
Total	$(42,604)	$6,752,061

The other income/(expenses) mainly represented government grant, disposal of intangible assets, gain on investment in event projects and sale of concert tickets. The increase was mainly due to the fact that there were disposal of intangible assets and the Group started to invest in event projects and sale of concert tickets during the year ended March 31, 2025. Finance costs represented the interest expenses for bank borrowings and finance lease during the years ended March 31, 2024 and 2025. The increase in finance costs was mainly attributable to the increase of bank borrowings during the year ended March 31, 2025.

Income Tax Expenses

During the years ended March 31, 2024 and 2025, the income tax expenses of approximately HK$0.99 million and HK$1.10 million, respectively were recognized. The increase during the year ended March 31, 2025 was mainly due to the tax loss from previous periods utilized during the year ended March 31, 2024.

Net Profit

As a result of the foregoing, our net profit for the years ended March 31, 2024 and 2025 amounted to approximately HK$7.09 million and approximately HK$6.43 million, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily relate to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

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Cash flows

The following table summarizes our cash flows for the years ended March 31, 2024 and 2025:

	Year ended March 31,
	2024	2025
	HKD	HKD
Net cash provided by/(used in) operating activities	$8,281,946	$(15,992,733)
Net cash used in investing activities	(110,860)	(14,765,561)
Net cash provided by/(used in) financing activities	(4,682,217)	44,076,930
Net change in cash and cash equivalent	3,488,869	13,318,636
BEGINNING OF PERIOD	328,214	3,817,083
END OF PERIOD	$3,817,083	$17,135,719

Cash flows from operating activities

For the year ended March 31, 2025, our net cash used in operating activities was approximately HK$16.0 million, which primarily consisted of our net profit before tax of approximately HK$7.53 million, mainly adding back (i) the non-cash depreciation of right of use assets and equipment of approximately HK$0.45 million and finance costs of approximately HK$0.66 million, (ii) the impairment of approximately HK$0.11 million; (iii) the increase in amortization of licenses of approximately HK$2.56 million, (iv) the increase in gain on disposal of intangible assets of approximately HK$6.15 million and gain on investments of approximately HK$0.81 million; (v) increase in inventory of approximately HK$0.31 million, (vi) increase in account and other receivables of approximately HK$6.45 million for receivables not yet settled as at March 31, 2025, (vii) the increase in deposits and prepayments of approximately HK$10.99 million, (viii) the increase in amount due from related parties of approximately HK$0.93 million, (ix) the increase in Amount due from joint operation parties of HK$1.76 million, (x) decrease in trade and other payable of approximately HK$0.58 million, excluded the other payable to investment partner, (xi) the decrease in contract liabilities of approximately HK$3.57 million, (xii) the decrease in contract assets for upcoming events of approximately HK$4.28 million.

For the year ended March 31, 2024, our net cash generated from operating activities was approximately HK$8.3 million, which primarily consisted of our net profit before tax of approximately HK$8.1 million, mainly adding back (i) the non-cash depreciation of right of use assets of approximately HK$0.29 million and finance costs of approximately HK$0.25 million, (ii) the increase in contract assets for upcoming events of approximately HK$4.3 million, increase in accounts receivable of approximately HK$0.8 million for receivables not yet settled as at March 31, 2024 and was partially offset by (iii) increase in trade and other payable of approximately HK$1.4 million for payables incurred for upcoming events and increase in contract liabilities of approximately HK$3.6 million due to advanced payment from customer for provision of asset management services to be performed subsequent to the balance sheet date.

Cash flows from investing activities

For the year ended March 31, 2025, our net cash used in investing activities was approximately HK$14.77 million which was mainly due to the increase in interest income of approximately HK$0.04 million, proceeds from disposal of intangible assets of approximately HK$1.15 million, proceeds from investment on event projects of approximately HK$1.8 million, and offset by the increase in acquisition of intangible assets of approximately HK$9.27 million and cash paid for investments of approximately HK$8.49 million.

For the year ended March 31, 2024, our net cash used in investing activities was approximately HK$0.11 million, for the purchase of equipment.

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Cash flows from financing activities

For the year ended March 31, 2025, our net cash provided by financing activities was approximately HK$44.08 million which was mainly due to the increase of proceeds from a shareholder of HK$9.18 million, proceeds from investment partner of approximately HK$30.1 million, the increase in bank overdraft of HK$15.14 million and the increase in bank borrowings of approximately of HK$3.70 million, and partially offset by the payments to a shareholder of approximately HK$4.39 million and the repayment of bank overdrafts of approximately HK$7.79 million.

For the year ended March 31, 2024, our net cash used in financing activities was approximately HK$4.7 million which was mainly due to the net increase of amount due from a shareholder of HK$3.7 million and the repayment of bank borrowings and lease liabilities.

Capital commitments

The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

Commitment on investments for event projects

The Company signed few investments for event projects as of March 31, 2025 and there are outstanding commitments for investments of HK$12,798,092.

Except for the above, as of March 31, 2024 and 2025, the Company has no material commitments or contingencies.

Key Factors Affecting our Results of Operations

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus. These factors include the following:

●	Economic conditions of Hong Kong and Asian markets: our revenues may significantly be affected by economic conditions of places for the events to be convened for events and sold of goods. A slowdown in the economy, such as deterioration of overall economic sentiment may decrease the willingness of customers for the events and purchased of IP products, which in turn may decrease their need on overall our services and products, and affect our operating business performance;

●	Dependence on key customer: our revenues may significantly be affected by the demands of our key customer due to market competitions such as pricing strategy offered by competitors;

●	Limited vendors for events facilitators and IP products: our costs for goods to be sold for IP products may significantly be affected due to limited vendors for events facilitators and IP products;

●	Dependence on co-organizer/joint operation parties: our revenue and costs for event may significantly be affected due to co-organizer/joint operation parties performance;

●	Ability to manage staff costs: any upward changes in our staff costs that are not in proportion to an increase in our revenues would impact our results of operations negatively;

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Off-Balance Sheet Transactions

As of March 31, 2025, we have not entered into any material off-balance sheet transactions or arrangements.

Except for commitments disclosed above, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with IFRS accounting standards. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

●	Interests in Joint Operations

During the year ended March 31, 2025, the Group entered into joint operation arrangement for certain events. In return, the Group will have project sharing at agreed portion. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

The Group recognizes in relation to its interest in a joint operation:

●	its assets, including its share of any assets held jointly;

●	its liabilities, including its share of any liabilities incurred jointly;

●	its revenue from the sale of its share of the output arising from the joint operation;

●	its share of the revenue from the sale of the output by the joint operation; and

●	its expenses, including its share of any expenses incurred jointly.

The assets, liabilities, revenues and expenses relating to the Group’s interest in a joint operation are accounted for in accordance with the relevant IFRSs such as IFRS 11 applicable to the particular assets, liabilities, revenues and expenses, and recognized based on the profit sharing ratio on each event. The amount due from/(to) joint operation parties will be recognized based on payment/receipt by the Group and joint operation accordingly.

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●	Investment on event projects

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. The Group initially measures a financial asset at its fair value plus in the case of a financial asset not at fair value through profit or loss, transaction costs. In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model. The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling. Financial assets which are not held within the aforementioned business models are classified and measured at fair value through profit or loss.

The investment on event projects are recorded at cost less impairment similar to equity accounting method because of absence of readily available market data. The investment on event projects represented monetary investment on event projects which the Group does not involve event operations and has return on investments based on percentage of amounts invested in the event over net profit or loss of the event in accordance with binding agreements. The management believe the carrying amounts of this investment approximates is fair value. All investment on events projects are expected to be completed within one year and such investment amounts are presented as current asset.

●	Revenue Recognition

The Company adopted Accounting Standards Revenue from Contracts with Customers (IFRS 15), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

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Revenue related to event planner

The Company identified the following three types of performances under the event management contract: i) events planning, design, development and operation, or the Event Management Services; ii) Procurement and sales of goods (including but not limited to IP goods, drinks, tickets) to customer; iii) sponsorship commission income. The Company’s revenue is derived from contracts with customers in the rendering of Event Management Services, and as such, the revenue recognized depicts the transfer of promised services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services when the events start. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The duration of the service period is usually less than one year. The Company recognize Event Management Services revenue when the event starts and during the event period ratably because: i) Based on the contract terms, none of parties that entered into the contract can terminate, and find other vendors to substitute the services; ii) And the customer benefits from our service beginning at the point of the event started to the event completion. The Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The event management contract price is lump sum basis, consisted of sales of goods and Event Management Services consideration. For allocation of transaction price of sales of goods and Event Management Services, the company applied cost plus margin method to determine the sales of goods revenue based on standalone sales of goods gross margin, and allocate the remaining provision consideration into event management services. For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any).

For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

Revenue related to event organizer

The Company obtained IP directly from IP owner and authorized to convene events as organizer or co-organizer. The Company identified the following four types of performances under the event: i) sales of event tickets for the events; ii) Procurement and sales of goods (including but not limited to IP goods and drinks) to customer; iii) sponsorship commission income and (iv) ad hoc requested by customer say video production for the event

The Company sold the event tickets through on site or sales platform. For event tickets income, it is recognized upon the provision of events.

The Company sold the goods at the event. Revenue from sales of goods is recognized at a point in time when control of the goods has been transferred to the customers. Control is primarily evidenced by taking physical possession and inventory risk of the goods. The Group controls the goods and determines the selling price or allocated selling price (under event management services contracts) of the good before the good is transferred to the customers.

For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any). For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

For ad hoc income say video production, it is recognized upon the video delivered and confirmed by customer.

For events have co-organizer, the revenue recognition is similar the above under heading revenue related to event organizer but proportion based on agreed terms to the agreement with joint operations parties. Please refer to interest in joint operations paragraph in Note 2.

Design

Revenue from designed services is recognized over time. The revenue generated from design services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of design services. The design services provide involve a series of tasks which are distinct and meet the criteria for recognizing revenue overtime. In addition, the Group concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the clients each month. The Group recognizes revenues from design services on a monthly basis when it satisfies its performance obligations throughout the contract terms. Because the design works were performed by inhouse designer and/or monitored by in-house designer through external designer (value added services), the Company controls the specified designed services before that services are transferred to a customer and the Company will determine the selling price, and thus, the Company is principal instead of agent for design services.

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Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the audited consolidated financial statements, “Summary of Significant Accounting Policies”.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 if the bank with which an individual a company hold its eligible deposit fails. As of March 31, 2024 and 2025, cash and bank balances of HKD3,817,083 and HKD17,135,719 was maintained at financial institutions in Hong Kong, of which none of its cash balance was subject to credit risk. However, if the individual bank balance is over HKD500,000, the excess will be subject to credit risk if the relevant bank fails. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

As of March 31, 2024 and 2025, there were accounts and other receivables of HKD826,687 and HKD17,082,085, respectively. Three of customers as of March 31, 2025 (2024: Two) are amounted to 10% or more of the total consolidated amounts.

Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

Liquidity risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. Our policy is to ensure that we have sufficient cash to meet our liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

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SELLING SHAREHOLDER

This prospectus relates to the offer and sale by the selling shareholder indicated below (the “Selling Shareholder”) of 17,852,797 ELOC Shares that we may, in our discretion, elect to issue and sell to the Investor, from time to time after the date of this prospectus, and 147,203 Class A Ordinary Shares issuable to the Investor as commitment shares pursuant to the ELOC Purchase Agreement. We are registering the Class A Ordinary Shares pursuant to the provisions of the Registration Rights Agreement we entered into with the Investor on December 3, 2025, in order to permit it to offer the shares for resale from time to time. Except for the transactions contemplated by the ELOC Purchase Agreement, and the Registration Rights Agreement or as otherwise disclosed in this prospectus (and the information incorporated by reference herein), the Investor has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Shareholder” means the Investor.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, broker-dealers or agents that participate in the sale of the Class A Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of the of Class A Ordinary Shares by the Selling Shareholder. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder, based on its ownership of the Class A Ordinary Shares, as of February 4, 2026, without regard to any limitations on exercises or conversion, as applicable. The third column lists the Class A Ordinary Shares being offered by this prospectus by the Selling Shareholder.

This prospectus generally covers the resale of the sum of the maximum number of ELOC Shares. The fourth column assumes the sale of all of the Class A Ordinary Shares offered by the Selling Shareholder pursuant to this prospectus. The fourth column assumes the sale of all of the Class A Ordinary Shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the warrants and other warrants held by Selling Shareholders, a Selling Shareholder may not exercise any such warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Class A Ordinary Shares which would exceed 4.99%, of our then outstanding Class A Ordinary Shares following such exercise, excluding for purposes of such determination Class A Ordinary Shares issuable upon exercise of such warrants which have not been exercised. The number of Class A Ordinary Shares in the second and fourth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of their Class A Ordinary Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to Be Sold Pursuant to this Prospectus(1)		Number of Class A Ordinary Shares Owned After Offering	Percentage of Beneficial Ownership After Offering (2)(3)
Hudson Global Ventures, LLC (4)	0	18,000,000	(5)(6)	0	0%

(1)	This number assumes the sale of the maximum amount of the Selling Shareholder’s shares to be sold pursuant to this prospectus.
(2)	Number indicated is on a fully diluted basis, rounded to the nearest hundredth digit.
(3)	Percentage ownership indicated is on a fully diluted basis.
(4)	Seth Ahdoot and Soheil Ahdoot are the joint- owners of Hudson Global Ventures, LLC (“Hudson”) and have the voting control and investment discretion over the securities reported herein that are held by Hudson. As a result, Seth Ahdoot and Soheil Ahdoot may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the securities reported herein that are held by Hudson.
(5)	The shares include 17,852,797 ELOC Shares and 147,203 Commitment Shares.
(6)	The number of Class A Ordinary Shares that can be acquired by Hudson shall not exceed the number of such Class A Ordinary Shares that when aggregated with all other Class A Ordinary Shares then owned by Hudson beneficially or deemed beneficially owned by it would result in it owning more than 4.99% of the enlarged issued Class A Ordinary Shares Capital of the Company.

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DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands exempted company and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time, the Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each comprising of (a) 1,900,000,000 Class A Ordinary Shares with a par value of US$0.00005 each and (b) 100,000,000 Class B Ordinary Shares with a par value of US$0.00005 each. As of the date of this prospectus, 27,601,702 Class A Ordinary Shares and 200,000 Class B Ordinary Shares are issued and outstanding.

Securities Sold in this Offering

This is an offering of our Class A Ordinary Shares. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market and currently trade under the symbols “TDIC”.

All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless a shareholder requests it in writing from our Company, each holder of our Class A Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of Cayman Islands may freely hold and vote their Class A Ordinary Shares.

Our authorized share capital is US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each comprising of (a) 1,900,000,000 Class A Ordinary Shares with a par value of US$0.00005 each and (b) 100,000,000 Class B Ordinary Shares with a par value of US$0.00005 each. Subject to the provisions of the Companies Act of the Cayman Islands, and our Memorandum and Articles of Association regarding redemption and purchase of the shares, our Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the Directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The Directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Our Memorandum and Articles of Association

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Class A Ordinary Shares Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought. Our Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Class B Ordinary Shares. Each Class B Ordinary Share is entitled to twelve (12) votes on any matter on which action of the shareholders of the Company is sought. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder thereof on a one-for-one basis. In addition, upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Dividends. Subject to the Companies Act and our Articles of Association, our board of directors may from time to time may declare dividends in any currency to be paid to the holders of Class A Ordinary Shares. Holders of Class B Ordinary Shares are not entitled to any dividends or distributions. Our dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the date of payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide (i) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share; and (ii) all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares.

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Our Board may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Whenever our Board or our Company in general meeting has resolved that a dividend should be paid or declared on any class of the share capital of the Company, our board of directors may resolve:

a.	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

b.	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Our Board may determine in respect of any one particular dividend of our Company that such dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our Board or our Company in general meeting has resolved that a dividend be paid or declared, our Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

All dividends, or distributions unclaimed for six years from the date of having been declared shall be forfeited and shall revert to our Company.

No dividend payable by our Company on or in respect of any share shall bear interest against our Company.

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Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares for which the offer is made, the offeror may, within a two-month period from such acceptance, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion or lack of compliance with the statutory requirements.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Memorandum and Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Memorandum and Articles of Association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Memorandum and Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a special resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

92

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at http://www.trendicint.com or through phone number +852 5628 6281.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

93

PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on Nasdaq or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholder will bear all commissions and discounts, if any, attributable to their sale of securities. The Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for our Class A Ordinary Shares;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

The Selling Shareholder may also sell securities under Rule 144 (“Rule 144”) or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We know of no existing arrangements between the Selling Shareholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Class A Ordinary Shares offered by this prospectus.

We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We will bear the costs incurred in connection with the registration of the Shares.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

94

EXPENSES

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the registration of the ELOC Shares being registered hereby. All of such expenses are estimates.

SEC registration fee	$2,808.95
Legal fees and expenses	$28,600.00
Accountants’ fees and expenses	$5,070.00
Miscellaneous	$21,840.00
Total	$58,318.95

LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters of U.S. federal securities relating to the Offering. The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Hong Kong law will be passed upon for us by Robertsons.

EXPERTS

The financial statements as of March 31, 2024 and 2025, and for each of the two years in the period ended March 31, 2024 and 2025, included in this prospectus have been audited by TAAD LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of TAAD LLP is located at 20955 Pathfinder Road, Suite 370, Diamond Bar, CA 91765, USA.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

95

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, investor may not have standing to sue Cayman Islands companies before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. courts against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

Robertsons, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of five directors, all executive directors are located in Hong Kong. The directors are Cheung Tan, Lee Wing Yin, Lui Yi Sin, Edith, Tse Sze Man and Seto Wai Yue. Further, Ms. Seto, a member of our board of directors is also our Chief Executive Officer.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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WHERE YOU CAN FIND MORE INFORMATION

We file semi-annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.trendicint.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form F-1 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that are being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in prospectus. We have not authorized anyone else to provide you with different information.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” to the SEC that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement or post-effective amendment:

●	our 2025 Annual Report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on August 6, 2025;
●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 23, 2026, April 13, 2026, April 9, 2026, March 20, 2026, January 29, 2026, January 5, 2026, December 18, 2025, December 4, 2025, November 28, 2025 and August 27, 2025;
●	our Registration Statement on Form S-8 as filed with the SEC on August 18, 2025;
●	the description of the Company’s common shares contained in the Form 8-A12B, filed with the SEC on July 22, 2025, and any further amendment or report filed hereafter for the purpose of updating such description; and
●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K we submit to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC, or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in proportions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Seto Wai Yue at frances.seto@trendicint.com; telephone: (852) 5628 6281. You may also obtain information about us by visiting our website at http://www.trendicint.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

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FINANCIAL STATEMENTS

DREAMLAND LIMITED AND SUBSIDIARIES

Consolidated Financial Statements

For The Years Ended March 31, 2023, 2024 And 2025

(With Report of Independent Registered Public Accounting Firm Thereon)

DREAMLAND LIMITED AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Dreamland Limited and its subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dreamland Limited and its subsidiaries (the Company) as of March 31, 2025 and 2024, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the three-year period ended March 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2025, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2024.

Diamond Bar, California

August 6, 2025, except for the effects of the reverse stock split discussed in Note 18 and Note 25 to the consolidated financial statements, as to which the date is May 4, 2026

F-2

DREAMLAND LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

		As at March 31,
	Note	2024	2025
		HKD	HKD
ASSETS
Equipment, net	8	135,892	64,991
Right-of-use assets	9	789,369	438,539
Non-current assets		925,261	503,530

Current assets:
Intangible assets	11	$-	$3,107,201
Deposits and prepayments	12	290,814	11,278,456
Amount due from related parties	22	-	1,219,865
Amount due from a shareholder	22	2,950,434	-
Amount due from joint operation parties	13	-	1,759,280
Investment on event projects	10	-	6,288,244
Contract assets	6	4,337,713	57,000
Inventory	14	-	305,307
Accounts and other receivables	7	826,687	17,082,085
Cash and bank balances		3,817,083	17,135,719
Total current assets		12,222,731	58,233,157

TOTAL ASSETS		$13,147,992	$58,736,687

Non-current liabilities:
Bank borrowings	19	3,093,858	5,859,581
Lease liabilities	9	601,853	122,559
Total non-current liabilities		3,695,711	5,982,140

Current liabilities:
Bank borrowings, current portion	19	$642,015	$7,978,822
Lease liabilities, current portion	9	178,001	534,235
Tax payable		988,347	2,088,347
Amount due to a shareholder	22	-	1,839,193
Amount due to a related party	22	-	288,350
Contract liabilities	16	3,569,274	-
Trade and other payables	15	1,573,583	31,099,006
Total current liabilities		6,951,220	43,827,953

TOTAL LIABILITIES		$10,646,931	$49,810,093

SHAREHOLDERS’ EQUITY

Class A Ordinary Shares US$0.00005 par value authorized shares 1,900,000,000 shares as of March 31, 2024 and 2025; 5,732,000 shares issued and outstanding as of March 31, 2024 and 2025*	20	2,233	2,233
Class B Ordinary Shares US$0.00005 par value authorized shares 100,000,000 shares as of March 31, 2024 and 2025; 200,000 shares issued and outstanding as of March 31, 2024 and 2025*	20	78	78
Subscription receivables	20	(3,974)	(3,974)
Reserves		2,011,663	2,011,663
Retained earnings		491,061	6,916,594
TOTAL SHAREHOLDERS’ EQUITY		$2,501,061	$8,926,594

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		$13,147,992	$58,736,687

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to consolidated financial statements.

F-3

DREAMLAND LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

		Year ended March 31,
	Note	2023	2024	2025
		HKD	HKD	HKD

Revenues		$1,137,909	$20,103,097	$45,352,618
Revenues, related party		2,477,228	337,586	451,759
Total Revenues, net	3	3,615,137	20,440,683	45,804,377

Costs and expenses:
Cost of revenue		(3,262,588)	(11,360,489)	(33,565,785)
Cost of revenue – related party		-	-	(264,349)
Selling, general and administrative expenses	5	(490,636)	(666,286)	(7,319,454)
Research and development		-	-	(760,000)
Amortization		-	-	(2,560,667)
Impairment of rights of use assets		-	-	(111,136)
Depreciation		(206,006)	(294,083)	(449,514)

Profit/(Loss) from operations		(344,093)	8,119,825	773,472

Other income/(expenses):
Interest income		441	22,995	44,840
Finance costs		(179,651)	(246,262)	(656,689)
Other income		40,520	180,663	7,363,910
Total other income/(expenses), net	4	(138,690)	(42,604)	6,752,061

Profit/(Loss) before income taxes		(482,783)	8,077,221	7,525,533

Income tax expense	21	-	(988,347)	(1,100,000)

NET PROFIT/(LOSS)		$(482,783)	$7,088,874	6,425,533

Profit/(Loss) per Class A Ordinary Share:	18
- Basic*		$(0.08)	$1.24	1.12
- Diluted*		$(0.08)	$1.20	1.08

Weighted average number of Class A Ordinary Shares
- Basic*		5,732,000	5,732,000	5,732,000
- Diluted*		5,932,000	5,932,000	5,932,000

Weighted average number of Class B Ordinary Shares
- Basic and diluted*		200,000	200,000	200,000

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to consolidated financial statements.

F-4

DREAMLAND LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class A Ordinary Shares*		Class B Ordinary Shares*				(Accumulated Deficit)/	Total
	Number of shares	Amount	Number of shares	Amount	Subscription Receivables	Capital Reserve	Retained Earnings	shareholders’ Equity
		HKD		HKD
Balance as of April 1, 2022	5,732,000	$2,233	200,000	$78	$(3,974)	$2,011,663	$(615,030)	$1,394,970

Net loss	-	-	-	-	-	-	(482,783)	(482,783)
Balance as of March 31, 2023	5,732,000	$2,233	200,000	$78	$(3,974)	$2,011,663	$(1,097,813)	$912,187

Net Profit	-	-	-	-	-	-	7,088,874	7,088,874
Dividend	-	-	-	-	-	-	(5,500,000)	(5,500,000)
Balance as of March 31, 2024	5,732,000	$2,233	200,000	$78	$(3,974)	$2,011,663	$491,061	$2,501,061
Net Profit	-	-	-	-	-	-	$6,425,533	$6,425,533
Balance as of March 31, 2025	5,732,000	$2,233	200,000	$78	$(3,974)	$2,011,663	$6,916,594	$8,926,594

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to consolidated financial statements.

F-5

DREAMLAND LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended March 31,
	2023	2024	2025
	HKD	HKD	HKD

Cash flows from operating activities:
Net Profit/(Loss) before tax	$(482,783)	$8,077,221	$7,525,533
Adjustments to reconcile net profit/(loss) to net cash provided by operating activities
Interest income	(441)	(22,995)	(44,840)
Finance costs	179,651	246,262	656,689
Amortization	-	-	2,560,667
Depreciation of equipment	1,000	5,908	70,901
Depreciation of right of use assets	205,006	288,175	378,613
Gain on disposal of intangible assets	-	-	(6,145,711)
Gain on investment on event projects	-	-	(806,606)
Loss/(Gain) on early termination of leases	7,480	(2,539)	-
Impairment of rights of use assets	-	-	111,136
Change in operating assets and liabilities:
Contract assets	-	(4,337,713)	4,280,713
Inventory	-	-	(305,307)
Accounts and other receivables	-	(826,687)	(6,448,792)
Deposits and prepayments	(139,495)	(151,319)	(10,987,642)
Amount due from/(to) related parties	-	-	(931,515)
Amount due from/(to) joint operation parties	-	-	(1,759,280)
Trade payable and other payable	(10,231)	1,436,359	(578,018)
Contract liabilities	-	3,569,274	(3,569,274)

Net cash provided by/(used in) operating activities	(239,813)	8,281,946	(15,992,733)

Cash flows from investing activities:
Acquisition of intangible assets	-	-	(9,269,276)
Proceeds from disposal of intangible assets	-	-	1,147,119
Proceeds from investment on event projects	-	-	1,800,000
Cash paid for investment on event projects	-	-	(8,488,244)
Interest received	441	22,995	44,840
Disposal of motor vehicle	-	7,945	-
Purchases of equipment	-	(141,800)	-

Net cash provided by/(used in) investing activities	441	(110,860)	(14,765,561)

Cash flows from financing activities:
Proceeds from a shareholder	793,266	18,039,849	9,177,530
Payments to a shareholder	(4,362,363)	(21,742,460)	(4,387,903)
Proceeds from investment partner	-	-	30,103,441
Proceeds from bank overdrafts	-	-	15,143,460
Repayment of bank overdrafts	-	-	(7,793,324)
Proceeds from bank borrowings	4,573,000	-	3,703,821
Repayment of bank borrowings – principal	(333,947)	(503,180)	(951,427)
Repayment of bank borrowings and overdrafts – interest	(163,628)	(221,892)	(626,384)
Repayment of leases liabilities – principal	(257,967)	(230,164)	(261,979)
Repayment of leases liabilities – interest	(16,023)	(24,370)	(30,305)

Net cash provided by/(used in) financing activities	232,338	(4,682,217)	44,076,930

Net change in cash and bank balances	(7,034)	3,488,869	13,318,636

BEGINNING OF YEAR	335,248	328,214	3,817,083

END OF YEAR	$328,214	$3,817,083	17,135,719

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$(179,651)	$(247,430)	$(656,689)

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Dividend offset amount due from a shareholder	$-	$5,500,000	$-

See accompanying notes to consolidated financial statements.

F-6

DREAMLAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Dreamland Limited, or the Company is incorporated under the laws of the Cayman Islands with limited liability on July 5, 2024. The Company, through its subsidiaries, collectively referred to as the Group, are mainly engaged in the provision of design, products sales and event management services.

Description of subsidiaries incorporated and controlled by the Company

Name	Background		Effective ownership

Goal Success Limited, or Goal Success	●	British Virgin Islands company	100% owned by Dreamland
	●	Incorporated on July 25, 2024
	●	Issued and outstanding 1 ordinary share for USD 1
	●	Investment holding

Trendic International Limited, or TIL	●	Hong Kong company	100% owned by Goal Success
	●	Incorporated on April 11, 2016
	●	Issued and paid up Ordinary Shares without par value of 20,000 shares for HK$2,010,000
	●	Provision of design, merchandised sales and event management services.
	●	During the year, TIL also provided event services as event organizer.

Reorganization

Since July 5, 2024, the Company completed several transactions for the purposes of a group reorganization.

Prior to a group reorganization, TIL was held as to 95.3% by Ms. Seto and 4.7% by Ms. Yip Ka Ki Cherry. For details, please refer to section History and Corporate Structure of the prospectus of the Company. Upon completion of the reorganization, Ms. Seto, a controlling shareholder, and Ms. Yip ultimately owns 76.4% and 4.7% Class A Ordinary Shares shareholding of the Company, respectively, and 100% and nil Class B Ordinary Shares shareholding of the Company, respectively. Goal Success and TIL become indirectly owned subsidiaries of the Company.

During the years presented in these consolidated financial statements, the control of these entities has been demonstrated by Ms. Seto, as if the reorganization had taken place at the beginning of the earlier date presented. Accordingly, the consolidation has been treated as a corporate restructuring, or Reorganization, of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. The ordinary shares began trading on the Nasdaq Capital Market on July 23, 2025 under the ticker symbol “TDIC”. Please refer to Note 24 for details.

F-7

NOTE－2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

● Basis of Presentation

These financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRS Accounting Standards).

The preparation of financial statements in compliance with adopted IFRS Accounting Standards requires the use of certain accounting estimates. It also requires Group management to exercise judgment in applying the Group’s accounting policies.

Changes in accounting policies

a) New standards, interpretations and amendments adopted from January 1, 2024

The following amendments are effective for the period beginning January 1, 2024:

●	Liability in a Sale and Leaseback (Amendments to IFRS 16 Leases);

●	Classification of Liabilities as Current or Non-Current (Amendments to IAS 1 Presentation of Financial Statements);

●	Non-current Liabilities with Covenants (Amendments to IAS 1 Presentation of Financial Statements); and

●	Supplier Finance Arrangements (Amendments to IAS 7 Statement of Cash Flows and IFRS 7 Financial Instruments: Disclosures)

These amendments to various IFRS Accounting Standards are mandatorily effective for reporting periods beginning on or after January 1, 2024. These amendments have no effect on the measurement of any items in the financial statements of the Group.

b) New standards, interpretations and amendments not yet effective

There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Group has decided not to adopt early.

The following amendments are effective for the period beginning January 1, 2025:

● Lack of Exchangeability (Amendments to IAS 21 The Effects of Changes in Foreign Exchange Rates)

The Group is currently assessing the impact of these new accounting standards and amendments. The Group does not expect the amendments and other standards issued by the IASB, but are yet to be effective, to have a material impact on the Group.

● Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

F-8

● Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with IFRS Accounting Standards require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates in the period include the revenue recognition for provision of event management services, allowance for doubtful accounts on accounts, and provision for income tax. Actual results may differ from these estimates.

● Foreign Currency Translation and Transaction

The Company uses Hong Kong Dollars as its reporting currency. The functional currency of the Group is Hong Kong Dollar. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

● Cash and Cash in Bank

Cash and cash in bank consist primarily of cash in readily available checking and saving accounts. The Company maintains most of its bank accounts in Hong Kong.

● Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable include trade accounts due from customers in the rendering of service.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due upon invoice was presented. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

F-9

● Lease

The Group assesses at contract inception whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Group as a lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

(a)	Right-of-use assets

Right-of-use assets are recognized at the commencement date of the lease (that is the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and any impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease terms and the estimated useful lives of the assets as follows:

Office premises	based on lease terms
Motor vehicles	3 years

If ownership of the leased asset transfers to the Group by the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset.

(b)	Lease liabilities

Lease liabilities are recognized at the commencement date of the lease at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in- substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for termination of a lease, if the lease term reflects the Group exercising the option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in lease payments (e.g., a change to future lease payments resulting from a change in an index or rate) or a change in assessment of an option to purchase the underlying asset.

(c)	Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to its short-term leases of equipment and warehouse rent (that is those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the recognition exemption for leases of low-value assets to leases of office equipment that are considered to be of low value.

Lease payments on short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis over the lease term.

F-10

● Equipment

Equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Leasehold improvement	The lower of lease term or useful life

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

● Interests in Joint Operations

  During the year ended March 31, 2025, the Group entered into joint operation arrangement for certain events. In return, the Group will have project sharing at agreed portion. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

  The Group recognizes in relation to its interest in a joint operation:

●	its assets, including its share of any assets held jointly;
●	its liabilities, including its share of any liabilities incurred jointly;
●	its revenue from the sale of its share of the output arising from the joint operation;
●	its share of the revenue from the sale of the output by the joint operation; and
●	its expenses, including its share of any expenses incurred jointly.

The assets, liabilities, revenues and expenses relating to the Group’s interest in a joint operation are accounted for in accordance with the relevant IFRSs such as IFRS 11 applicable to the particular assets, liabilities, revenues and expenses, and recognized based on the profit sharing ratio on each event. The amount due from/(to) joint operation parties will be recognized based on payment/receipt by the Group and joint operation accordingly.

● Intangible Assets

Purchased licenses and intellectual property (IP) usage rights for exhibitions or events are recognized as intangible assets when the Company obtains control over the rights through licensing or acquisition from third parties. These rights allow the Company to use and operate specific IP in exhibitions or venues, and are typically limited to short-term durations aligned with the event periods.

Such rights are initially measured at cost and subsequently amortized on a straight-line basis over the number of approved events and, thereafter, over the specific duration of each relevant event. The Company assesses these intangible assets for impairment whenever indicators of impairment exist.

These rights may be transferable. When a license or IP usage right is transferred to a third party, the Company recognizes a gain or loss on disposal in other income or other expenses, determined as the difference between the proceeds received and the carrying amount of the asset at the date of transfer.

● Inventories

Inventories are stated at the lower of cost and net realizable value. Cost, which comprises all costs of purchase and, where applicable, cost of conversion and other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the first in, first out method. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

F-11

● Investment on event projects

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. The Group initially measures a financial asset at its fair value plus in the case of a financial asset not at fair value through profit or loss, transaction costs. In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model. The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling. Financial assets which are not held within the aforementioned business models are classified and measured at fair value through profit or loss.

The investment on event projects are recorded at cost less impairment similar to equity accounting method because of absence of readily available market data. The investment on event projects represented monetary investment on event projects which the Group does not involve event operations and has return on investments based on percentage of amounts invested in the event over net profit or loss of the event in accordance with binding agreements. The management believe the carrying amounts of this investment approximates is fair value. All investment on events projects are expected to be completed within one year and such investment amounts are presented as current asset.

● Revenue Recognition

The Company adopted Accounting Standards Revenue from Contracts with Customers (IFRS 15), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Revenue related to event planner

The Company identified the following three types of performances under the event management contract: i) events planning, design, development and operation, or the Event Management Services; ii) Procurement and sales of goods (including but not limited to IP goods, drinks, tickets) to customer; iii) sponsorship commission income. The Company’s revenue is derived from contracts with customers in the rendering of Event Management Services, and as such, the revenue recognized depicts the transfer of promised services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services when the events start. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The duration of the service period is usually less than one year. The Company recognize Event Management Services revenue when the event starts and during the event period ratably because: i) Based on the contract terms, none of parties that entered into the contract can terminate, and find other vendors to substitute the services; ii) And the customer benefits from our service beginning at the point of the event started to the event completion. The Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The event management contract price is lump sum basis, consisted of sales of goods and Event Management Services consideration. For allocation of transaction price of sales of goods and Event Management Services, the company applied cost plus margin method to determine the sales of goods revenue based on standalone sales of goods gross margin, and allocate the remaining provision consideration into event management services. For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any).

For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

F-12

Revenue related to event organizer

The Company obtained IP directly from IP owner and authorized to convene events as organizer or co-organizer. The Company identified the following four types of performances under the event: i) sales of event tickets for the events; ii) Procurement and sales of goods (including but not limited to IP goods, drinks) to customer; iii) sponsorship commission income and (iv) ad hoc requested by customer say video production for the event

The Company sold the event tickets through on site or sales platform. For event tickets income, it is recognized upon the provision of events.

The Company sold the goods at the event. Revenue from sales of goods is recognized at a point in time when control of the goods has been transferred to the customers. Control is primarily evidenced by taking physical possession and inventory risk of the goods. The Group controls the goods and determines the selling price or allocated selling price (under event management services contracts) of the good before the good is transferred to the customers.

For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any). For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

For ad hoc income say video production, it is recognized upon the video delivered and confirmed by customer.

For events have co-organizer, the revenue recognition is similar the above under heading revenue related to event organizer but proportion based on agreed terms to the agreement with joint operations parties. Please refer to interest in joint operations paragraph in Note 2.

Design

Revenue from designed services is recognized over the time. The revenue generated from design services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of design services. The design services provide involve a series of tasks which are distinct and meet the criteria for recognizing revenue overtime. In addition, the Group concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the clients each month. The Group recognizes revenues from design services on a monthly basis when it satisfies its performance obligations throughout the contract terms. Due to the design works were performed by inhouse designer and/or monitored by in-house designer through external designer (value added services), the Company controls the specified designed services before that services are transferred to a customer and the Company will determine the selling price, and thus, the Company is principal instead of agent for design services.

F-13

● Cost of Revenue

Direct cost of revenues mainly consists of subcontracting to event facilitators, front line staff costs, cost of goods sold which are attributable to the revenue-generating activities of the Group provides for its clients,

● Contract costs

A contract cost represents cost incurred to fulfill a contract with a customer. Contract cost is capitalized as an asset if all of the following criteria are met:

(a) The cost relates directly to a contract or to an anticipated contract that the entity can specifically identify;

(b) The cost generates or enhances resources of the entity that will be used in satisfying (or in continuing to satisfy) performance obligations in the future;

(c) The cost is expected to be recovered

The capitalized contract cost is amortized and charged to the statement of profit or loss on a systematic basis that is consistent with the pattern of the revenue to which the asset related is recognized.

For contract costs incurred for events with co-organizers, the project costs will be recognized in accordance with sharing agreed terms in the agreements.

● Contract liabilities

A contract liability is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before the Group transfers the related goods or services. Contract liabilities are recognized as revenue when the Group performs under the contract (i.e., transfers control of the related goods or services to the customer).

● Dividends

Final dividends are recognized as a liability when they are approved by the shareholders in a general meeting. Proposed final dividends are disclosed in the notes to the financial statements. Interim dividends are simultaneously proposed and declared, and recognized immediately as a liability when they are proposed and declared.

● Income Taxes

Income tax

Income tax comprises current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized outside profit or loss, either in other comprehensive income or directly in equity.

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences; and in respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

F-14

●	Income Taxes (continued)

Deferred tax assets are recognized for all deductible temporary differences, and the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses can be utilized, except when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences; and in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and deferred tax liabilities are offset if and only if the Group has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

● Earnings/(Losses) per Share

The Company computes earnings/losses per share, or EPS, requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Class A Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Class A Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

As Class B Ordinary Shares do not have right to dividend. there is no impact when calculated basic net profit per Class A and Class B Ordinary Shares. However, as Class B Ordinary Shares have the right to convert into Class A Ordinary Shares, there is dilutive impact during the years ended March 31, 2023, 2024 and 2025.

● Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution for their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended March 31, 2023, 2024 and 2025, HKD$41,949, HKD$72,827 and HKD157,899 contributions were made accordingly. During the year ended March 31, 2025, the Company purchased insurance for Ms. Seto with defined contribution of US$50,000 per annum for the period of five years and recorded as selling, general and administrative expenses.

F-15

● Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended March 31, 2023, 2024 and 2025, the Company received government subsidies of HKD48,000, HKD178,124 and nil, which are recognized as other income in the consolidated statements of operations.

● Segment Reporting

The Group operates and manages its business as a single segment. The Group’s chief operating decision maker, or CODM, is the Chairman. The Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group generates substantially all of its revenues from clients in Hong Kong. Accordingly, no geographical segments are presented. Substantially all of the Group’s long-lived assets are located in Hong Kong.

● Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

● Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2024 and 2025, cash and bank balances of HKD3,817,083 and HKD17,135,719 was maintained at financial institutions in Hong Kong, of which none of its cash balance was subject to credit risk. However, if the individual bank balance is over HKD500,000, the excess will be subject to credit risk if the relevant bank fails. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 365 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

As of March 31, 2024 and 2025, there were accounts and other receivables of HKD826,687 and HKD17,082,085, respectively. Three of customers as at March 31, 2025 (2024: two) are amounted to 10% or more of the total consolidated amounts.

F-16

● Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

● Fair Value Measurement

The Company establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and bank balances, contract costs, accounts receivable, deposits, prepayments and other receivables, trade and other payables, tax payable, contract liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE – 3 SEGMENT INFORMATION AND REVENUE

Information about major customers

Revenue from customers of the corresponding years contributing over 10% of the total revenue of the Group are as follows:

	Percentage of			Year ended March 31,
	respective fiscal year			2023	2024	2025
	2023	2024	2025	HKD	HKD	HKD
Customer A	66.4%	0.1%	-	$2,398,888	$20,000	$-
Customer B	14.2%	-	-	$511,602	$-	-
Customer C	-	66.5%	15.2%	101,985	13,595,846	6,968,663
Customer D	2.8%	12.5%	-	-	2,549,151	-
Customer E	-	-	20.4%	-	-	9,350,021
Customer F	-	-	15.4%	-	-	7,052,000

F-17

An analysis of revenue is as follows:

	Year ended March 31,
	2023	2024	2025
	HKD	HKD	HKD

Provision of event management	$1,907,953	$6,733,049	$4,423,413
Sales of goods and others	1,210,704	11,459,364	15,572,720
Tickets	-	-	9,731,700
Sponsorship	-	-	5,371,523
Video production	-	-	8,950,021
Design and others	496,480	2,248,270	1,755,000

Total:	$3,615,137	$20,440,683	$45,804,377

The following tables present the Company’s revenue disaggregated by timing of revenue recognition, based on management’s assessment of available data:

	Year ended March 31,
	2023	2024	2025
	HKD	HKD	HKD

Over time	$2,404,433	$8,981,319	$20,499,958
At a point in time	1,210,704	11,459,364	25,304,419

Total:	$3,615,137	$20,440,683	$45,804,377

NOTE – 4 OTHER INCOME/(EXPENSES)

	Year ended March 31,
	2023	2024	2025
	HKD	HKD	HKD
Government grant	$48,000	$178,124	$-
Bank interest income	441	22,995	44,840
Finance costs	(179,651)	(246,262)	(656,689)
Gain on disposal of intangible assets	-	-	6,145,711
Gain on investment on event projects	-	-	806,606
Gain/(Loss) on early termination of leases	(7,480)	2,539	-
Sales of concert tickets and others	-	-	411,593
Total	$(138,690)	$(42,604)	$6,752,061

Government grant in relation to the funding support from the Employment Support Scheme under the Anti-epidemic Fund during the year ended March 31, 2023 and technology voucher program set up by the Hong Kong Government during the year ended March 31, 2024. There was no government grant during the year ended March 31, 2025. During the year ended March 31, 2025, the Group disposed certain intangible assets and recorded a gain. Please refer to note 11. The Group also started to invest in event projects and sales of concert tickets which are mainly purchased from related parties during the year ended March 31, 2025.

Finance costs represented interests for bank borrowings and leases liabilities during the year ended March 31, 2023, 2024 and 2025.

F-18

NOTE – 5 GENERAL AND ADMINISTRATIVE EXPENSES

The following table sets forth the breakdown of our administrative expenses for the years ended March 31, 2023, 2024 and 2025:

	Year ended March 31,
	2023	2024	2025
	HKD	HKD	HKD

Accounting fee	$16,000	$24,000	$113,000
Bank charges	12,051	3,760	72,270
Insurance expenses	3,298	30,376	356,788
Staff payroll costs	395,000	232,956	1,411,500
Listing fees	-	-	3,503,862
Legal and professional fees	-	-	188,842
Travelling expenses	-	-	172,228
Marketing fee for events	-	-	541,965
Office expenses	17,954	329,360	296,346
Warehouse rent	-	-	216,036
Sundries	46,333	45,834	446,617
Total:	$490,636	$666,286	$7,319,454

The listing fee mainly represented professional fees and auditors’ remuneration incurred for listing.

NOTE – 6 CONTRACT ASSETS

	As of March 31,
	2024	2025
	HKD	HKD

Project costs incurred	$4,337,713	$57,000

Contract assets capitalized relate to prepaid project costs such as subcontracting fee, royalty fee incurred in satisfying performance obligations of respective projects in the future. Contract assets are recognized as part of direct costs in the statements of operations in the year in which revenue from the related projects is recognized. There is no impairment for the years ended March 31, 2024 and 2025, respectively. The expected timing of recovery or settlement for contract assets is normally within one year. The decrease in contract assets as at March 31, 2025 was due to that the Group made more investments or co-orgainzer in different event projects rather than events made by the Group as organizer.

NOTE – 7 ACCOUNTS AND OTHER RECEIVABLE

Accounts other receivable consisted of the following:

	As of March 31,
	2024	2025
	HKD	HKD

Accounts receivable from third parties, net	826,687	6,986,013
Other receivables for investments, disposal of intangible assets and concert tickets	-	10,096,072
	$826,687	$17,082,085

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant. Provision for allowance were nil during the years ended March 31, 2024 and 2025, respectively.

F-19

NOTE – 8 EQUIPMENT, NET

Equipment consisted of the following:

	As of March 31,
	2023	2024	2025
	HKD	HKD	HKD

Office equipment, at cost	$20,000	$20,000	$20,000
Leasehold improvement, at cost	-	141,800	141,800
Total	20,000	161,800	161,800
Less: accumulated depreciation	(20,000)	(25,908)	(96,809)

Equipment, net	$-	$135,892	$64,991

Depreciation expense for the years ended March 31, 2023, 2024 and 2025 were HKD1,000, HKD5,908 and HKD70,901, respectively.

NOTE – 9 LEASES

As of March 31, 2023, 2024 and 2025, the Group, as lessee, subsisted of the following lease contracts for office premises and finance lease for motor vehicle. Except for warehouse rent for events of HK$216,036 and variable lease payments for shops of HK$193,829 included in selling, general and administrative expenses by month to month on demand, there is no low value/short term leases exception.

(a)	Right-of-use assets

The carrying amounts of the Group’s right-of-use assets and the movements during the year are as follows:

	Office Premises	Motor vehicles	Shops	Total
	HKD	HKD	HKD	HKD
As at April 1, 2022	-	174,778	-	174,778
Additions	611,067	-	-	611,067
Early termination of operating lease	(109,476)	-	-	(109,476)
Depreciation charge	(109,673)	(95,333)	-	(205,006)
As at March 31, 2023	391,918	79,445	-	471,363
Additions	818,605	-	-	818,605
Disposal	-	(7,945)	-	(7,945)
Early termination of operating lease	(204,479)	-	-	(204,479)
Depreciation charge	(216,675)	(71,500)	-	(288,175)
As at March 31, 2024	789,369	-	-	789,369
Additions	-	-	138,919	138,919
Depreciation	(350,830)	-	(27,783)	(378,613)
Impairment	-	-	(111,136)	(111,136)
As at March 31, 2025	438,539	-	-	438,539

F-20

(b)	Lease liabilities

The carrying amount of lease liabilities and the movements during the year are as follows:

	2023	2024	2025
	HKD	HKD	HKD
Carrying amount at April 1	147,327	398,431	779,854
New leases	611,067	818,605	138,919
Accretion of interest recognized during the year	16,023	24,370	30,305
Early termination of operating lease during the year	(101,996)	(207,018)	-
Payments	(273,990)	(254,534)	(292,284)

Carrying amount at March 31	398,431	779,854	656,794
Analyzed into:
Current portion	144,074	178,001	534,235
Non-current portion	254,357	601,853	122,559
Total	398,431	779,854	656,794

The following tables summarize the maturity of lease liabilities as at March 31, 2023, 2024 and 2025:

	2023	2024	2025
	HKD	HKD	HKD
With one year	144,074	178,001	534,235
One to two years	254,357	479,294	122,559
Two to three years	-	122,559	-
Total	398,431	779,854	656,794

(c)	The amounts recognized in profit or loss in relation to leases are as follows:

	2023	2024	2025
	HKD	HKD	HKD
Loss/(Gain) on early termination	7,480	(2,539)	-
Interest on lease liabilities	16,023	24,370	30,305
Impairment	-	-	111,136
Depreciation:
Depreciation charge of right-of-use assets	205,006	288,175	378,613
Total amount recognized in statement of operations	228,509	310,006	520,054

F-21

NOTE – 10 INVESTMENT ON EVENT PROJECTS

	As of March 31,
	2024	2025
	HKD	HKD

Investment on event projects	$-	$6,288,244

The investment on event projects represented monetary investments in event projects which the Group does not involve event operations and has return on investments based on percentage of amounts invested in the event over net profit or loss of the event in accordance with binding agreements. The group’s investments over such exhibitions are substantively with lower than 20% and do not have significant influence. As at March 31, 2025, those investments in events are expected to be completed within 12 months whereas there is no investment as at March 31, 2024.

NOTE – 11 INTANGIBLE ASSETS, NET

	As of March 31,
	2024	2025
	HKD	HKD

Additions	$-	$10,199,480
Less: transfer to joint operations parties	-	(930,204)
Less: amortization	-	(2,560,667)
Less: disposal	-	(3,601,408)

Intangible assets, net	$-	$3,107,201

The balance represented licenses acquired for upcoming events. For events with co-organizers, relevant licenses will be transfer to joint operations parties as contract costs and then recognized based on the agreed terms of the agreement with joint operations parties over the event period as cost of revenue. Amortization expense for the year ended March 31, 2024 and 2025 were nil and HKD2,560,667, respectively. The intangible assets with amounts of HKD3,107,201 as of March 31, 2025 is represented licenses for an sole exhibition that have not started as of March 31, 2025, and the exhibition period will be complete within one year from the reporting date and presented as current asset.

NOTE – 12 DEPOSITS AND PREPAYMENTS

	As of March 31,
	2024	2025
	HKD	HKD

Rental and other deposits	$290,814	$1,057,673
Prepayments for events	-	10,220,783
	$290,814	$11,278,456

Rental and other deposits represented rental deposits for office and shops and other deposits mainly for e-ticket system.

Prepayment for events represented prepayments for events which had not occurred as of March 31, 2025. There is no such prepayment as of March 31, 2024.

NOTE – 13 AMOUNT DUE FROM/(TO) JOINT OPERATION PARTIES

	As of March 31,
	2024	2025
	HKD	HKD

Amount due from/(to) joint operation parties	$-	$1,759,280

The balance represented the amount due from/(to) joint operation parties for co-organizers with profit sharing for the event jointly operated. The relevant amount will be settled after the events completed.

NOTE – 14 INVENTORY

	As of March 31,
	2024	2025
	HKD	HKD

Finished goods	$-	$305,307

The balance represented finished goods to be sold at merchandise trading.

F-22

NOTE – 15 TRADE AND OTHER PAYABLES

	As of March 31,
	2024	2025
	HKD	HKD

Trade payables	$1,390,928	$262,345
Payables to an investment partner	-	30,103,441
Accrued salaries and bonus	173,435	688,220
Other accrued expenses	9,220	45,000

Total	$1,573,583	$31,099,006

The payables to an investment partner represents funds received by the Group from a third-party investor to finance specific event projects. Under the terms of the agreement, the investment partner provides capital to the Group for the purpose of investing in event-related projects. In return, the investment partner is entitled to a share of the net returns (or bears a share of the losses) generated by those projects, in proportion to the percentage funded based on budget cost. The Group accounts for the amounts received as a financial liability until the underlying event is completed and the partner’s return entitlement is settled.

An aging analysis of the trade and bills payables as at the end of the reporting period, based on the invoice date, is as follows:

	As of March 31,
	2024	2025
	HKD	HKD
Within 1 month	$1,287,758	$250,345
1 to 3 months	103,170	12,000
Total	$1,390,928	$262,345

NOTE – 16 CONTRACT LIABILITIES

As of March 31, 2024 and 2025, contract liabilities amounted HKD3,569,274 and nil, respectively. The amount represented amount received from customer in advance. The Group receives advanced payment from customer based on contract. Payments are usually received in advance before performance under the contracts which are mainly for provision of event management services to be performed subsequent to the balance sheet date. The expected time band for the contracts are within the next 12 months for which the practical expedient in paragraph 121(a) of IFRS 15 applies. As at March 31, 2025, the Group focuses on investments and co-organizer in event projects and as such, there is no contract liabilities.

NOTE – 17 DIVIDEND

	Years ended March 31,
	2023	2024	2025
	HKD	HKD	HKD
Interim dividend	$-	$5,500,000	$-

For the year ended March 31, 2024, the Group declared and paid a dividend of HK$5,500,000 (approximately US$706,000) to its shareholders registered as such on March 30, 2024. The respective dividend was offset amount due from a shareholder during the year ended March 31, 2024. There is no dividend during the year ended March 31, 2023 and 2025.

F-23

NOTE – 18 NET PROFIT/(LOSS) PER CLASS A ORDINARY SHARE

Basic net profit/(loss) per share is computed using the weighted average number of Class A Ordinary Shares outstanding during the year. The following table sets forth the computation of basic and diluted net profit/(loss) per share for the years ended March 31, 2023, 2024 and 2025:

	Years ended March 31,
	2023	2024	2025
	HKD	HKD	HKD

Net profit/(loss) attributable to ordinary shareholders	$(482,783)	$7,088,874	$6,425,533

Weighted average Class A Ordinary Shares outstanding
– Basic	5,732,000	5,732,000	5,732,000
Weighted average Class A Ordinary Shares outstanding
– Diluted	5,932,000	5,932,000	5,932,000

Weighted average Class B Ordinary Shares outstanding – Basic and diluted	200,000	200,000	200,000

Net (loss)/profit per Class A Ordinary Share – Basic	$(0.08)	$1.25	$1.12

Net (loss)/profit per Class A Ordinary Share – Diluted	$(0.08)	$1.20	$1.08

As Class B Ordinary Shares do not have right to dividend. there is no impact when calculated basic net profit per Class A and Class B Ordinary Shares. However, as Class B Ordinary Shares have the right to convert into Class A Ordinary Shares, there is dilutive impact during the years ended March 31, 2023, 2024 and 2025.

NOTE – 19 INTEREST BEARING BANK BORROWINGS

	As of March 31,
	2024	2025
	HKD	HKD
Bank loans secured and repayable
Within 12 months	642,015	7,978,822
Over 1 year	3,093,858	5,859,581
Total	3,735,873	13,838,403

During the year ended March 31, 2024, the Group entered into loan agreements with a financial institution in Hong Kong to borrow loans of HK$1,900,000 and HK$2,877,679, respectively which bears annual interest at a rate of flat rate 5.04% and flat rate 5.16% per annum, respectively, with due date in May 2026 and April 2029, respectively. During the year ended March 31, 2025, the Group entered into loan agreement with a financial institution in Hong Kong to borrow loan of HK$826,142 which bears annual interest at a flat rate 0.43% per annum with due date in February 2031, and loan facilities agreement for bank overdrafts and account payable financing (“overdrafts”) of HKD7,600,000, which bears annual interest at a rate of 1% per annum over prime rate on the outstanding amount from the drawn down until repayment in full.

As of March 31, 2024 and 2025, the bank loans of the Company were secured by personal guarantee from Ms. Seto, the director and shareholder of the Company.

Interest related to the bank loans and facilities was HK$163,628, HK$221,892 and HK$626,384 for the years ended March 31, 2023, 2024 and 2025, respectively.

Principal repayments to maturity by fiscal year are as follows:

Year ended March 31,	HKD
2026	$7,978,822
2027	992,050
Thereafter	4,867,531
Total	$13,838,403

F-24

NOTE – 20 SHAREHOLDERS’ EQUITY

Authorized shares

The Company was incorporated in the Cayman Islands with limited liability on July 5, 2024 and the initial 1 share was transferred to Ms. Seto on the same date for cash at par. The initial authorized share capital of the Company is US$100,000 divided into 1,000,000,000 Shares of a par value of US$0.0001 each. The details about reorganization subsequent to the balance sheet date is stated in note 21.

On August 19, 2024, Ms. Seto and Kilo Wonders (Ms. Yip’s nominee) subscribed for 19,059 and 940 Shares for cash at par.

Subsequently, on even date, Ms. Seto, Kilo Wonders and Yield Rights further subscribed for 4,500,939, 234,059 and 245,000 Shares of the Company for cash at par. Following this step, the Company is held as to 4,519,999, 234,999 and 245,000 Shares by Ms. Seto, Kilo Wonders and Yield Rights respectively representing 90.4%, 4.7% and 4.9% of the issued share capital of the Company.

On July 25, 2024, Goal Success was incorporated in the BVI with limited liability. Goal Success is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00. On July 25, 2024, the Company subscribed for, and Goal Success allotted and issued to it 1 share for cash at par.

On March 6, 2025, Ms. Seto, Ms. Yip and the Company entered into an agreement whereby Ms. Seto and Ms. Yip transferred their entire shareholding interest in Trendic to the Company’s nominee, Goal Success. The consideration is settled by the Company allotting and issuing 1 Share to each of Ms. Seto and Kilo Wonders (Ms. Yip’s nominee), credited as fully paid and Goal Success allotting and issuing 1 share to the Company credited as fully paid.

On March 31, 2025 for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to (i) sub-divide each of the issued and unissued shares in its share capital of par value US$0.0001 each into 10 shares of par value US$0.00001 each, (ii) to re-classify and re-designate its authorized share capital into 10,000,000,000 shares with a par value of US$0.00001 each comprising of (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each and (iii) to adopt an amended and restated memorandum of association and articles of association reflecting such amended share capital and containing the rights, preferences and privileges attached to each class of shares. Concurrently, Ms. Seto, Prime Crest, Fuji Holdings, Kilo Wonders, Yield Rights and Allied Target surrendered 16,303,760, 1,045,660, 960,300, 1,002,980, 1,045,660 and 981,640 Class A Ordinary Shares to the Company, respectively.

On March 31, 2025, the Company allotted and issued 1,000,000 Class B Ordinary Shares to Ms. Seto for cash at par, and a resolution was passed on March 31, 2025 giving effect to the same.

As at March 31, 2025, the subscription receivables has yet been paid.

On April 20, 2026, the Company effected a 1-for-5 reverse stock split of its then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares (the “Reverse Stock Split”).

Upon the effectiveness of the Reverse Stock Split on April 20, 2026, the Company’s issued and outstanding share capital is adjusted to 7,400,000 ordinary shares, comprised of:

●	7,200,000 Class A ordinary shares (par value US$0.00005 each, with 1 vote per share); and

●	200,000 Class B ordinary shares (par value US$0.00005 each, with 12 votes per share).

No fractional shares were issued in connection with the Reverse Stock Split. All fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

In connection with the Reverse Stock Split, the Company filed an excerpt of the minutes of an extraordinary meeting of shareholders reflecting the relevant changes, with the Registry of Companies of the Cayman Islands on April 2, 2026 to reduce the authorized share capital of the Company from US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each, comprising (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each with 1 vote per share and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each with 12 votes per share to US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each, comprising (a) 1,900,000,000 class A ordinary shares with a par value of US$0.00005 each with 1 vote per share and (b) 100,000,000 class B ordinary shares with a par value of US$0.00005 each with 12 votes per share, the reduction at the same ratio as its reduction in the issued and outstanding shares.

The Company has retroactively presented all shares and per share data for all periods presented. As a result of the issuances and reclassification stated above, the Company had 1,900,000,000 authorized Class A ordinary shares, par value of US$0.00005, of which 5,732,000 and 5,732,000 Class A ordinary shares were issued and outstanding as of March 31, 2024 and 2025, respectively. The Company had 100,000,000 authorized Class B ordinary shares, par value of US$0.00005, of which 200,000 and 200,000 Class B ordinary shares were issued and outstanding as of March 31, 2024 and 2025, respectively.

F-25

NOTE – 21 INCOME TAXES

The provision for income taxes consisted of the following:

	Years ended March 31,
	2023	2024	2025
	HKD	HKD	HKD

Current	$-	$988,347	$1,100,000
Deferred	-	-	-

Total income tax expense	$-	$988,347	$1,100,000

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

BVI

LTV is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands.

Hong Kong

TIL is incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. Under the two-tiered profit tax rates regime, the profit tax rate for the first $2,000,000 assessable profits arising from Hong Kong of qualifying entities are taxed at 8.25%, and assessable profits arising from Hong Kong above $2,000,000 are taxed at the rate of 16.5%. The applicable tax rate is 16.5% in Hong Kong.

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the years ended March 31, 2023, 2024 and 2025 are as follows:

	2023	2024	2025
	HKD	HKD	HKD

Profit/(Loss) before income taxes	$(482,783)	$8,077,221	$7,525,533
Statutory income tax rate	16.5%	16.5%	16.5%
Income tax benefit at statutory rate	(79,659)	1,332,741	1,241,713
Effect of two-tier tax regime
Items not subject to taxes	40,011	(165,000)	(165,000)
Over/(Under) provision of tax	35,050	-	14,530
Tax loss from previous periods utilized	-	(176,170)	-
Temporary timing difference	4,598	(3,224)	8,757

Income tax expense	$-	$988,347	$1,100,000

No deferred tax assets or liabilities has been recognized in the consolidated financial statements as the Group did not have material temporary differences arising between the tax bases of assets and liabilities and their carrying amounts as of March 31, 2023, 2024 and 2025.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2024 and 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended March 31, 2023, 2024 and 2025 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2025.

F-26

NOTE – 22 RELATED PARTY TRANSACTIONS AND BALANCES

The related party of the Company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Ms. Seto Wai Yue	Shareholder and Director of the Company
Exit (HK) Limited	Ms. Seto is a 40% shareholder and sole director of Exit (HK)
Earthling Catering Limited	Ms. Seto is a 64% shareholder and a director of Earthling
Exit Catering Limited Exit Operations Limited I Dao Cao Limited

Ms. Seto is a 51% shareholder and director of Exit Catering

Exit Catering Limited is a 60% shareholder and director of Exit Operations Limited

Brother of Ms. Seto is the sole shareholder and director of I Dao Cao

Amount due from/(to) a shareholder

	As of March 31,
	2024	2025
	HKD	HKD
Seto Wai Yue	$2,950,434	$(1,839,193)

On April 10, 2024, Ms. Seto Wai Yue entered into an interest-free loan facility agreement with TIL, for a revolving loan facility agreement of up to HK$12,000,000 for the purposes of paying the costs and expenses in connection with the offering. As of March 31, 2025, loan amount from Ms. Seto is approximately HK$1.78 million. The balances are unsecured, non-interest bearing, and payable on demand. The balances were recorded in current assets/liabilities.

During the years ended March 31, 2023, 2024 and 2025, the proceeds and payments to a shareholder are as follows

	Years ended March 31,
	2023	2024	2025
	HKD	HKD	HKD
Proceeds from a shareholder	$793,266	$18,039,849	$9,177,530
Payments to a shareholder	(4,362,363)	(21,742,460)	(4,387,903)

Amount due from/(to) a related party

	As of	As of
	March 31, 2024	March 31, 2025
	HKD	HKD

I Dao Cao Limited	$-	$(288,350)
Exit Operations Limited	$-	$1,219,865

F-27

For the amount due from I Dao Cao represented deposits for concert tickets for resell. The relevant concert tickets will be delivered before the concert commenced. The amount due from Exit Operations Limited represented deposits for café operation for events and will be used up when provision of café services for upcoming events.

Revenue

	Years ended March 31,
	2023	2024	2025
	HKD	HKD	HKD
Exit (HK) Limited
- Provision of event management services	1,907,953	-	-
- Sales of goods	380,935	-	-
- Design and others	110,000	20,000	-
Exit Catering Limited – sale of goods	-	317,586	-
Exit Operations Limited
- Revenue of café operation	-	-	431,509
- Sales of goods	-	-	20,250
Earthling Catering Limited – design and others	78,340	-	-
	$2,477,228	$337,586	$451,759

Cost of Revenue

	Years ended March 31,
	2023	2024	2025
	HKD	HKD	HKD
Exit Operations Limited – cost of café operation	$-	$-	$264,350

Defined contribution insurance to Ms. Seto

During the year ended March 31, 2025, the Company purchased insurance for Ms. Seto with defined contribution of US$50,000 per annum for the period of five years and recorded as selling, general and administrative expenses.

Dividend

For the year ended March 31, 2024, Trendic declared and paid a dividend of HK$5,500,000 (approximately US$706,000) to its shareholders registered as such on March 30, 2024. The dividend was offset against amount due from a shareholder during the year ended March 31, 2024. There is no dividend for the years ended March 31, 2023 and 2025.

NOTE – 23 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended March 31, 2023, 2024 and 2025, there were individual customer accounts for 10% or more of the Company’s revenues as stated in note 3 above.

Most of the customers are located in Hong Kong.

F-28

(b) Major vendors

For the years ended March 31, 2023, 2024 and 2025, the vendors who accounted for 10% or more of the Company’s cost of revenue and is presented as follows:

Vendors	Percentage of respective fiscal year			Year ended March 31,
	2023	2024	2025	2023	2024	2025
				HKD	HKD	HKD
Vendor A	32.3%	-	-	$1,054,187	$-	$-
Vendor B	13.0%			423,080	-	-
Vendor C	12.3%	-	-	400,170	-	-
Vendor D	-	24.2%	21.1%	-	2,745,741	7,140,894
Vendor E	-	-	13.4%	400,170	-	4,527,190
Vendor F	-	-	11.6%	-	2,745,741	3,921,443

Most of the vendors are located in Hong Kong.

(b) Credit risk

Please refer to note 2 for details.

(c) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

(d) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(e) Liquidity risk

Please refer to notes 2, 9 and 19 for details.

NOTE – 24 COMMITMENTS AND CONTINGENCIES

The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

Commitment on investments for event projects

The Company signed few investments for event projects as at March 31, 2025 and there are outstanding commitments for investments of HK$12,798,092. Please also refer Note 10 for details and paid investment amounts.

Except for the above, as of March 31, 2024 and 2025, the Company has no material commitments or contingencies.

NOTE – 25 SUBSEQUENT EVENTS

Related Party transactions with Exit (HK) Limited

On April 2, 2025, the Group, Exit (HK) Limited and IP authorizer signed an agreement that Exit (HK) Limited transferred profit rights on an IP Asia Tour at a consideration of approximately HK$0.23 million. After the transfer, the original investment funding of approximately HK$0.8 million made by Exit (HK) will be transferred to Trendic. Other than that, no further costs should be invested and the relevant profit shared to the Group up to the date of this report are HK$0.45 million.

Initial Public Offering

On July 23, 2025, the Company announced the closing of its initial public offering (the “Offering”) of 1,340,000 ordinary shares at a public offering price of US$4.00 per ordinary share. The ordinary shares began trading on the Nasdaq Capital Market on July 23, 2025 under the ticker symbol “TDIC” The Company received aggregate gross proceeds of approximately US$5.4 million from the Offering.

Reverse Stock Split

On April 20, 2026, the Company effected a 1-for-5 reverse stock split of its then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares (the “Reverse Stock Split”).

Upon the effectiveness of the Reverse Stock Split on April 20, 2026, the Company’s issued and outstanding share capital is adjusted to 7,400,000 ordinary shares, comprised of:

●	7,200,000 Class A ordinary shares (par value US$0.00005 each, with 1 vote per share); and

●	200,000 Class B ordinary shares (par value US$0.00005 each, with 12 votes per share).

No fractional shares were issued in connection with the Reverse Stock Split. All fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

In connection with the Reverse Stock Split, the Company filed an excerpt of the minutes of an extraordinary meeting of shareholders reflecting the relevant changes, with the Registry of Companies of the Cayman Islands on April 2, 2026 to reduce the authorized share capital of the Company from US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each, comprising (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each with 1 vote per share and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each with 12 votes per share to US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each, comprising (a) 1,900,000,000 class A ordinary shares with a par value of US$0.00005 each with 1 vote per share and (b) 100,000,000 class B ordinary shares with a par value of US$0.00005 each with 12 votes per share, the reduction at the same ratio as its reduction in the issued and outstanding shares.

The Company has retroactively presented all shares and per share data for all periods presented. As a result of the issuances and reclassification stated above, the Company had 1,900,000,000 authorized Class A ordinary shares, par value of US$0.00005, of which 5,732,000 and 5,732,000 Class A ordinary shares were issued and outstanding as of March 31, 2024 and 2025, respectively. The Company had 100,000,000 authorized Class B ordinary shares, par value of US$0.00005, of which 200,000 and 200,000 Class B ordinary shares were issued and outstanding as of March 31, 2024 and 2025, respectively.

F-29

DREAMLAND LIMITED AND SUBSIDIARIES

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025

F-30

DREAMLAND LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	Note	As at March 31, 2025	As at September 30, 2025
		HKD	HKD
ASSETS
Equipment, net	8	64,991	29,542
Right-of-use assets	9	438,539	263,123
Non-current assets		503,530	292,665

Current assets:
Intangible assets	11	$3,107,201	$-
Deposits and prepayments	12	11,278,456	25,529,737
Amount due from related parties	20	1,219,865	-
Amount due from joint operation parties	13	1,759,280	20,412,892
Investment on event projects	10	6,288,244	17,020,085
Contract assets	6	57,000	-
Inventory	14	305,307	353,290
Accounts and other receivables	7	17,082,085	16,840,037
Cash and bank balances		17,135,719	10,534,848
Total current assets		58,233,157	90,690,889

TOTAL ASSETS		$58,736,687	$90,983,554

Non-current liabilities:
Bank borrowings	17	5,859,581	5,648,598
Lease liabilities	9	122,559	-
Total non-current liabilities		5,982,140	5,648,598

Current liabilities:
Bank borrowings, current portion	17	$7,978,822	$3,374,713
Lease liabilities, current portion	9	534,235	364,374
Tax payable		2,088,347	111,885
Amount due to a shareholder	20	1,839,193	1,844,451
Amount due to a related party	20	288,350	-
Trade and other payables	15	31,099,006	48,404,774
Total current liabilities		43,827,953	54,100,197

TOTAL LIABILITIES		$49,810,093	$59,748,795

SHAREHOLDERS’ EQUITY

Class A Ordinary Shares US$0.00005 par value authorized shares 1,900,000,000 shares as of March 31, 2025 and September 30, 2025; 5,732,000 shares issued and outstanding as of March 31, 2025 and 7,200,000 shares issued and outstanding as of September 30, 2025*	18	2,233	2,806
Class B Ordinary Shares US$0.00005 par value authorized shares 100,000,000 shares as of March 31, 2025 and September 30, 2025; 200,000 shares issued and outstanding as of March 31, 2025 and September 30, 2025	18	78	78

Subscription receivables	18	(3,974)	(3,974)
Reserves		2,011,663	61,299,872
Retained earnings / (accumulated deficit)		6,916,594	(30,064,023)
TOTAL SHAREHOLDERS’ EQUITY		$8,926,594	$31,234,759

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		$58,736,687	$90,983,554

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to unaudited interim condensed consolidated financial statements.

F-31

DREAMLAND LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME (LOSS)

		Six months ended September 30,
	Note	2024	2025
		HKD	HKD

Revenues		$30,462,186	$39,962,062
Revenues, related party		552,166	-
Total Revenues, net	3	31,014,352	39,962,062

Costs and expenses:
Cost of revenue		(19,736,299)	(34,535,505)
Cost of revenue – related party		(468,350)	(230,759)

Selling, general and administrative expenses	5	(4,226,640)	(41,217,901)
Research and development		(660,000)	-
Amortization		(2,318,444)	(390,000)
Impairment of rights of use assets		(111,136)	-
Depreciation		(238,649)	(210,865)

Profit/(Loss) from operations		3,254,834	(36,622,968)

Other income/(expenses):
Interest income		38,676	1,292
Finance costs		(232,971)	(401,922)
Other income		1,000	128,581
Total other (expenses), net	4	(193,295)	(272,049)

Profit/(Loss) before income taxes		3,061,539	(36,895,017)

Income tax expense	19	(350,000)	(85,600)

NET PROFIT/(LOSS)		$2,711,539	(36,980,617)

Profit/(Loss) per Class A Ordinary Share:	16
- Basic*		$0.473	(6.045)
- Diluted*		$0.457	(6.045)

Weighted average number of Class A Ordinary Shares
- Basic*		5,732,000	6,103,934
- Diluted*		5,932,000	6,103,934

Weighted average number of Class B Ordinary Shares
- Basic and diluted*		200,000	200,000

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to unaudited interim condensed consolidated financial statements.

F-32

DREAMLAND LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class A Ordinary Shares*		Class B Ordinary Shares*				(Accumulated Deficit)/	Total
	Number of shares	Amount	Number of shares	Amount	Subscription Receivables	Capital Reserve	Retained Earnings	shareholders’ Equity
		HKD		HKD
Balance as of April 1, 2024	5,732,000	$2,233	200,000	$78	$(3,974)	$2,011,663	$491,061	$2,501,061
Net Profit	-	-	-	-	-	-	2,711,539	2,711,539
Balance as of September 30, 2024	5,732,000	$2,233	200,000	$78	$(3,974)	$2,011,663	$3,202,600	$5,212,600

Balance as of April 1, 2025	5,732,000	$2,233	200,000	$78	$(3,974)	$2,011,663	$6,916,594	$8,926,594
Issuance of Class A ordinary shares for initial public offering, net of offering expenses	268,000	105	-	-	-	35,788,666	-	35,788,771
Issuance of Class A ordinary shares for expenses	1,200,000	468	-	-		23,499,543	-	23,500,011
Net Loss	-	-	-	-	-	-	(36,980,617)	(36,980,617)
Balance as of September 30, 2025	7,200,000	$2,806	200,000	$78	$(3,974)	$61,299,872	$(30,064,023)	$31,234,759

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to unaudited interim condensed consolidated financial statements.

F-33

DREAMLAND LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months ended September 30,
	2024	2025
	HKD	HKD
Cash flows from operating activities:
Net Profit / (Loss) before tax	$3,061,539	$(36,895,017)
Adjustments to reconcile net profit / (loss) to net cash provided by operating activities
Interest income	(38,676)	(1,292)
Finance costs	232,971	401,922
Amortization	2,318,444	390,000
Depreciation of equipment	35,451	35,449
Depreciation of right of use assets	203,198	175,416
Impairment of right of use assets	111,136	-
Share-based payment for service fee	-	23,500,011
Gain on investment on event projects	-	(532)
Change in operating assets and liabilities:
Contract assets	(2,783,318)	57,000
Inventory	(1,493,042)	(47,983)
Trade receivable and other receivables	(6,215,158)	242,048
Deposits and prepayments	(1,558,142)	(14,251,281)
Amount due from related parties	(2,133,521)	931,515
Trade payable and other payable	913,351	17,305,768
Amount due from/(to) joint operation parties	(1,650,768)	(14,770,311)
Contract liabilities	1,102,665	-

Cash Generated from operation	(7,893,870)	(22,927,287)
Income tax paid	-	(2,062,062)
Net cash used in operating activities	(7,893,870)	(24,989,349)

Cash flows from investing activities:
Acquisition of intangible assets	(5,371,777)	(1,166,100)
Proceeds from investment on event projects	-	2,939,623
Cash paid for investment on event projects	-	(13,670,932)
Interest received	38,676	1,292

Net cash used in investing activities	(5,333,101)	(11,896,117)

Cash flows from financing activities:
Proceeds from a shareholder	7,065,391	4,379,764
Payments to a shareholder	(4,067,903)	(4,374,506)
Proceeds from issuance of ordinary shares, net of offering expenses	-	35,788,771
Proceeds from bank overdrafts	5,588,324	-
Repayment of bank overdrafts	-	(1,860,170)
Proceeds from bank borrowings	2,877,679	5,348,400
Repayment of bank borrowings – principal	(446,136)	(8,303,322)
Repayment of bank borrowings and overdrafts – interest	(217,537)	(392,252)
Repayment of leases liabilities – principal	(25,586)	(292,420)
Repayment of leases liabilities – interest	(1,192)	(9,670)

Net cash provided by financing activities	10,773,040	30,284,595

Net change in cash and bank balances	(2,453,931)	(6,600,871)

BEGINNING OF PERIOD	3,817,083	17,135,719

END OF PERIOD	$1,363,152	$10,534,848

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$(2,062,062)
Cash paid for interest	$(232,971)	$(401,922)
SUPPLEMENTAL NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES:
Intangible assets offset amount due from joint operation parties	$-	$3,883,301

See accompanying notes to unaudited interim condensed consolidated financial statements.

F-34

DREAMLAND LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Dreamland Limited, or the Company is incorporated under the laws of the Cayman Islands with limited liability on July 5, 2024. The Company, through its subsidiaries, collectively referred to as the Group, are mainly engaged in the provision of design, products sales and event management services.

Description of subsidiaries incorporated and controlled by the Company

Name	Background		Effective ownership

Goal Success Limited, or Goal Success	●	British Virgin Islands company	100% owned by Dreamland
	●	Incorporated on July 25, 2024
	●	Issued and outstanding 1 ordinary share for USD 1
	●	Investment holding

Trendic International Limited, or TIL	●	Hong Kong company	100% owned by Goal Success
	●	Incorporated on April 11, 2016
	●	Issued and paid up Ordinary Shares without par value of 20,000 shares for HK$2,010,000
	●	Provision of design, merchandised sales and event management services.
	●	During the year, TIL also provided event services as event organizer.

Reorganization

Since July 5, 2024, the Company completed several transactions for the purposes of a group reorganization.

Prior to a group reorganization, TIL was held as to 95.3% by Ms. Seto and 4.7% by Ms. Yip Ka Ki Cherry. Upon completion of the reorganization, Ms. Seto, a controlling shareholder, and Ms. Yip ultimately owns 76.4% and 4.7% Class A Ordinary Shares shareholding of the Company, respectively, and 100% and nil Class B Ordinary Shares shareholding of the Company, respectively. Goal Success and TIL become indirectly owned subsidiaries of the Company.

During the years presented in these unaudited interim condensed consolidated financial statements, the control of these entities has been demonstrated by Ms. Seto, as if the reorganization had taken place at the beginning of the earlier date presented. Accordingly, the consolidation has been treated as a corporate restructuring, or Reorganization, of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements.

Initial Public Offering

On July 23, 2025, the Company announced the closing of its initial public offering (the “Offering”) of 1,340,000 ordinary shares at a public offering price of US$4.00 per ordinary share. The ordinary shares began trading on the Nasdaq Capital Market on July 23, 2025 under the ticker symbol “TDIC” The Company received aggregate gross proceeds of approximately US$5.4 million from the Offering, prior to deducting underwriting discounts and other offering expenses and a total of 1,340,000 Class A Ordinary Shares were issued.

F-35

NOTE－2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies and method of computation used in the preparation of the unaudited interim condensed consolidated financial statements are consistent with those applied in the audited consolidated financial statements for the year ended March 31, 2025 issued for the Group.

These accompanying unaudited interim condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited interim condensed consolidated financial statements and notes.

● Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Group has been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting issued by the International Accounting Standards Board (“IASB”). They do not include all of the information required for a complete set of financial statements prepared in accordance with International Financial Reporting Standards. The unaudited interim condensed financial information should be read in conjunction with the audited financial statements and the notes thereto, included in the audited consolidated financial statements of the Group for the year ended March 31, 2025. The results of operations for interim periods are not necessarily indicative of results to be expected for the fiscal year ending March 31, 2026 or for any other future annual or interim period.

Changes in accounting policies

a) New standards, interpretations and amendments adopted from January 1, 2025

The following amendments are effective for the period beginning January 1, 2025:

●	Lack of Exchangeability (Amendments to IAS 21 The Effects of Changes in Foreign Exchange Rates)

These amendments are mandatorily effective for reporting periods beginning on or after January 1, 2025. These amendments have no effect on the measurement of any items in the financial statements of the Group.

b) New standards, interpretations and amendments not yet effective

There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Group has decided not to adopt early. The Group is currently assessing the impact of these new accounting standards and amendments. The Group does not expect the amendments and other standards issued by the IASB, but are yet to be effective, to have a material impact on the Group.

● Basis of Consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

F-36

● Use of Estimates and Assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with IFRS Accounting Standards require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates in the period include the revenue recognition for provision of event management services, allowance for doubtful accounts on accounts, and provision for income tax. Actual results may differ from these estimates.

● Foreign Currency Translation and Transaction

The Company uses Hong Kong Dollars as its reporting currency. The functional currency of the Group is Hong Kong Dollar. All amounts have been rounded to the nearest dollar, unless otherwise indicated.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

● Cash and Cash in Bank

Cash and cash in bank consist primarily of cash in readily available checking and saving accounts. The Company maintains most of its bank accounts in Hong Kong.

● Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable include trade accounts due from customers in the rendering of service.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due upon invoice was presented. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

F-37

● Lease

The Group assesses at contract inception whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Group as a lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

(a)	Right-of-use assets

Right-of-use assets are recognized at the commencement date of the lease (that is the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and any impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease terms and the estimated useful lives of the assets as follows:

Office premises	based on lease terms

If ownership of the leased asset transfers to the Group by the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset.

(b)	Lease liabilities

Lease liabilities are recognized at the commencement date of the lease at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in- substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for termination of a lease, if the lease term reflects the Group exercising the option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in lease payments (e.g., a change to future lease payments resulting from a change in an index or rate) or a change in assessment of an option to purchase the underlying asset.

(c)	Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to its short-term leases of equipment and warehouse rent (that is those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the recognition exemption for leases of low-value assets to leases of office equipment that are considered to be of low value.

Lease payments on short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis over the lease term.

F-38

● Equipment

Equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Leasehold improvement	The lower of lease term or useful life

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

● Interests in Joint Operations

During the six months ended September 30, 2024 and 2025, the Group entered into joint operation arrangement for certain events. In return, the Group will have project sharing at agreed portion. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

The Group recognizes in relation to its interest in a joint operation:

●	its assets, including its share of any assets held jointly;
●	its liabilities, including its share of any liabilities incurred jointly;
●	its revenue from the sale of its share of the output arising from the joint operation;
●	its share of the revenue from the sale of the output by the joint operation; and
●	its expenses, including its share of any expenses incurred jointly.

The assets, liabilities, revenues and expenses relating to the Group’s interest in a joint operation are accounted for in accordance with the relevant IFRSs such as IFRS 11 applicable to the particular assets, liabilities, revenues and expenses, and recognized based on the profit sharing ratio on each event. The amount due from/(to) joint operation parties will be recognized based on payment/receipt by the Group and joint operation accordingly.

● Intangible Assets

Purchased licenses and intellectual property (IP) usage rights for exhibitions or events are recognized as intangible assets when the Company obtains control over the rights through licensing or acquisition from third parties. These rights allow the Company to use and operate specific IP in exhibitions or venues, and are typically limited to short-term durations aligned with the event periods.

Such rights are initially measured at cost and subsequently amortized on a straight-line basis over the number of approved events and, thereafter, over the specific duration of each relevant event. The Company assesses these intangible assets for impairment whenever indicators of impairment exist.

These rights may be transferable. When a license or IP usage right is transferred to a third party, the Company recognizes a gain or loss on disposal in other income or other expenses, determined as the difference between the proceeds received and the carrying amount of the asset at the date of transfer.

● Inventories

Inventories are stated at the lower of cost and net realizable value. Cost, which comprises all costs of purchase and, where applicable, cost of conversion and other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the first in, first out method. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

F-39

● Investment on event projects

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. The Group initially measures a financial asset at its fair value plus in the case of a financial asset not at fair value through profit or loss, transaction costs. In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model. The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling. Financial assets which are not held within the aforementioned business models are classified and measured at fair value through profit or loss.

The investment on event projects are recorded at cost less impairment because of absence of readily available market data. The investment on event projects represented monetary investment on event projects which the Group does not involve event operations and has return on investments based on percentage of amounts invested in the event over net profit or loss of the event in accordance with binding agreements. The management believe the carrying amounts of this investment approximates is fair value. All investment on events projects are expected to be completed within one year and such investment amounts are presented as current asset.

● Revenue Recognition

The Company adopted Accounting Standards Revenue from Contracts with Customers (IFRS 15), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Revenue related to event planner

The Company identified the following three types of performances under the event management contract: i) events planning, design, development and operation, or the Event Management Services; ii) Procurement and sales of goods (including but not limited to IP goods, drinks, tickets) to customer; iii) sponsorship commission income. The Company’s revenue is derived from contracts with customers in the rendering of Event Management Services, and as such, the revenue recognized depicts the transfer of promised services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services when the events start. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The duration of the service period is usually less than one year. The Company recognize Event Management Services revenue when the event starts and during the event period ratably because: i) Based on the contract terms, none of parties that entered into the contract can terminate, and find other vendors to substitute the services; ii) And the customer benefits from our service beginning at the point of the event started to the event completion. The Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The event management contract price is lump sum basis, consisted of sales of goods and Event Management Services consideration. For allocation of transaction price of sales of goods and Event Management Services, the company applied cost plus margin method to determine the sales of goods revenue based on standalone sales of goods gross margin, and allocate the remaining provision consideration into event management services. For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any).

For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

F-40

Revenue related to event organizer

The Company obtained IP directly from IP owner and authorized to convene events as organizer or co-organizer. The Company identified the following four types of performances under the event: i) sales of event tickets for the events; ii) Procurement and sales of goods (including but not limited to IP goods, drinks) to customer; iii) sponsorship commission income and (iv) ad hoc requested by customer say video production for the event

The Company sold the event tickets through on site or sales platform. For event tickets income, it is recognized upon the provision of events.

The Company sold the goods at the event. Revenue from sales of goods is recognized at a point in time when control of the goods has been transferred to the customers. Control is primarily evidenced by taking physical possession and inventory risk of the goods. The Group controls the goods and determines the selling price or allocated selling price (under event management services contracts) of the good before the good is transferred to the customers.

For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any). For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

For ad hoc income say video production, it is recognized upon the video delivered and confirmed by customer.

For events have co-organizer, the revenue recognition is similar the above under heading revenue related to event organizer but proportion based on agreed terms to the agreement with joint operations parties. Please refer to interest in joint operations paragraph in Note 2.

Design

Revenue from designed services is recognized over the time. The revenue generated from design services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of design services. The design services provide involve a series of tasks which are distinct and meet the criteria for recognizing revenue overtime. In addition, the Group concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the clients each month. The Group recognizes revenues from design services on a monthly basis when it satisfies its performance obligations throughout the contract terms. Due to the design works were performed by inhouse designer and/or monitored by in-house designer through external designer (value added services), the Company controls the specified designed services before that services are transferred to a customer and the Company will determine the selling price, and thus, the Company is principal instead of agent for design services.

F-41

● Cost of Revenue

Direct cost of revenues mainly consists of subcontracting to event facilitators, front line staff costs, cost of goods sold which are attributable to the revenue-generating activities of the Group provides for its clients,

● Contract costs

A contract cost represents cost incurred to fulfill a contract with a customer. Contract cost is capitalized as an asset if all of the following criteria are met:

(a) The cost relates directly to a contract or to an anticipated contract that the entity can specifically identify;

(b) The cost generates or enhances resources of the entity that will be used in satisfying (or in continuing to satisfy) performance obligations in the future;

(c) The cost is expected to be recovered

The capitalized contract cost is amortized and charged to the statement of profit or loss on a systematic basis that is consistent with the pattern of the revenue to which the asset related is recognized.

For contract costs incurred for events with co-organizers, the project costs will be recognized in accordance with sharing agreed terms in the agreements.

● Contract liabilities

A contract liability is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before the Group transfers the related goods or services. Contract liabilities are recognized as revenue when the Group performs under the contract (i.e., transfers control of the related goods or services to the customer).

● Dividends

Final dividends are recognized as a liability when they are approved by the shareholders in a general meeting. Proposed final dividends are disclosed in the notes to the financial statements. Interim dividends are simultaneously proposed and declared, and recognized immediately as a liability when they are proposed and declared.

● Income Taxes

Income tax

Income tax comprises current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized outside profit or loss, either in other comprehensive income or directly in equity.

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences; and in respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

F-42

●	Income Taxes (continued)

Deferred tax assets are recognized for all deductible temporary differences, and the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses can be utilized, except when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences; and in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and deferred tax liabilities are offset if and only if the Group has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

● Earnings/(Losses) per Share

The Company computes earnings/losses per share, or EPS, requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Class A Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Class A Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

As Class B Ordinary Shares do not have right to dividend. there is no impact when calculated basic net profit per Class A and Class B Ordinary Shares. However, as Class B Ordinary Shares have the right to convert into Class A Ordinary Shares, there is dilutive impact during the six months ended September 30, 2024 and 2025.

● Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution for their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the six months ended September 30, 2024 and 2025, HKD$70,267 and HKD$106,240 contributions were made accordingly.

F-43

● Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled.

● Segment Reporting

The Group operates and manages its business as a single segment. The Group’s chief operating decision maker, or CODM, is the Chairman. The Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group generates substantially all of its revenues from clients in Hong Kong. Accordingly, no geographical segments are presented. Substantially all of the Group’s long-lived assets are located in Hong Kong.

● Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

● Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2025 and September 30, 2025, cash and bank balances of HKD17,135,719 and HKD10,534,848 was maintained at financial institutions in Hong Kong, of which none of its cash balance was subject to credit risk. However, if the individual bank balance is over HKD800,000, the excess will be subject to credit risk if the relevant bank fails. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 365 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

As of March 31, 2025 and September 30, 2025, there were accounts and other receivables of HKD17,082,085 and HKD16,832,423, respectively. Four of customers as at September 30, 2025 (March 31, 2025: Three) are amounted to 10% or more of the total consolidated amounts.

F-44

● Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

● Fair Value Measurement

The Company establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and bank balances, contract costs, accounts receivable, deposits, prepayments and other receivables, trade and other payables, tax payable, contract liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE – 3 SEGMENT INFORMATION AND REVENUE

Information about major customers

Revenue from customers of the corresponding years contributing over 10% of the total revenue of the Group are as follows:

	Percentage of		Six Months ended September 30,
	respective fiscal period		2024	2025
	2024	2025	HKD	HKD
Customer A	-%	16.7%	$-	$6,758,084
Customer B	-%	12.8%	$	$5,182,778
Customer C	21.7%	-%	$6,723,413	$-
Customer D	30.1%	-%	$9,350,021	$-

F-45

An analysis of revenue is as follows:

	Six Months ended September 30,
	2024	2025
	HKD	HKD

Provision of event management	$4,423,413	$-
Sales of goods and others	6,969,091	13,712,279
Tickets	6,902,453	11,061,550
Sponsorship	3,769,374	14,938,362
Video production	8,950,021	-
Design and others	-	249,871

Total:	$31,014,352	$39,962,062

The following tables present the Company’s revenue disaggregated by timing of revenue recognition, based on management’s assessment of available data:

	Six Months ended September 30,
	2024	2025
	HKD	HKD

Over time	$17,142,808	$15,188,233
At a point in time	13,871,544	24,773,829

Total:	$31,014,352	$39,962,062

NOTE – 4 OTHER INCOME/(EXPENSES)

	Six Months ended September 30,
	2024	2025
	HKD	HKD
Bank interest income	$38,676	$1,292
Finance costs	(232,971)	(401,922)
Gain on investment on event projects	-	532
Share of net return to an investment partner	-	(165,267)
Others	1,000	293,316
Total	$(193,295)	$(272,049)

Finance costs represented interests for bank borrowings and leases liabilities during the six months ended September 30, 2024 and 2025. Share of net return to an investment partner represented the net profits of certain event projects to be shared to the investment partner. During the period, certain funds were received by the Group from a third-party investor to finance specific event projects. Under the terms of the agreement, the investment partner provides capital to the Group for the purpose of investing in event-related projects. In return, the investment partner is entitled to a share of the net returns (or bears a share of the losses) generated by those projects, in proportion to the percentage funded based on budget cost.

F-46

NOTE – 5 GENERAL AND ADMINISTRATIVE EXPENSES

The following table sets forth the breakdown of our administrative expenses for the six months ended September 30, 2024 and 2025:

	Six Months ended September 30,
	2024	2025
	HKD	HKD

Accounting fee	$48,000	$60,000
Bank charges	42,186	76,497
Insurance expenses	20,755	405,009
Staff payroll costs	1,082,423	1,138,069
US listing fees	1,933,527	4,080,728
Legal and professional fees	188,842	8,499,094
Travelling expenses	83,017	120,815
Marketing fee for events	513,097	2,738,057
Office expenses	107,549	295,356
Variable lease payments	-	208,645
Share-based payment for service fee	-	23,500,011
Sundries	207,244	95,620
Total:	$4,226,640	$41,217,901

The listing fee mainly represented professional fees such as restructuring, financial advising and auditors’ remuneration in related to the initial public offering completed in July 2025 that are unqualified to be capitalized as offering cost.

Legal and professional fees included a fee of HKD5.68 million paid to a third party investor relations firm for acquiring the investor and public relation, webpage development and business branding services. Remaining balance mainly represented annual legal retainer services fee and auditors’ remuneration for the interim review.

Marketing fee for events represented the advertising and public relation fee for organizing or co-organizing the exhibitions.

NOTE – 6 CONTRACT ASSETS

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

Project costs incurred	$57,000	$-

Contract assets capitalized relate to prepaid project costs such as subcontracting fee, royalty fee incurred in satisfying performance obligations of respective projects in the future. Contract assets are recognized as part of direct costs in the statements of operations in the year in which revenue from the related projects is recognized. There is no impairment for the six months ended September 30, 2024 and 2025, respectively. The expected timing of recovery or settlement for contract assets is normally within one year.

NOTE – 7 ACCOUNTS AND OTHER RECEIVABLE

Accounts other receivable consisted of the following:

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

Accounts receivable from third parties, net	6,986,013	15,620,172
Other receivables for investments, disposal of intangible assets and concert tickets	10,096,072	1,219,865
	$17,082,085	$16,840,037

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant. Provision for allowance were nil during the six months ended September 30, 2024 and 2025, respectively.

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NOTE – 8 EQUIPMENT, NET

Equipment consisted of the following:

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

Office equipment, at cost	$20,000	$20,000
Leasehold improvement, at cost	141,800	141,800
Total	161,800	161,800
Less: accumulated depreciation	(96,809)	(132,258)

Equipment, net	$64,991	$29,542

Depreciation expense for the six months ended September 30, 2024 and 2025 were 35,451 and HKD35,449, respectively.

NOTE – 9 LEASES

As of March 31, 2025 and September 30, 2025, the Group, as lessee, subsisted of the following lease contracts for office premises. Except for variable lease payments for shops of HK$208,645 (2024: nil) included in selling, general and administrative expenses by month to month on demand, there is no low value/short term leases exception.

(a)	Right-of-use assets

The carrying amounts of the Group’s right-of-use assets and the movements during the year are as follows:

	Office Premises	Shops	Total
	HKD	HKD	HKD
As at April 1, 2024	789,369	-	789,369
Additions	-	138,919	138,919
Depreciation	(350,830)	(27,783)	(378,613)
Impairment	-	(111,136)	(111,136)
As at March 31, 2025	438,539	-	438,539
Depreciation charge	(175,416)	-	(175,416)
As at September 30, 2025	263,123	-	263,123

F-48

(b)	Lease liabilities

The carrying amount of lease liabilities and the movements during the year are as follows:

	As of March 31, 2025	As of September 30, 2025
	HKD	HKD
Carrying amount at the beginning of the year / period	779,854	656,794
New leases	138,919	-
Accretion of interest recognized during the year / period	30,305	9,670
Payments	(292,284)	(302,090)

Carrying amount at the end of the year / period	656,794	364,374
Analyzed into:
Current portion	534,235	364,374
Non-current portion	122,559	-
Total	656,794	364,374

The following tables summarize the maturity of lease liabilities as at March 31, 2025 and September 30, 2025:

	As at March 31, 2025		As at September 30, 2025
	Carrying amount	Undiscounted cashflow	Carrying amount	Undiscounted cashflow
	HKD	HKD	HKD	HKD
With one year	534,235	548,690	364,374	369,900
One to two years	122,559	123,300	-	-
Total	656,794	671,990	364,374	369,900

(c)	The amounts recognized in profit or loss in relation to leases are as follows:

	Six Months ended September 30
	2024	2025
	HKD	HKD
Interest on lease liabilities	15,434	9,670
Impairment	111,136	-
Variable lease payments	-	208,645
Depreciation:
Depreciation charge of right-of-use assets	203,198	175,416
Total amount recognized in statement of operations	329,768	393,731

F-49

NOTE – 10 INVESTMENT ON EVENT PROJECTS

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

Investment on event projects	$6,288,244	$17,020,085

The investment on event projects represented monetary investments in event projects which the Group does not involve event operations and has return on investments based on percentage of amounts invested in the event over net profit or loss of the event in accordance with binding agreements. As at March 31, 2025 and September 30, 2025, those investments in events are expected to be completed within 12 months.

NOTE – 11 INTANGIBLE ASSETS, NET

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

Carrying amount at the beginning of the year / period	$-	$3,107,201
Licenses addition	10,199,480	1,166,100
Less: transfer to joint operations parties	(930,204)	(3,883,301)
Less: amortization	(2,560,667)	(390,000)
Less: disposal	(3,601,408)	-

Carrying amount at the end of the year / period	$3,107,201	$-

The balance represented licenses acquired for upcoming events. For events with co-organizers, relevant licenses will be transfer to joint operations parties as contract costs and then recognized based on the agreed terms of the agreement with joint operations parties over the event period as cost of revenue. Amortization expense for the six months ended September 30, 2024 and 2025 were nil and HKD390,000, respectively.

NOTE – 12 DEPOSITS AND PREPAYMENTS

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

Rental and other deposits	$1,057,673	$1,405,523
Prepayments for events	10,220,783	13,504,731
Prepayments for purchase of ERP system	-	3,800,000
Prepaid administrative expenses	-	6,819,483

Total	$11,278,456	$25,529,737

Rental and other deposits represented rental deposits for office and shops and other deposits mainly for e-ticket system.

Prepayment for events represented prepayments for events which had not occurred as of the end of the reporting period.

Prepaid administrative expenses represented prepayments for the investor and public relations expenses and senior officers’ liability insurance covering until July 2027.

NOTE – 13 AMOUNT DUE FROM JOINT OPERATION PARTIES

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

Amount due from joint operation parties	$1,759,280	$20,412,892

The balance represented the amount due from joint operation parties for co-organizers with profit sharing for the event jointly operated. The relevant amount will be settled after the events completed.

NOTE – 14 INVENTORY

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

Finished goods	$305,307	$353,290

The balance represented finished goods to be sold at merchandise trading.

F-50

NOTE – 15 TRADE AND OTHER PAYABLES

	As of March 31, 2025	As of September 30, 2025
	HKD	HKD

Trade payables	$262,345	$3,465,870
Payables to an investment partner	30,103,441	43,003,867
Accrued salaries and bonus	688,220	596,665
Other accrued expenses	45,000	1,338,372

Total	$31,099,006	$48,404,774

The payables to an investment partner represents funds received by the Group from a third-party investor to finance specific event projects. Under the terms of the agreement, the investment partner provides capital to the Group for the purpose of investing in event-related projects. In return, the investment partner is entitled to a share of the net returns (or bears a share of the losses) generated by those projects, in proportion to the percentage funded based on budget cost. The Group accounts for the amounts received as a financial liability until the underlying event is completed and the partner’s return entitlement is settled.

An aging analysis of the trade and bills payables as at the end of the reporting period, based on the invoice date, is as follows:

	As of March 31, 2025	As of September 30, 2025
	HKD	HKD
Within 1 month	$250,345	$3,200,565
1 to 3 months	12,000	31,800
Over 3 months	-	233,505
Total	$262,345	$3,465,870

F-51

NOTE – 16 NET PROFIT/(LOSS) PER CLASS A ORDINARY SHARE

Basic net profit/(loss) per share is computed using the weighted average number of Class A Ordinary Shares outstanding during the year. The following table sets forth the computation of basic and diluted net profit/(loss) per share for the six months ended September 30, 2024 and 2025:

	Six Months ended September 30,
	2024	2025
	HKD	HKD

Net profit / (loss) attributable to ordinary shareholders	$2,711,539	$(36,980,617)

Weighted average Class A Ordinary Shares outstanding
– Basic	5,732,000	6,103,934
– Diluted	5,932,000	6,103,934
Weighted average Class B Ordinary Shares outstanding – Basic and diluted	200,000	200,000

Net profit / (loss) per Class A Ordinary Share – Basic	$0.473	$(6.045)

Net profit / (loss) per Class A Ordinary Share – Diluted	$0.457	$(6.045)

As Class B Ordinary Shares do not have right to dividend there is no impact when calculated basic net profit per Class A and Class B Ordinary Shares. However, as Class B Ordinary Shares have the right to convert into Class A Ordinary Shares, there is dilutive impact during the six months ended September 30, 2024.   For the six months ended September 30, 2025, the Group incurred a net loss attributable to ordinary shareholders, as such the potential Class A Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

NOTE – 17 INTEREST BEARING BANK BORROWINGS

	As of	As of
	March 31, 2025	September 30, 2025
	HK$	HK$
Bank loans secured and repayable
Within 12 months	7,978,822	3,374,713
Over 1 year	5,859,581	5,648,598
Total	13,838,403	9,023,311

During the year ended March 31, 2023 and 2024, the Group entered into loan agreements with a financial institution in Hong Kong to borrow loans of HK$2,673,000 and HK$1,900,000, respectively which bears annual interest at a rate of floating prime rate minus 2.5% and flat rate 5.04% per annum, respectively, with due date in November 2033 and May 2026, respectively. During the year ended March 31, 2025, the Group entered into loan agreements with a financial institution in Hong Kong to borrow loans of HK$2,877,679 and HK$826,142, respectively which bears annual interest at a rate of flat rate 5.16% and 0.43% per annum, respectively, with due date in April 2029 and February 2031, respectively, and loan facilities agreement for bank overdrafts and account payable financing (“overdrafts”) of HKD7,600,000, which bears annual interest at a rate of 1% per annum over prime rate on the outstanding amount from the drawn down until repayment in full. No new loan agreement was entered during the six months ended September 30, 2025.

As of March 31, 2025 and September 30, 2025, the bank loans of the Company were secured by personal guarantee from Ms. Seto, the director and shareholder of the Company.

Interest related to the bank loans and facilities was HK$217,534 and HK$392,252 for the six months ended September 30, 2024 and 2025, respectively.

The following tables summarize the maturity of the bank borrowings as at March 31, 2025 and September 30, 2025:

	As at March 31, 2025		As at September 30, 2025
	Carrying amount	Undiscounted cashflow	Carrying amount	Undiscounted cashflow
	HKD	HKD	HKD	HKD
With one year	7,978,822	8,391,086	3,374,713	3,963,197
One to two years	992,050	1,335,537	1,256,086	1,573,351
Over two years	4,867,531	5,585,509	4,392,512	4,656,282
Total	13,838,403	15,312,132	9,023,311	10,192,830

F-52

NOTE – 18 SHAREHOLDERS’ EQUITY

Authorized shares

The Company was incorporated in the Cayman Islands with limited liability on July 5, 2024 and the initial 1 share was transferred to Ms. Seto on the same date for cash at par. The initial authorized share capital of the Company is US$100,000 divided into 1,000,000,000 Shares of a par value of US$0.0001 each. The details about reorganization is stated in note 1.

On August 19, 2024, Ms. Seto and Kilo Wonders (Ms. Yip’s nominee) subscribed for 19,059 and 940 Shares for cash at par.

Subsequently, on even date, Ms. Seto, Kilo Wonders and Yield Rights further subscribed for 4,500,939, 234,059 and 245,000 Shares of the Company for cash at par. Following this step, the Company is held as to 4,519,999, 234,999 and 245,000 Shares by Ms. Seto, Kilo Wonders and Yield Rights respectively representing 90.4%, 4.7% and 4.9% of the issued share capital of the Company.

On July 25, 2024, Goal Success was incorporated in the BVI with limited liability. Goal Success is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00. On July 25, 2024, the Company subscribed for, and Goal Success allotted and issued to it 1 share for cash at par.

On March 6, 2025, Ms. Seto, Ms. Yip and the Company entered into an agreement whereby Ms. Seto and Ms. Yip transferred their entire shareholding interest in Trendic to the Company’s nominee, Goal Success. The consideration is settled by the Company allotting and issuing 1 Share to each of Ms. Seto and Kilo Wonders (Ms. Yip’s nominee), credited as fully paid and Goal Success allotting and issuing 1 share to the Company credited as fully paid.

On March 31, 2025 for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to (i) sub-divide each of the issued and unissued shares in its share capital of par value US$0.0001 each into 10 shares of par value US$0.00001 each, (ii) to re-classify and re-designate its authorized share capital into 10,000,000,000 shares with a par value of US$0.00001 each comprising of (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each and (iii) to adopt an amended and restated memorandum of association and articles of association reflecting such amended share capital and containing the rights, preferences and privileges attached to each class of shares. Concurrently, Ms. Seto, Prime Crest, Fuji Holdings, Kilo Wonders, Yield Rights and Allied Target surrendered 16,303,760, 1,045,660, 960,300, 1,002,980, 1,045,660 and 981,640 Class A Ordinary Shares to the Company, respectively.

On March 31, 2025, the Company allotted and issued 1,000,000 Class B Ordinary Shares to Ms. Seto for cash at par, and a resolution was passed on March 31, 2025 giving effect to the same. The Company has retroactively presented all shares and per share data for all periods presented.

As at September 30, 2025, the subscription receivables has yet been paid.

On July 23, 2025, the Company completed the initial public offering and listed its Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “TDIC”. With the initial public offering, the Company received aggregate gross proceeds of US$5.4 million from the Offering, prior to deducting underwriting discounts and other offering expenses and a total of 1,340,000 Class A Ordinary Shares were issued.

On August 20, 2025, the Company allotted and issued 6,000,000 Class A Ordinary Shares to various service providers in consideration for marketing and consultancy services to be rendered over a 12-month period, pursuant to a resolution passed on August 18, 2025. The Group rebutted the presumption that the fair value of goods or services received could be measured directly because the consulting services were highly specialized, bespoke in nature, and not comparable to standard market transactions. Observable market prices for similar services were not available, and management determined that any attempt to measure fair value directly would not provide a reliable estimate. Consequently, the fair value of the goods and services received was measured indirectly, by reference to the fair value of the equity instruments granted. The fair value of equity shares granted was determined at the date the services were rendered, by reference to the observable market price of the Company’s shares quoted on NASDAQ on that date. The resulting fair value was recognized as an expense in profit or loss over the period in which the related services were received, with a corresponding increase in equity. Share-based payment expense for the six months ended September 30, 2024 and 2025 were nil and HKD23,500,011, respectively.

On April 20, 2026, the Company effected a 1-for-5 reverse stock split of its then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares (the “Reverse Stock Split”).

Upon the effectiveness of the Reverse Stock Split on April 20, 2026, the Company’s issued and outstanding share capital is adjusted to 7,400,000 ordinary shares, comprised of:

●	7,200,000 Class A ordinary shares (par value US$0.00005 each, with 1 vote per share); and

●	200,000 Class B ordinary shares (par value US$0.00005 each, with 12 votes per share).

No fractional shares were issued in connection with the Reverse Stock Split. All fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

In connection with the Reverse Stock Split, the Company filed an excerpt of the minutes of an extraordinary meeting of shareholders reflecting the relevant changes, with the Registry of Companies of the Cayman Islands on April 2, 2026 to reduce the authorized share capital of the Company from US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each, comprising (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each with 1 vote per share and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each with 12 votes per share to US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each, comprising (a) 1,900,000,000 class A ordinary shares with a par value of US$0.00005 each with 1 vote per share and (b) 100,000,000 class B ordinary shares with a par value of US$0.00005 each with 12 votes per share, the reduction at the same ratio as its reduction in the issued and outstanding shares.

The Company has retroactively presented all shares and per share data for all periods presented. As a result of the issuances and reclassification stated above, The Company had 1,900,000,000 authorized Class A ordinary shares, par value of US$0.00005, of which 5,732,000 and 7,200,000 Class A ordinary shares were issued and outstanding as of March 31, 2025 and September 30, 2025, respectively. The Company had 100,000,000 authorized Class B ordinary shares, par value of US$0.00005, of which 200,000 and 200,000 Class B ordinary shares were issued and outstanding as of March 31, 2025 and September 30, 2025, respectively.

F-53

NOTE – 19 INCOME TAXES

The provision for income taxes consisted of the following:

	Six Months ended September 30,
	2024	2025
	HKD	HKD

Current	$350,000	$85,600
Deferred	-	-

Total income tax expense	$350,000	$85,600

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

BVI

LTV is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands.

Hong Kong

TIL is incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. Under the two-tiered profit tax rates regime, the profit tax rate for the first $2,000,000 assessable profits arising from Hong Kong of qualifying entities are taxed at 8.25%, and assessable profits arising from Hong Kong above $2,000,000 are taxed at the rate of 16.5%. The applicable tax rate is 16.5% in Hong Kong.

Deferred tax

No deferred tax assets or liabilities has been recognized in the unaudited interim condensed consolidated financial statements as the Group did not have material temporary differences arising between the tax bases of assets and liabilities and their carrying amounts as of March 31, 2025 and September 30, 2025.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2025 and September 30, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended March 31, 2025 and six months ended September 30, 2025 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from September 30, 2025.

F-54

NOTE – 20 RELATED PARTY TRANSACTIONS AND BALANCES

The related party of the Company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Ms. Seto Wai Yue	Shareholder and Director of the Company
Exit (HK) Limited	Ms. Seto is a 40% shareholder and sole director of Exit (HK) Limited
Earthling Catering Limited	Ms. Seto is a 64% shareholder and a director of Earthling Catering Limited
Exit Catering Limited	Ms. Seto was a 51% shareholder and director of Exit Catering Limited (Exit Catering Limited was deregistered during the six months ended September 30, 2025)
Exit Operations Limited

Exit Catering Limited was a 60% shareholder and director of Exit Operations Limited

(Following the deregistration of Exit Catering Limited during the six months ended September 30, 2025, Ms. Seto’s beneficial interest in Exit Operations Limited was lost)

I Dao Cao Limited	Brother of Ms. Seto is the sole shareholder and director of I Dao Cao Limited

Amount due from/(to) a shareholder

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD
Seto Wai Yue	$(1,839,193)	$(1,844,451)

On April 10, 2024, Ms. Seto Wai Yue entered into an interest-free loan facility agreement with TIL, for a revolving loan facility agreement of up to HK$12,000,000 for the purposes of paying the costs and expenses in connection with the offering. As of March 31, 2025 and September 30, 2025, loan amount from Ms. Seto is approximately HK$1.78 million and HK$1.80 million respectively. The balances are unsecured, non-interest bearing, and payable on demand. The balances were recorded in current assets/liabilities.

During the six months ended September 30, 2024 and 2025, the proceeds and payments to a shareholder are as follows

	September 30, 2024	September 30, 2025
	HKD	HKD
Proceeds from a shareholder	$7,065,391	$4,379,764
Payments to a shareholder	(4,067,903)	(4,374,506)

Amount due from/(to) a related party

	As of	As of
	March 31, 2025	September 30, 2025
	HKD	HKD

I Dao Cao Limited	$(288,350)	$-
Exit Operations Limited	$1,219,865	$-

* Following Ms. Seto’s lost of beneficial interest in Exit Operations Limited, the balance of HK$1,219,865 has been transferred and remained in other receivables as of September 30, 2025.

F-55

The amount due from Exit Operations Limited represented deposits for café operation for events and has been refunded to the Group subsequent to the reporting period.

Revenue

	Six Months ended September 30,
	2024	2025
	HKD	HKD
Exit Operations Limited	$552,166	$-

Cost of Revenue

	Six Months ended September 30,
	2024	2025
	HKD	HKD
I Dao Cao Limited	204,000	-
Exit (HK) Limited	-	230,759
Exit Operations Limited	264,350	-
	$468,350	$230,759

Defined contribution insurance to Ms. Seto

During the six months ended September 30, 2025 and September 30, 2024, the Company purchased insurance for Ms. Seto with defined contribution of US$40,000 per annum for the period of five years and recorded as selling, general and administrative expenses.

NOTE – 21 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the six months ended September 30, 2024 and 2025, there were individual customer accounts for 10% or more of the Company’s revenues as stated in note 3 above.

Most of the customers are located in Hong Kong.

F-56

(b) Major vendors

For the six months ended September 30, 2024 and 2025, the vendors who accounted for 10% or more of the Company’s cost of revenue and is presented as follows:

Vendors	Percentage of respective fiscal period		Six Months ended September 30,
	2024	2025	2024	2025
			HKD
Vendor A	17.5%	28.5%	$3,535,860	$10,037,975
Vendor B	-%	11.3%	$-	$3,971,363
Vendor C	19.1%	-%	3,851,504	-

Most of the vendors are located in Hong Kong.

(b) Credit risk

Please refer to note 2 for details.

(c) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

(d) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(e) Liquidity risk

Please refer to notes 2, 9 and 17 for details.

NOTE – 22 COMMITMENTS AND CONTINGENCIES

The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

Commitment on investments for event projects

The Company signed few investments for event projects as at March 31, 2025 and September 30, 2025 and there are outstanding commitments for investments of HK$12,798,092 and HK$579,915 respectively. Please also refer Note 10 for details and paid investment amounts.

Except for the above, as of March 31, 2025 and September 30, 2025, the Company has no material commitments or contingencies.

NOTE – 23 SUBSEQUENT EVENTS

The Company has assessed all events from September 30, 2025, up through January 29, 2026 which is the date that these unaudited interim condensed consolidated financial statements are available to be issued, there are not any material subsequent events that require disclosure in these unaudited interim consolidated financial statements except below.

(a)	On November 26, 2025, the Company received a deficiency notice from the staff of the Listing Qualifications Department of the Nasdaq Stock Market LLC notifying the Company that, because the bid price of its listed security had closed at less than US$1.00 per share for 30 consecutive business days, the Company was not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market and the Company was provided 180 calendar days, or until May 26, 2026, to regain compliance.

(b)	On December 3, 2025, the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Hudson Global Ventures, LLC (the “Investor”) pursuant to which the Company will have the right, but not the obligation to sell to the Investor, and the Investor will have the obligation to purchase from the Company up to US$18,000,000 worth of the Company’s ordinary shares (the “Put Shares”) at the Company’s sole discretion over the next 24 months, subject to certain conditions precedent and other limitations. Concurrently with the execution of the Equity Purchase Agreement, the Company agreed to issue 736,018 of the Company’s ordinary shares (the “Commitment Shares”) to the Investor as part of the consideration.

On the same date, the Company also entered into a registration rights agreement with the Investor, pursuant to which the Company agreed to submit to the U.S. Securities and Futures Commission (the “SEC”) an initial registration statement on Form F-1 (the “Registration Statement”) covering the resale of the Commitment Shares and Put Shares, which may have been, or which may from time to time be, issued under the Equity Purchase Agreement for public resale, and to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC.

(c)	On December 31, 2025, the Company held the 2025 Extraordinary General Meeting. It was approved as an ordinary resolution that for the purpose of providing a long-term incentive to further align the interests of Ms. Seto Wai Yue with those of the Company’s shareholders, any Director and/or officer of the Company be and is hereby authorised to allot and issue at any time and from time to time to Seto Wai Yue, so long as she is a director and/or chief executive of the Company, up to a maximum of 9,000,000 Class B Ordinary Shares of the Company, on such terms (including, without limitation, as to consideration) as the disinterested members of the Board shall determine to be fair and in the best interests of the Company at the time of any such issuance.

(d)

On April 20, 2026, the Company effected a 1-for-5 reverse stock split of its then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares (the “Reverse Stock Split”).

Upon the effectiveness of the Reverse Stock Split on April 20, 2026, the Company’s issued and outstanding share capital is adjusted to 7,400,000 ordinary shares, comprised of:

●	7,200,000 Class A ordinary shares (par value US$0.00005 each, with 1 vote per share); and
●	200,000 Class B ordinary shares (par value US$0.00005 each, with 12 votes per share).

No fractional shares were issued in connection with the Reverse Stock Split. All fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

In connection with the Reverse Stock Split, the Company filed an excerpt of the minutes of an extraordinary meeting of shareholders reflecting the relevant changes, with the Registry of Companies of the Cayman Islands on April 2, 2026 to reduce the authorized share capital of the Company from US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each, comprising (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each with 1 vote per share and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each with 12 votes per share to US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each, comprising (a) 1,900,000,000 class A ordinary shares with a par value of US$0.00005 each with 1 vote per share and (b) 100,000,000 class B ordinary shares with a par value of US$0.00005 each with 12 votes per share, the reduction at the same ratio as its reduction in the issued and outstanding shares.

The Company has retroactively presented all shares and per share data for all periods presented. As a result of the issuances and reclassification stated above, The Company had 1,900,000,000 authorized Class A ordinary shares, par value of US$0.00005, of which 5,732,000 and 7,200,000 Class A ordinary shares were issued and outstanding as of March 31, 2025 and September 30, 2025, respectively. The Company had 100,000,000 authorized Class B ordinary shares, par value of US$0.00005, of which 200,000 and 200,000 Class B ordinary shares were issued and outstanding as of March 31, 2025 and September 30, 2025, respectively.

F-57

18,000,000 Class A Ordinary Shares

Dreamland Limited

PROSPECTUS

MAY 4, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Memorandum and Articles of Association provide that every Director (including any alternate Director), Secretary, or other officer for the time being and from time to time of the Company (but not including the Auditor) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, proceeding, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. All of the following issuances were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act as they were made directly by the Company to (i) Ms. Seto, our founder, chief executive officer, director and the controlling shareholder; (ii) Kilo Wonders Group Limited (a company wholly-owned by Ms. Yip); and (iii) Yield Rights Group Limited (a company wholly-owned by Ms. Lau Wing Yu), in each case as part of the Company’s Reorganization. See note 1 and note 21 to our consolidated financial statements included in the prospectus which forms part of this registration statement. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

II-1

On July 5, 2024, upon incorporation of the Company, we issued one ordinary share with a par value of US$0.0001 to Ms. Seto, who owned 100% of our share capital, for purposes of the Reorganization. The one founder share was issued to Ms. Seto at par value.

On August 19, 2024, Ms. Seto and Kilo Wonders Group Limited (a wholly-owned company of Ms. Yip, an independent third party and an existing shareholder of Trendic) subscribed to 19,059 and 940 Class A Ordinary Shares for cash at par, for consideration of US$1.9059 and US$0.094, respectively, for purposes of the Reorganization and placing of shares to Yield Rights as a new investor.

On August 19, 2024, Ms. Seto, Kilo Wonders and Yield Rights Group Limited, or Yield Rights (a wholly-owned company of Ms. Lau Wing Yu, an independent third party), subscribed for 4,500,939, 234,059 and 245,000 Class A Ordinary Shares for cash at par, for consideration of US$450.0939, US$23.4059 and US$24.5. respectively, for purposes of the Reorganization. Ms. Seto and Ms. Yip are existing shareholders of Trendic.

On March 6, 2025, one ordinary share was allotted and issued to each of Ms. Seto and Kilo Wonders (Ms. Yip’s nominee) credited as fully paid in consideration of their transferring their entire equity interest in Trendic to our Group, for purposes of the Reorganization. Historically, our Group was comprised only of Trendic.

On March 31, 2025 for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to create 50,000,000 of Class B Ordinary Shares. In addition, on the same date, the Company amended its memorandum of association to effect a 1:10 forward stock split and to change the authorized share capital to US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each comprising of (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each, and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each. Concurrently, Ms. Seto, Prime Crest, Fuji Holdings, Kilo Wonders, Yield Rights and Allied Target surrendered 16,303,760, 1,045,660, 960,300, 1,002,980, 1,045,660 and 981,640 Class A Ordinary Shares to the Company, respectively.

On March 31, 2025, the Company allotted and issued 1,000,000 Class B Ordinary Shares to Ms. Seto for cash at par.

On April 2, 2026, the Company filed an excerpt of the minutes of an extraordinary meeting of shareholders reflecting the relevant changes, with the Registry of Companies of the Cayman Islands on April 2, 2026 to effect a 5:1 reverse stock split and to change the authorized share capital to US$100,000 divided into 2,000,000,000 shares with a par value of US$0.00005 each, comprising (a) 1,900,000,000 class A ordinary shares with a par value of US$0.00005 each with 1 vote per share and (b) 100,000,000 class B ordinary shares with a par value of US$0.00005 each with 12 votes per share, the reduction at the same ratio as its reduction in the issued and outstanding shares. The Reverse Stock Split became effective on April 20, 2026.

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ITEM 8. EXHIBIT INDEX

(a)	Exhibits.

Exhibit No.	Description of document
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 20-F (File No. 001-42762)
3.2	Stamped secretary’s certificate certifying an excerpt of the ordinary resolutions passed by the shareholders of the Company at the extraordinary general meeting held on April 1, 2026.
4.1	Registrant’s specimen certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 20-F (File No. 001-42762)
5.1	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered
5.2	Opinion of Robertsons regarding certain legal matters as to Hong Kong law
10.1	Form of Indemnification Agreement with the Registrant’s directors (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 20-F (File No. 001-42762)
10.2	Form of Employment Agreement between the Registrant and Ms. Seto Wai Yue (incorporated herein by reference to Exhibit 10.2 to the Company’s Form 20-F (File No. 001-42762)
10.3	Tenancy agreement of Shop No.4 on the Third Floor of iSQUARE. No.63 Nathan Road, Kowloon erected on Kowloon Island Lot No. 7425 between Associated International Hotels Limited as the landlord and Trendic International Limited as the tenant (incorporated herein by reference to Exhibit 10.7 to the Company’s Form 20-F (File No. 001-42762)
10.4	Tenancy agreement of Shop No.1 on the Fourth Floor of iSQUARE. No.63 Nathan Road, Kowloon erected on Kowloon Island Lot No. 7425 between Associated International Hotels Limited as the landlord and Trendic International Limited as the tenant (incorporated herein by reference to Exhibit 10.8 to the Company’s Form 20-F (File No. 001-42762)
10.5	2025 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Company’s Form 20-F (File No. 001-42762) filed on August 6, 2025)
10.6	Equity Purchase Agreement dated December 3, 2025 entered into between by the Company and Hudson Global Ventures, LLC
10.7	Registration Rights Agreement dated December 3, 2025 entered into between by the Company and Hudson Global Ventures, LLC
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Form 20-F (File No. 001-42762) filed on August 6, 2025)
23.1	Consent of TAAD LLP
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Robertsons (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page of the initial filing).
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the Company’s Form 20-F (File No. 001-42762) filed on August 6, 2025)
107	Filing Fee Table

(b)	Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the placement agent agreement, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A.of Form 20-F (17 CFR249.220f)” at the start of any delayed offering or throughout a continuous offering.

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(5) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) aspart of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Actand will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on May 4, 2026.

Dreamland Limited

By:	/s/ Seto Wai Yue
Name:	Seto Wai Yue
Title:	Director and Chief Executive Officer

Dreamland Limited

By:	/s/ Lee Wai Kit
Name:	Lee Wai Kit
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors of Dreamland Limited and executive officers of Dreamland Limited and its subsidiaries hereby severally constitute and appoint, singly (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seto Wai Yue		May 4, 2026
Seto Wai Yue	Executive Director

/s/ Lee Wai Kit		May 4, 2026
Lee Wai Kit	Chief Financial Officer

/s/ Cheung Tan		May 4, 2026
Cheung Tan	Director

/s/ Lui Yi Sin, Edith		May 4, 2026
Lui Yi Sin, Edith	Director

/s/ Lee Wing Yin		May 4, 2026
Lee Wing Yin	Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement in New York, NY on May 4, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President of behalf of Cogency Global, Inc.

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